TRUST INDENTURE

dated as of [__________], 2006

among

GENESIS FUNDING LIMITED,

as the Issuer

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as the Operating Bank and Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as the Cash Manager

PK AIRFINANCE US, INC.,

as the Initial Liquidity Facility Provider

and

FINANCIAL GUARANTY INSURANCE COMPANY

as the Policy Provider

i

Schedules

Schedule 1	-	Initial Aircraft
Schedule 2	-	Issuer Subsidiaries
Schedule 3	-	Initial Leases
Schedule 4	-	Pool Factors
Schedule 5	-	Extended Pool Factors
Schedule 6	-	Minimum Target Principal Balance
Schedule 7	-	Amortization Percentages

Exhibits

Exhibit A-1	-	Form of Note for any subclass of Notes that are Floating Rate Notes
Exhibit A-2	-	Form of Note for any subclass of Notes that are Fixed Rate Notes
Exhibit B	-	Concentration Limits
Exhibit C	-	Insurance Provisions
Exhibit D	-	Form of Monthly Report to Each Noteholder
Exhibit E	-	Form of Certificate of Transfer
Exhibit F	-	Core Lease Provisions
Exhibit G	-	Form of Policy
Exhibit H	-	Form of Compliance Certificate

This TRUST INDENTURE, dated as of [__________], 2006 (this “Indenture”), is made among GENESIS FUNDING LIMITED, a Bermuda exempted company (the “Issuer”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the “Trustee”), DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Cash Manager (the “Cash Manager”), PK AIRFINANCE US, INC., a Delaware corporation (together with its successors and permitted assigns, the “Initial Liquidity Facility Provider”) and FINANCIAL GUARANTY INSURANCE COMPANY, a New York stock insurance company (the “Policy Provider”).

The parties to this Indenture hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For purposes of this Indenture, the following terms have the meanings indicated below:

“Acceleration” means, with respect to the principal, interest and other amounts payable in respect of the Notes, such amounts becoming immediately due and payable by declaration or otherwise. “Accelerate,” “Accelerated” and “Accelerating” have meanings correlative to the foregoing.

“Acceleration Default” means any Event of Default of the type described in Section 4.01(e) or 4.01(f).

“Account” means any or, in its plural form, all of the accounts established pursuant to Section 3.01(a) and any ledger accounts and ledger subaccounts maintained therein in accordance with this Indenture.

“Accrued Class G Interest” means, as of any date of determination, all amounts due and owing in respect of accrued and unpaid interest on the Outstanding Principal Balance of the Class G-1 Notes (less any Policy Drawing previously paid in respect of principal of the Class G-1 Notes) at the Applicable Rate of Interest for such subclass of Notes.

“Acquisition Agreement” means the Asset Purchase Agreement and any agreements pursuant to which Additional Aircraft (or related Aircraft Interest) are acquired.

“Acquisition Date” means, with respect to any Aircraft Interest (and the Aircraft subject to that Aircraft Interest), the “Closing Date” as defined in the Asset Purchase Agreement or “Closing Date” or any comparable term in any other Acquisition Agreement.

“Act” has, with respect to any Holder, the meaning given to such term in Section 1.04(a).

“Additional Aircraft” means any aircraft and any related engine acquired by any Issuer Group Member from a Seller or an Affiliate of a Seller or from any other Person after the Initial Closing Date (other than any Initial Aircraft, Remaining Aircraft or Substitute Aircraft) in

accordance with the provisions hereof (including, in the case of any Additional Aircraft acquired through the issuance of Additional Notes, after obtaining the consent of the Policy Provider and the Initial Liquidity Facility Provider and a Rating Agency Confirmation), including any Aircraft acquired by way of a contribution but excluding any such Aircraft after it has been sold or disposed of by way of a completed Aircraft Sale.

“Additional Issuance” has the meaning given to such term in Section 2.11(a).

“Additional Lease” means, with respect to each Additional Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Additional Aircraft on the Closing Date therefor.

“Additional Notes” means any Notes of any subclass of Notes issued pursuant to this Indenture, the proceeds of which are used, in substantial part, to acquire Additional Aircraft or corresponding Aircraft Interest or to make Conversion Payments.

“Additional Rent” means rent (whether called additional rent, supplemental rent, utilization rent, maintenance reserve or any similar term) that is in addition to a base rent for the Aircraft (regardless of how such base rent is calculated) payable under a Lease based on hours or cycles of operation of the airframe, engines, life-limited engine parts, landing gear and/or auxiliary power unit of an Aircraft, with respect to maintenance of which the lessor under the Lease customarily has a maintenance contribution obligation measured in part by or with reference to such additional rent.

“Affiliate” has the meaning given to such term in Section 5.02(b).

“Aggregate Minimum Principal Payment Amount” means, for any Payment Date, the sum of (x) the aggregate unpaid Minimum Principal Payment Amount, if any, with respect to the previous Payment Dates plus (y) the Minimum Principal Payment Amount for such Payment Date.

“Agreed Currency” has the meaning given to such term in Section 12.07(a).

“Agreed Value Payment” means a payment to be made by or on behalf of a Lessee under a Lease upon or following a Total Loss of an Aircraft with respect to such Total Loss.

“Aircraft” means the Initial Aircraft (or related Aircraft Interest) and the Additional Aircraft (or related Aircraft Interest).

“Aircraft Agreement” means any lease, sublease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a Person (other than a Purchase Option granted to an Issuer Group Member) to purchase an Aircraft, in each case pursuant to which any Person acquires or is entitled to acquire legal title to, or the economic benefits of ownership of, such Aircraft.

“Aircraft Assets Related Documents” means all Issuer Group Leases and related documents and other contracts and agreements including any side letters, assignments of warranties or option agreements of Issuer Group Members the terms of which affect the rights or obligations of any Issuer Group Member in respect of any of the Aircraft.

“Aircraft Conversion” has the meaning given to such term in Section 5.02(i) hereof.

“Aircraft Conversion Account” has the meaning given to such term in Section 3.01(a) hereof.

“Aircraft Interest” means (a) the Ownership Interest in any Person, including without limitation a trust, that owns an aircraft or (b) the Person that holds, directly or indirectly, the interest referred to in clause (a) above. The acquisition or disposition of all of the Aircraft Interest with respect to an Aircraft constitutes, respectively, the acquisition or disposition of that Aircraft.

“Aircraft Purchase Account” has the meaning given to such term in Section 3.01(a).

“Aircraft Purchase Price” has the meaning, with respect to each Aircraft, given to such term in the Acquisition Agreement pursuant to which such Aircraft is purchased by an Issuer Group Member.

“Aircraft Sale” means any sale or other disposition of any Aircraft, including by reason of such Aircraft suffering a Total Loss.

“Allowed Restructuring” has the meaning given to such term in Section 5.02(e).

“Amortization Percentage” means, with respect to the Notes on any Payment Date occurring on or after the Initial Amortization Date, the percentage set forth directly opposite such Payment Date on Schedule 7 to this Indenture.

“Annual Report” has the meaning given to such term in Section 2.14(a).

“Applicable Aviation Authority” means, in relation to any Aircraft, each governmental or regulatory authority that has responsibility for the supervision of civil aviation and/or the registration and operations of civil aircraft in the State of Registration of such Aircraft.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of governmental or regulatory authorities applicable to such Person, including, without limitation, the regulations of each Applicable Aviation Authority applicable to such Person or the Aircraft owned or operated by it or as to which it has a contractual responsibility.

“Applicable Procedures” means, with respect to any transfer or exchange of Beneficial Interests, the rules and procedures of the Depositary, Euroclear or Clearstream and any of their Participants and Indirect Participants that apply to such transfer or exchange.

“Applicable Rate of Interest” means, with respect to each subclass of Notes, as of any date of determination thereof, the interest rate set forth in or determined in accordance with the terms of such subclass of Notes.

“Applicable Regulations” has the meaning given to such term in Section 12.13.

“Appraisers” means Aircraft Information Services, Inc., Airclaims Limited, and BK Associates, Inc.

“Asset Purchase Agreement” means the Asset Purchase Agreement dated as of [__________], 2006 between the Sellers and the Issuer.

“Assumed Base Value” means, with respect to any Payment Date, for any Aircraft, the product of (a) the Average Base Value of such Aircraft and (b) the quotient obtained by dividing the Depreciation Factor applicable to such Aircraft on the Calculation Date related to such Payment Date by the Depreciation Factor applicable to such Aircraft on the Closing Date on which Notes were issued to finance the acquisition of such Aircraft.

“Assumed Portfolio Value” means, in respect of any Payment Date and for all Aircraft in the Portfolio (not including any Aircraft acquired by way of a contribution), the sum of the product, with respect to each Aircraft in the Portfolio on the Calculation Date preceding such Payment Date, of (a) the Average Base Value of such Aircraft and (b) the quotient obtained by dividing the Depreciation Factor applicable to such Aircraft on such Calculation Date by the Depreciation Factor applicable to such Aircraft on the Closing Date on which Notes were issued to finance the acquisition of such Aircraft.

“Authorized Agent” means, with respect to the Notes of any subclass, any authorized Paying Agent or Registrar for the Notes of such subclass.

“Available Amount” means, subject to the proviso contained in Section 3.14(g), at any date of determination, (a) the Maximum Facility Commitment at such time less (b) the aggregate amount of each Facility Drawing under the Initial Liquidity Facility outstanding at such time; provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing, the Available Amount shall be zero.

“Available Budgeted Cash Amount” means, subject to the proviso contained in Section 3.14(g), at any date of determination, (a) an amount equal to the Maximum Budgeted Cash Commitment at such time less (b) the aggregate amount of each Budgeted Cash Shortfall Drawing under the Initial Liquidity Facility outstanding at such time; provided that (i) upon the occurrence of the Budgeted Cash Termination Date or (ii) following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing, the Available Budgeted Cash Amount shall be zero.

“Available Collections” means, as of the close of business on any Calculation Date, amounts on deposit in the Collections Account. The Available Collections with respect to any payment to be made therefrom shall be determined after giving effect to all payments, if any, having priority to such payment under Section 3.09.

“Average Base Value” means (a) in the case of each Initial Aircraft (other than a Substitute Aircraft), the lesser of the mean and median of the Base Values in respect of such Aircraft rendered by each of the Appraisers as of June 30, 2006, (b) in the case of any Substitute Aircraft, the lesser of the mean and median of the Base Values in respect of such Aircraft rendered by each of the Appraisers as of a date not more than six months prior to the date of the acquisition of such Aircraft and (c) in the case of any Additional Aircraft, the lesser of the mean and median of the Base Values in respect of such Aircraft rendered by each of the Appraisers as of a date not more than six months prior to the Closing Date for the issuance of the relevant Additional Notes.

“Avoidance Drawing” has the meaning given to such term in Section 3.15(e).

“Avoided Payment” means any amount paid or required to be paid in respect of the Class G-1 Notes to a holder of such Class G-1 Notes which is avoided under any applicable bankruptcy, insolvency, receivership or similar law in an insolvency proceeding by or against the Issuer, any Issuer Subsidiary, the Initial Liquidity Facility Provider or any other provider of an Eligible Credit Facility and, as a result of such an avoidance event, the Trustee or any holder of any such Class G-1 Notes is required to return all or any portion of such avoided payment made or to be made in respect of such Class G-1 Notes (including any disgorgement from the holders of the Class G-1 Notes resulting from any insolvency proceeding, whether such disgorgement is determined on a theory of preferential conveyance or otherwise).

“Base Value” means the value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of the Aircraft’s “highest and best use”, presuming an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, adjusted to account for the maintenance status of such Aircraft (with such assumptions as to use since the last reported status as may be reasonably stated in the appraisal setting forth such Base Value).

“Basic Terms Modification” has the meaning given to such term in Section 9.01.

“Beneficial Interest” means an indirect beneficial interest in a Global Note held through a corresponding Depositary Interest and shown on, and transferred only through, records maintained in book-entry form by the Depositary (with respect to the Participants) and its Participants. References to Beneficial Interests in a Global Note should be understood to mean Beneficial Interests in the Depositary Interest issued with respect to such Global Note.

“Board” means the Board of Directors of the Issuer.

“Board Resolution” means a copy of a resolution certified as having been duly adopted by the Board of the Issuer and being in full force and effect on the date of such certification.

“Budgeted Cash Amount” means any maintenance expenditure in respect of the Portfolio for major airframe overhauls, engine overhauls, engine life limited parts replacement, auxiliary power unit overhauls and landing gear overhauls and similar expenditures of the type in respect of which Additional Rent is customarily payable.

“Budgeted Cash Account” has the meaning given to such term in Section 3.01(a).

“Budgeted Cash Requirement” means, as of any date of determination thereof, the aggregate Budgeted Cash Amounts that the Manager reasonably anticipates to be payable during the six-month period following such date of determination.

“Budgeted Cash Reserve Account” means the Budgeted Cash Reserve Account and any other Cash Collateral Account established by or pursuant to a Board Resolution designating such Account as a “Budgeted Cash Reserve Account”.

“Budgeted Cash Shortfall” means, as of any date of determination thereof, the extent to which amounts in the Budgeted Cash Account are insufficient to pay in full the Budgeted Cash Amounts then payable or that will become payable during the applicable monthly period (as determined by the Cash Manager after consultation with the Manager).

“Budgeted Cash Shortfall Drawing” has the meaning given to such term in Section 3.14(a)(ii).

“Budgeted Cash Termination Date” means [__________], 2009.

“Business Day” means (i) a day on which commercial banks and foreign exchange markets are open in New York, New York and, with respect to the payment of interest on any Floating Rate Note, a day on which U.S. dollar deposits may be dealt in on the London inter-bank market and, with respect to payments to or withdrawals from the Non-Trustee Accounts, a day on which the financial institution at which such account is located is open for business or (ii) solely with respect to drawings under the Policy, any date other than a Saturday, a Sunday or a day on which (a) the fiscal agent under such Policy, at its office specified in the Policy, (b) the Policy Provider, at its office specified in such Policy, (c) commercial banking institutions in the cities in which the corporate trust office of the Trustee or (d) insurance companies in New York, New York are, in any such case, required or authorized by law or executive order to close or (iii) with respect to the determination of the rate of interest on any Floating Rate Note, a day on which U.S. dollar deposits may be dealt in on the London inter-bank market.

“Calculation Date” means the fifth Business Day immediately preceding a Payment Date.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001.

“Capital Account” has the meaning given to such term in Section 3.01(a).

“Cash Collateral Account” means each Eligible Credit Facility established as an Account pursuant to Section 3.01(m). The Issuer shall not be deemed a provider of an Eligible Credit Facility with respect to any Cash Collateral Account.

“Cash Management Agreement” means the Cash Management Agreement dated as of the Initial Closing Date among the Cash Manager, the Trustee, the Security Trustee and the Issuer.

“Cash Manager” means the Person acting, at the time of determination, in the capacity of the cash manager under the Cash Management Agreement or any replacement agreement therefor. The initial Cash Manager is Deutsche Bank Trust Company Americas.

“Class A Shares” means the shares issued by the Issuer and designated as such in accordance with its constitutional documents.

“Class B Shares” means the shares issued by the Issuer and designated as such in accordance with its constitutional documents.

“Class B Share Payment” means, with respect to each Payment Date, $833.

“Class B Shareholder Account” has the meaning given to such term in Section 3.01(a).

“Class G-1 Notes” means the Initial Notes that are designated Class G-1 Notes with an initial Outstanding Principal Balance not to exceed $810,000,000, and all Notes, if any, issued in replacement or substitution therefor.

“Class G-1 Note Target Price” means, as of any date of determination thereof and with respect to any Aircraft (not including any Aircraft acquired by way of a contribution, the Note Target Price for which shall be zero), an amount equal to the product of the Designated Percentage with respect to such Aircraft and the then (determined after the intended application of Available Collections (but without taking into account any Net Sale Proceeds or Total Loss Proceeds from the sale, disposition or total loss of such Aircraft) as of the next succeeding Payment Date) aggregate Outstanding Principal Balance of the Class G-1 Notes (less any Policy Drawings previously paid in respect of principal of the Class G-1 Notes).

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Closing Date” means in the case of (a) the Initial Notes and the Initial Aircraft, the Initial Closing Date, (b) any Refinancing Notes or Additional Notes, the relevant date of issuance of such Securities and (c) any Additional Aircraft or Aircraft Conversion, the date of issuance of the Additional Notes issued to finance the acquisition of such Additional Aircraft or such Aircraft Conversion.

“Code” means the Internal Revenue Code of 1986 as amended.

“Collateral” has the meaning given to such term in the Security Trust Agreement.

“Collections” means without duplication (a) Rental Payments and all other amounts received by any Issuer Group Member pursuant to any Lease or Related Collateral Document (other than any amounts transferred from the Rental Account to the Budgeted Cash Account pursuant to Section 3.01(g)), (b) amounts transferred from any Cash Collateral Account to the Collections Account pursuant to Section 3.01(m) or from the Budgeted Cash Account to the Collections Account pursuant to Section 3.01(q), (c) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing, (d) amounts received by an Issuer Group Member in connection with any Aircraft Sale or otherwise received under any Aircraft Agreement, including sale proceeds, Total Loss Proceeds, Agreed Value Payments, proceeds of Repossession Insurance, Requisition Compensation and all Partial Loss Proceeds, less, in each case, any expenses payable by such Issuer Group Member to any Person that is not an Issuer Group Member in connection therewith, (e) amounts received by any Issuer Group Member from insurance with respect to any Aircraft, (f) any amounts transferred from a Lessee Funded Account or from the Security Deposit Account into the Collections Account in accordance with Section 3.08, (g) any Hedge Payments, (h) the proceeds of any Investments of the funds in the Accounts (except (i) to the extent that any such proceeds are required to be paid over to any Lessee under a Lease or (ii) the proceeds of any Investments of the funds in the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account), (i) any amounts transferred from any Aircraft Purchase Account into the Collections Account in accordance with Section 3.03, (j) any amounts transferred from the Aircraft Conversion Account into the Collections Account in accordance with Section 3.08(j), (k) any amounts received by an Issuer Group Member under an Acquisition Agreement, including any loss proceeds and other amounts under the second sentence of Section 4.2, Section 5.2 and/or Section 5.3 of the Asset Purchase Agreement and any Non-Delivery Payments, and (l) any other amounts received by any Issuer Group Member (including any amounts received from any other Issuer Group Member, whether by way of distribution, dividend, repayment of a loan or otherwise, and any proceeds received in connection with any Allowed Restructuring); provided that Collections shall not include (i) payments under the Policy, (ii) Segregated Funds transferred to a Lessee Funded Account, (iii) security deposits under any Lease that are not Segregated Funds transferred to the Security Deposit Account, (iv) amounts deposited in the Defeasance/Redemption Account or the Refinancing Account in connection with a Redemption (except any amounts that are amounts under clauses (a) through (l) above), (v) amounts received in connection with a Refinancing, (vi) amounts in the Capital Account and, except as provided above with respect to any amounts transferred therefrom to the Collections Account, amounts in any Cash Collateral Account, the Aircraft Purchase Account and the Aircraft Conversion Account, (vii) amounts not payable to an Issuer Group Member, expenses incurred in connection with the receipt of any Collections or amounts otherwise not to be included as Collections pursuant to any Related Document and (viii) payments under the Initial Liquidity Facility, in each case subject to the restrictions set forth in this Indenture.

“Collections Account” has the meaning given to such term in Section 3.01(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Concentration Default” means an Event of Default under Section 4.01(d) as a result of a breach of the agreements under Section 5.03(a) which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition (other than in respect of any Aircraft acquired by way of contribution) pursuant to an Aircraft Agreement as of the date of such Aircraft Agreement regardless of whether such sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of such Aircraft Agreement.

“Concentration Limits” has the meaning given to such term in Section 5.03(a).

“Contribution Amounts” has the meaning given to such term in Section 3.16.

“Control” has the meaning given to such term in Section 5.02(b). “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Controlling Party” means, at any time of determination, the Policy Provider until such time as the Class G-1 Notes and the Policy Provider Obligations have been paid or repaid in full except that if a Policy Provider Default has occurred and is continuing, the Controlling Party shall be the Trustee; provided that in the case of any Eligible Credit Facility (other than the Initial Liquidity Facility so long as the Initial Liquidity Facility Provider is an Affiliate of the initial Servicer or any other Eligible Credit Facility for so long as it is provided by the initial Servicer or any Affiliate of the initial Servicer), if and only if so provided in the Board Resolution providing for such Eligible Credit Facility, at any time from and including the date that is no earlier than 30 months from the earliest to occur of (a) the date on which the entire amount available under such Eligible Credit Facility (other than any Eligible Credit Facility in the form of a Cash Collateral Account) shall have been drawn (except as a result of (i) a Downgrade Drawing or (ii) a Non-Extension Drawing, in each case not applied to pay any Required Expenses Shortfalls, Senior Hedge Payments Shortfalls, Liquidity Facility Interest Class G Shortfalls or Budgeted Cash Shortfalls) and remain unreimbursed and (b) the date on which the Notes shall have been Accelerated, the provider of such Eligible Credit Facility shall have the right to elect, by at least 15 Business Days’ prior Written Notice to the Trustee and the Policy Provider, to become the Controlling Party (in place of the Policy Provider or the Trustee, as applicable) thereafter (subject to the next succeeding proviso) but only for so long as any Credit Facility Obligations due to such provider remain unpaid; provided further, that if, notwithstanding the foregoing, within 15 Business Days after its receipt of any such Written Notice from such provider of such Eligible Credit Facility (which notice may be given on or after the fifteenth Business Day prior to the end of such 30-month period) the Policy Provider pays to such provider of such Eligible Credit Facility all outstanding Credit Facility Obligations owing to such provider of such Eligible Credit Facility in respect of its Eligible Credit Facility, and interest accrued thereon to such date, the Policy Provider (if it otherwise would have been the Controlling Party) shall remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing. At any time after such 30-month period, if a Policy Provider Default has occurred and is continuing and the provider of such Eligible Credit Facility does not elect to be the Controlling Party or if no Credit Facility Obligations remain outstanding, then the Trustee shall continue to be the Controlling Party.

“Conversion Agreement” means an aircraft modification agreement which provides for an Aircraft to undergo an Aircraft Conversion.

“Conversion Payment” has the meaning given to such term in Section 5.02(i) hereof.

“Core Lease Provisions” has the meaning given to such term in Section 5.03(e) hereof.

“Corporate Obligations” has the meaning given to such term in Section 11.02(a).

“Corporate Trust Office” means, with respect to the Trustee for each subclass of Notes, the office of such Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is 60 Wall Street, MS NYC60-2606, New York, NY 10005, Attention: Corporate Trust & Agency Services - Structured Finance Services, or at such other address as the Trustee may designate from time to time.

“Costs” means liabilities, obligations, damages, judgments, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation).

“Covenant Defeasance” has the meaning given to such term in Section 11.01(b).

“Credit Facility Advance Obligations” means all Credit Facility Obligations other than (i) Credit Facility Expenses and (ii) Special Indemnity Payments.

“Credit Facility Expenses” means all Credit Facility Obligations other than (i) the principal amounts under, or the principal amount of any drawings under any Eligible Credit Facility, (ii) interest accrued on Credit Facility Obligations and (iii) Special Indemnity Payments.

“Credit Facility Obligations” means all principal (including principal of any Budgeted Cash Shortfall Drawings), interest, fees, expenses, indemnities, costs and other amounts owing to or incurred by the providers of Eligible Credit Facilities.

“Default” means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Notice” means a notice given pursuant to Section 4.02, declaring all outstanding principal of and accrued and unpaid interest on the Notes to be immediately due and payable.

“Defeasance/Redemption Account” has the meaning given to such term in Section 3.01(a).

“Deficiency Class G Shortfall” has the meaning given to such term in Section 3.07(g)(ii).

“Deficiency Drawing” has the meaning given to such term in Section 3.15(b).

“Definitive Notes” has the meaning given to such term in Section 2.07(a).

“Depositary” means The Depository Trust Company, its nominees and its and their respective successors, as registered holder of Beneficial Interests representing Global Notes.

“Depositary Interest” means a certificateless depositary interest created under this Indenture representing a 100% beneficial interest in a Global Note.

“Depreciation Factor” means, with respect to each Aircraft on any date of determination, the product of [1 - ((1-R)/L)×A] and (1+I)A/12, where “R” equals 0.10 for wide-body and classic airframes and 0.12 for all other airframe types, “L” equals the Expected Useful Life of such Aircraft expressed in months, “A” equals the current age of such Aircraft in months from the date of its manufacture (as provided in Schedule 1 hereto or, with respect to any Substitute Aircraft or Additional Aircraft, as reasonably determined by the Manager (subject to the approval of the Policy Provider)) and I equals 0.02; provided that, with respect to each Additional Aircraft (not including any Additional Aircraft acquired by way of a contribution, in which case the Depreciation Factor shall be determined by the Manager), the Depreciation Factor shall be determined by the Board (subject to the consent of the Policy Provider) in connection with the issuance of the Additional Notes funding the acquisition of such Additional Aircraft.

“Designated Percentage” means, as of any date of determination thereof and with respect to any Aircraft, the percentage obtained by dividing the then most recent Assumed Base Value of such Aircraft by the then most recent Assumed Portfolio Value of all Aircraft.

“Developed Markets” has the meaning determined, from time to time, in accordance with Exhibit B.

“Direction” has the meaning given to such term in Section 1.04(c).

“Director” means a member of board of directors of the Issuer.

“Downgrade Drawing” has the meaning assigned to such term in Section 3.14(c).

“Downgrade Event” has the meaning assigned to such term in the Initial Liquidity Facility.

“DSCR” means, as of any Calculation Date, the amount obtained by dividing (a) the amount of DSCR Available Cash as of such Calculation Date by (b) the sum of (i) the DSCR Aggregate Interest Amount for the related Payment Date and (ii) the DSCR Aggregate Minimum Principal Amount for such Payment Date.

“DSCR Aggregate Interest Amount” means, with respect to any Payment Date occurring after [__________], 2009, the sum of (a) the Interest Amount on the Notes for such Payment Date plus the net amounts payable (or minus the net amounts receivable) under any Hedge Agreement on such Payment Date (whether or not actually paid or received on such Payment Date) and (b) (without duplication) the aggregate Interest Amount on the Notes for the previous five Payment Dates plus the net amounts payable (or minus the net amounts receivable) under any Hedge Agreement on the related Payment Date (whether or not actually paid or received on such Payment Date).

“DSCR Aggregate Minimum Principal Amount” means, with respect to any Payment Date occurring after [__________], 2009, the sum of (a) the Minimum Principal

Payment Amount for such Payment Date and (b) (without duplication) the aggregate Minimum Principal Payment Amount for the previous five Payment Dates.

“DSCR Available Cash” means, as of any Calculation Date, an amount equal to the difference between (a) the sum of the aggregate Rental Payments (excluding Additional Rent payments) actually received by the Issuer Group during the six-month period ending on such Calculation Date and (b) the sum of the aggregate Re-leasing Expenses incurred by the Issuer Group during the six-month period ending on such Calculation Date.

“DSCR Failure” means the occurrence on two consecutive Payment Dates, each occurring after the 34th month and through the 59th month after the Initial Closing Date, of the amount of DSCR for each such Payment Date equaling less than 1.80.

“DTC” means the Depositary.

“Eligibility Requirements” has the meaning given to such term in Section 2.03(b).

“Eligible Account” means (a) a segregated trust account maintained on the books and records of an Eligible Institution in the name of the Security Trustee as a Securities Account under, and as defined in, the Security Trust Agreement; provided that no Cash Collateral Account may be maintained with a liquidity provider at any time at which the Issuer holds any participation in the liquidity facility unless written confirmation shall have been received from each Rating Agency prior to such time to the effect that such maintenance of the Cash Collateral Account with the liquidity provider will not result in a withdrawal or downgrading of the ratings of the Notes, (b) an account maintained on the books and records of an Eligible Institution (so long as such Eligible Institution has a long-term unsecured debt rating of at least AA- by Standard & Poor’s and Aa3 by Moody’s) in the name of an Issuer Group Member as a Non-Trustee Account in compliance with the terms of the Security Trust Agreement and (c) the Irish VAT Refund Account.

“Eligible Credit Facility” means (a) the Initial Liquidity Facility provided by the Initial Liquidity Facility Provider, (b) any credit agreement, letter of credit, guarantee, credit or liquidity enhancement facility, term loan facility or other credit facility provided by, or supported by a further such credit facility provided by, an Eligible Provider in favor of any Issuer Group Member and subjected to the lien of the Security Trust Agreement and designated by the Board as an Eligible Credit Facility and (c) any Eligible Account established for the purpose of providing like credit or liquidity support and designated by the Board as an Eligible Credit Facility.

“Eligible Institution” means (a) Deutsche Bank Trust Company Americas in its capacity as the Operating Bank and as Trustee in respect of any Eligible Account, so long as it (i) has either (A) a long-term unsecured debt rating of A (or the equivalent) or better by each Rating Agency or (B) a short-term unsecured debt rating of A-1 by Standard & Poor’s and P-1 by Moody’s and (ii) can act as a securities intermediary under the New York Uniform Commercial Code; (b) any bank not organized under the laws of the United States of America so long as it has either (i) a long-term unsecured debt rating of A or better by Standard & Poor’s or A2 or better by Moody’s or (ii) a short-term unsecured debt rating of A-1+ by

Standard & Poor’s or P-1 or better by Moody’s; and (c) any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws) appointed as the Operating Bank in respect of any Eligible Account, so long as it (i) has either (A) a long-term unsecured debt rating of AA (or the equivalent) or better by each Rating Agency or (B) a short-term unsecured debt rating of A-l+ by Standard & Poor’s and P-1 by Moody’s and (ii) can act as a securities intermediary under the New York Uniform Commercial Code, including a Person providing an Eligible Credit Facility so long as such Person shall otherwise so qualify and shall have waived all rights of set-off and counterclaim with respect to the account to be maintained as an Eligible Account.

“Eligible Provider” means a Person (other than any Issuer Group Member or any Affiliate thereof) whose short-term or long-term (as the case may be) unsecured debt rating or short-term or long-term (as the case may be) unsecured issuer credit rating, as the case may be, issued by each of the Rating Agencies are equal to or higher than the Threshold Rating, or whose obligations under the Initial Liquidity Facility or any other Eligible Credit Facility are guaranteed by an Affiliate whose short-term or long-term (as the case may be) unsecured debt rating or short-term or long-term (as the case may be) unsecured issuer credit rating, as the case may be, issued by each of the Rating Agencies are equal to or higher than the Threshold Rating, or is otherwise designated as an Eligible Provider by the Board subject to the prior written consent of the Policy Provider and receipt of a Rating Agency Confirmation.

“Encumbrance” has the meaning given to such term in Section 5.02(b).

“Engine” means each engine installed (or constituting a spare for an engine installed) on any Aircraft, including any engine replacing a previously installed engine under the relevant Lease, and any and all Parts incorporated in, installed on or attached to any such engine.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning, with respect to a subclass of Notes, given to such term in Section 4.01.

“Excess Policy Rate” has the meaning given to such term in the Policy Provider Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expected Final Payment Date” means with respect to (a) the Class G-1 Notes, [__________], 2011 and (b) any Refinancing Notes or Additional Notes, the Expected Final Payment Date, if any, established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes.

“Expected Useful Life” means, with respect to each Initial Aircraft, 25 years from the date of manufacture (or, in the case of cargo aircraft, 30 years from the date of manufacture) and, with respect to any Additional Aircraft (not including any Additional Aircraft acquired by way of a contribution) or Aircraft subject to an Aircraft Conversion, the “Useful Life”

established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of Additional Notes to fund the acquisition of such Additional Aircraft or such Aircraft Conversion (in any such case, subject to the consent of the Policy Provider and the receipt of a Rating Agency Confirmation).

“Expense Account” has the meaning given to such term in Section 3.01(a).

“Expenses” means, collectively, any fees, costs or expenses Incurred or other amounts payable by an Issuer Group Member in the course of the business activities permitted under Section 5.02(e), including, without limitation, (i) any fees, expenses and indemnification amounts (including, without limitation, any and all claims, expenses, obligations, liabilities, losses, damages and penalties) of, or owing to, the Trustee, the Board, any officer of any Issuer Group Member, the Security Trustee, the Operating Bank, any Authorized Agent, the Manager, the Cash Manager, the Servicer, the Sellers and any other Service Provider, (ii) any premiums on the liability insurance required to be maintained for the benefit of the Board, (iii) all Taxes payable by the Issuer Group Members by reason of the business activities permitted under Section 5.02(e) and the other activities described in and permitted under the Related Documents, (iv) any Credit Facility Expenses, (v) any Policy Expenses, (vi) any amounts payable to Lessees in accordance with the Leases (to the extent not otherwise provided for by Segregated Funds), (vii) subject to a limit of 2% of the average monthly head lease rent with respect to the relevant Aircraft (or other amount approved by a Board Resolution with a Rating Agency Confirmation and the prior written consent of the Policy Provider with respect thereto) with respect to each Issuer Subsidiary entitled thereto, the shortfall between Rental Payments received by or on behalf of such Issuer Subsidiary in respect of a Lease of such Aircraft and the amount payable by such Issuer Subsidiary, as head lease rent with respect to such Aircraft, to another Issuer Group Member that is the owner of such Issuer Subsidiary and (viii) any up-front payments payable on the Initial Closing Date in connection with the entering into of the Initial Hedge Agreements, and subject to a limit of $5,000,000, any up-front payments payable by an Issuer Group Member in connection with any future hedge arrangements permitted under Section 5.02(e)(iv); provided, however, that, except as expressly provided herein, Expenses shall not include (i) any amount payable on the Securities or under any Hedge Agreement, any Policy Premium or Policy Redemption Premium or any interest accrued on any Policy Premium or Policy Redemption Premium, any Special Indemnity Payment or any Credit Facility Advance Obligations or (ii) to the extent there would otherwise be a deduction for an Expense of an amount already deducted in the determination of “Collections”, any expense referred to in clause (d) of the definition of “Collections”.

“Extended Pool Factor” means, with respect to each subclass of Notes, the “Extended Pool Factor” set forth in Schedule 5 hereto or in the appendix to such Notes, as the same may be adjusted in accordance with Section 3.12.

“Extension Amount” has the meaning given to such term in Section 3.10.

“Facility Drawing” has the meaning given to such term in Section 3.14(a).

“Final Drawing” has the meaning assigned to such term in Section 3.14(i).

“Final Maturity Date” means with respect to (a) the Initial Notes, [__________], 2032 and (b) any Refinancing Notes or Additional Notes, the date specified in the form of such Notes.

“Final Order” means in respect of an Avoided Payment, a final, nonappealable order of a court exercising jurisdiction in an insolvency proceeding by or against the Issuer, any Issuer Group Member, the Initial Liquidity Facility Provider or any other provider of an Eligible Credit Facility.

“Final Policy Election” has the meaning assigned to such term in Section 3.15(c).

“Fixed Rate Notes” means any Refinancing Notes or Additional Notes issued with a fixed rate of interest.

“Floating Rate Notes” means the Class G-1 Notes and any Refinancing Notes or Additional Notes issued with a floating or variable rate of interest.

“Future Lease” means, with respect to each Aircraft, any aircraft lease agreement as may be in effect at any time after the Closing Date on which Notes were issued to finance the acquisition of such Aircraft between an Issuer Group Member (as lessor) and a Person not an Issuer Group Member (as lessee), in each case other than any Initial Lease or Additional Lease; provided that if, under any sub-leasing arrangement with respect to an Aircraft, the lessor thereof agrees to receive payments or collateral directly from, or is to make payments directly to, the sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease”, and the sub-lessee shall constitute the related “Lessee” with respect to such Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.

“GAAP” means generally accepted accounting principles in the United States.

“Global Notes” means any Rule 144A Global Notes and Regulation S Global Notes.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” when used as a verb has a corresponding meaning.

“Guaranty” means the Guaranty dated as of the Initial Closing Date issued by General Electric Capital Corporation in accordance with the terms of the Asset Purchase Agreement.

“Hedge Agreement” means any interest rate or currency swap, cap, floor, Swaption, or other interest rate or currency hedging agreement between the Issuer and any Hedge Provider existing on the Initial Closing Date (including the Initial Hedge Agreements) or entered into in accordance with Section 5.02(e)(iv).

“Hedge Breakage Costs” means any amounts payable by any Issuer Group Member to a Hedge Provider as a result of any early termination (however described or defined therein) of any Hedge Agreement.

“Hedge Overview Services Agreement” means the Hedge Overview Services Agreement dated as of the Initial Closing Date between the Hedge Services Provider and the Issuer.

“Hedge Payment” means a net payment to be made by a Hedge Provider into the Collections Account under a Hedge Agreement and includes any such payment made by a guarantor under any related Hedge Guarantee or any termination payment received from any counterparty to a Hedge Agreement.

“Hedge Provider” means the counterparty to any Issuer Group Member under any Hedge Agreement.

“Hedge Services Provider” means the Person acting, at the time of determination, in the capacity of the hedge services provider under the Hedge Overview Services Agreement. The initial Hedge Services Provider will be Citibank, N.A.

“Holder” or “Noteholder” means (a) in the case of any global note, the owner of the securities entitlement thereof and (b) in the case of any definitive note, the Person in whose name such Note is registered from time to time.

“Incur” has the meaning given to such term in Section 5.02(f).

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the U.S., (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (g) all Indebtedness of other Persons Guaranteed by such Person.

“Indenture” has the meaning given to such term in the preamble hereof.

“Independent Director” means a Person that is not at the time of its appointment or at any time when such Person is serving as an Independent Director and has not been for the five years prior to its appointment as an Independent Director (i) an employee, officer, director, consultant, customer or supplier, or the beneficial holder (directly or indirectly) of more than 5% of any Ownership Interest, of the initial Servicer, the initial Manager, the Issuer or any Affiliate of any such Person, or (ii) a spouse of, or Person related to (but not more remote than first cousins), a Person referred to at (i) above.

“Indirect Participant” means a Person who holds an interest through a Participant.

“Initial Aircraft” means each of the aircraft identified in Schedule 1 hereto (including any related Engines and Parts and any Remaining Aircraft) and any Substitute Aircraft, excluding any such aircraft (or related Aircraft Interest) sold or disposed of (directly or indirectly) by way of a completed Aircraft Sale and any Remaining Aircraft for which a Substitute Aircraft is acquired pursuant to the Asset Purchase Agreement.

“Initial Amortization Date” means [__________], 2009.

“Initial Closing Date” means [__________], 2006.

“Initial Equity Amount” means an amount not less than $[__________].

“Initial Expenses” means Expenses related to the issuance of the Initial Notes and the acquisition of the Initial Aircraft on the Initial Closing Date, except that the foregoing shall not include any Expenses related to the acquisition of the Remaining Aircraft incurred after the Initial Closing Date.

“Initial Hedge Agreements” means the series of monthly forward contracts under the ISDA Master Agreement dated as of [__________], 2006 between the Issuer and Citibank, N.A.

“Initial Lease” means, with respect to each Initial Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Initial Aircraft in existence at the date of this Agreement and specified in Schedule 1 to the Asset Purchase Agreement or with respect to any Substitute Aircraft described therein, as such agreement may be amended, modified, extended, supplemented, assigned or novated from time to time.

“Initial Liquidity Facility” means the Revolving Credit Agreement dated as of the Initial Closing Date among the Initial Liquidity Facility Provider, the Issuer and the Cash Manager, as amended from time to time in accordance with its terms and as replaced and so designated pursuant to Section 3.14(e)(iii).

“Initial Liquidity Facility Non-Consent Event” means the occurrence of (i) the payment of the Notes in full (other than any Refinancing Notes that are Notes so long as the Notes covered by the Initial Liquidity Facility have been paid in full with the proceeds of the issuance of such Refinancing Notes, such Refinancing Notes are not covered by the Initial Liquidity Facility and the Initial Liquidity Facility has been terminated in connection with such

Refinancing), (ii) the termination of the Initial Liquidity Facility, and (iii) the payment of all Credit Facility Obligations owed to the Initial Liquidity Facility Provider in full.

“Initial Liquidity Facility Provider” means PK AirFinance US, Inc., a Delaware corporation, and its successors and permitted assigns, or any provider of an Eligible Credit Facility so designated by a Board Resolution.

“Initial Liquidity Payment Account” has the meaning given to such term in Section 3.01(a).

“Initial Notes” means the Class G-1 Notes issued on the Initial Closing Date.

“Initial Outstanding Balance” means, with respect to any subclass of Notes, the initial Outstanding Principal Balance thereof on the date of issuance of such Notes.

“Initial Purchasers” means Citigroup Global Markets Inc., Wachovia Securities LLC, J.P. Morgan Securities Inc. and Credit Suisse (USA), Inc.

“Insolvency Proceeding” means any proceeding of the type referred to in Section 4.01(e) or (f) hereof in respect of the Issuer.

“Insured Minimum Principal Payment Amount” means, with respect to the Payment Date following each Calculation Date occurring on or after 24 months after the date of an Event of Default under Section 4.01(a) or 4.01(b) hereof that is continuing or an Acceleration of the Notes, the excess, if any, of (a) the Outstanding Principal Balance of the Notes as of such Payment Date (less any Policy Drawings previously paid in respect of principal of the Class G-1 Notes) over (b) the Minimum Target Principal Balance of the Class G-1 Notes on the Payment Date that preceded such Payment Date by 24 months.

“Intercompany Loan” has the meaning given to such term in Section 5.02(f).

“Interest Accrual Period” means, as to each subclass of Notes, each of the following periods: the period commencing on (and including) the relevant Closing Date and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided that the final Interest Accrual Period with respect to any subclass of Notes shall end on but exclude the date such subclass of Notes is repaid in full. Account balances with respect to each Interest Accrual Period shall be determined by reference to the balances of funds on deposit in the Accounts as of the close of business on the Calculation Date immediately preceding the Payment Date at the end of such Interest Accrual Period.

“Interest Amount” means, with respect to each subclass of Notes, on any Payment Date, (a) the amount of interest accrued and unpaid to such Payment Date at the Applicable Rate of Interest with respect to such subclass of Notes for the Interest Accrual Period ending on such Payment Date, determined in accordance with the terms of such subclass of Notes, plus (b) interest at the rate specified in clause (a) above on any Interest Amount due but not paid on any prior Payment Date.

“Interest Class G Drawing” means a Policy Drawing made pursuant to Section 3.15(a).

“Interest Class G Shortfall” has the meaning given to such term in Section 3.07(g)(i).

“Investment” has the meaning given to such term in Section 5.02(c).

“Investment Earnings” means investment earnings on funds on deposit in any Account net of losses and investment expenses of the Cash Manager in making such investments.

“Irish Account Charge” has the meaning given to such term in Section 3.01(a) hereof.

“Irish Paying Agent” has the meaning given to such term in Section 2.03(a). The initial Irish Paying Agent shall be Deutsche International Corporate Services (Ireland) Limited.

“Irish VAT Refund Account” has the meaning given to such term in Section 3.01(a) hereof.

“Issuer” has the meaning set forth in the preamble hereof.

“Issuer Group” means the Issuer and each Issuer Subsidiary.

“Issuer Group Member” means the Issuer or an Issuer Subsidiary.

“Issuer Subsidiary” means each direct or indirect subsidiary of the Issuer (including each trust of which the Issuer or a subsidiary thereof is the holder of the beneficial interest) existing on the Initial Closing Date and listed on Schedule 2 to this Indenture and any other direct or indirect subsidiary (including any such trust) of the Issuer.

“Junior Claim” means (a) with respect to Expenses, all other Obligations and (b) with respect to any other Obligations, all Obligations, in each case, as to which the payment of such other Obligations constitute a Prior Ranking Amount.

“Junior Claimant” means the holder of a Junior Claim.

“Junior Representative” means, as applicable, the Trustee with respect to any Junior Claim consisting of any subclass of Notes of which it is the Trustee and any other Person acting as the representative of one or more Junior Claimants.

“Leases” means the Initial Leases, the Future Leases and the Additional Leases.

“Legal Defeasance” has the meaning given to such term in Section 11.01(b).

“Lessee” means each Person who is the lessee of an Aircraft from time to time leased from an Issuer Group Member pursuant to a Lease.

“Lessee Funded Account” has the meaning given to such term in Section 3.01(a).

“LIBOR” means the London interbank offered rate for one month U.S. dollar deposits, determined pursuant to the Reference Agency Agreement, or such other interest rate so denominated, with respect to any Additional Notes or Refinancing Notes, in an indenture supplemental hereto for any such Notes or in the form thereof.

“Liquidity Facility Drawing” has the meaning given to such term in Section 3.14(a).

“Liquidity Facility Event of Default” has the meaning assigned to such term in the Initial Liquidity Facility.

“Liquidity Facility Interest Class G Shortfall” has the meaning given to such term in Section 3.07(f) hereof.

“Liquidity Facility Reserve Account” means the Liquidity Facility Reserve Account and any other Cash Collateral Account established by or pursuant to a Board Resolution designating such Account as a “Liquidity Facility Reserve Account”.

“Liquidity Guarantor” has the meaning assigned to such term in the Initial Liquidity Facility.

“Listing Agent” means A&L Listing Limited.

“Management Agreement” means the Management Agreement dated as of the Initial Closing Date among the Manager, the Replacement Manager (as defined therein), the Issuer, the Issuer Subsidiaries party thereto, the Policy Provider, the Trustee and the Security Trustee.

“Manager” means the person acting, at the time of determination, in the capacity as the manager of the Issuer and the Issuer Subsidiaries under the Management Agreement or any replacement agreement therefore. The initial Manager is Genesis Lease Limited, a Bermuda exempted company.

“Material Hedge Agreement Terms” means events of default, termination events, additional termination events, subordinated hedge payment provisions, Policy Provider step-in rights, Policy Provider consent rights to amendments, assignments and transfers, provisions relating to the obligation of the Hedge Provider to any Issuer Group Member to post collateral, find a replacement counterparty or take other remedial action upon a downgrade in its credit rating (together with the associated ratings thresholds) and a provision stating that the Policy Provider is an intended third-party beneficiary.

“Maximum Budgeted Cash Commitment” has the meaning assigned to such term in the Initial Liquidity Facility.

“Maximum Commitment” has the meaning assigned to such term in the Initial Liquidity Facility.

“Maximum Facility Commitment” has the meaning assigned to such term in the Initial Liquidity Facility.

“Minimum Class G Principal Shortfall” has the meaning given to such term in Section 3.07(g)(iii) hereof.

“Minimum Principal Payment Amount” means, with respect to any subclass of Notes, as of any Payment Date, the product of (i) the Amortization Percentage for such Payment Date (which, prior to the Initial Amortization Date, shall be zero) and (ii) the Initial Outstanding Balance of such subclass of Notes, except that, if an Aircraft Sale occurs with respect to any Aircraft (not including any Aircraft acquired by way of contribution) prior to the Expected Final Payment Date or any Aircraft is not acquired by an Issuer Group Member prior to the Delivery Expiry Date under and as defined in the Asset Purchase Agreement or the acquisition thereof is rescinded pursuant to the terms of the Asset Purchase Agreement, the “Minimum Principal Payment Amount” shall also include, with respect to the Payment Date next occurring after such event (and each subsequent Payment Date until paid), an amount equal to the Class G-1 Note Target Price for such Aircraft (it being agreed that such a Minimum Principal Payment Amount in the amount of the Class G-1 Note Target Price shall not be treated as a redemption for any purpose herein and no Policy Redemption Premium shall be payable in connection therewith).

“Minimum Target Principal Balance” means, with respect to the Notes on any Payment Date, the amount set forth in Schedule 6 to this Indenture for such Payment Date, subject to adjustments set forth therein.

“Modification Payment” has the meaning given to such term in Section 5.02(i).

“Monthly Report” has the meaning given to such term in Section 2.14(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Sale Proceeds” means, with respect to any sale or other disposition of any assets, the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions and other similar fees and commissions (including fees received by the Servicer under the Servicing Agreement), (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the cost of any modifications to the asset made in connection with its sale or other disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

“No Proceeds Drawing” has the meaning assigned to such term in Section 3.15(c).

“Non-Delivery Payments” means any amounts received by the Issuer pursuant to the first sentence of Section 4.2 or the third sentence of Section 5.3 of the Asset Purchase Agreement or a comparable provision in any other Acquisition Agreement.

“Non-Extension Drawing” has the meaning assigned to such term in Section 3.14(d).

“Non-Performance Period” has the meaning assigned to such term in Section 3.15(c).

“Non-Significant Subsidiary” means a direct or indirect subsidiary of the Issuer with respect to which an order or decree described in 4.01(e) has been entered or an event described in 4.01(f) has occurred if, as of the date of the entry of such order or decree or of such event, as the case may be, such subsidiary, together with all of the subsidiaries of the Issuer that have been and continue to be subject to such an order or decree or event, as the case may be, since the Initial Closing Date, own or lease Aircraft having an aggregate Assumed Base Value of less than 10% of the then Assumed Portfolio Value as of such applicable date of such order or decree or event.

“Non-Trustee Accounts” has the meaning given to such term in Section 3.01(g).

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Account” has the meaning given to such term in Section 3.01(a).

“Note Purchase Agreement” means the Note Purchase Agreement dated as of [__________] between the Issuer, [__________] and the Initial Purchasers.

“Note Target Price” means, as of any date of determination thereof and with respect to any Aircraft (not including any Aircraft acquired by way of a contribution, the Note Target Price for which shall be zero), an amount equal to 107% of the aggregate Outstanding Principal Balance of the Initial Notes, together with any accrued but unpaid interest thereon and any related Hedge Breakage Costs and any Policy Premium then due and payable to the Policy Provider, allocable in each case to such Aircraft on the date of the sale agreement or Purchase Option exercise date, as the case may be. On any date, the Outstanding Principal Balance of the Initial Notes and Policy Premium (each an “Allocable Amount”) allocable to an Aircraft shall equal the product of (i) (A) the Assumed Base Value of such Aircraft divided by (B) the Assumed Portfolio Value and (ii) such Allocable Amount, in each case on the most recent Payment Date.

“Notes” means the Initial Notes, all Additional Notes, if any, all Refinancing Notes, if any, and all Notes, if any, issued in replacement or substitution of a Note.

“Notice of Avoided Payment” has the meaning given to such term in the Policy.

“Notice of Nonpayment” has the meaning given to such term in the Policy.

“Notices” has the meaning given to such term in Section 12.05.

“Obligations” means the Secured Obligations and the payments made to the Issuer, any Shareholder or any other party pursuant to Section 3.09 hereof.

“Offering Memorandum” means the offering memorandum dated [__________], 2006 issued by the Issuer in respect of the offering of the Initial Notes.

“Officer’s Certificate” means a certificate signed by, with respect to the Issuer, any Director and, with respect to any other Person, any authorized officer, director, trustee or equivalent representative of such Person.

“Operating Bank” means the Person acting, at the time of determination, as the Operating Bank under the Security Trust Agreement. The initial Operating Bank is Deutsche Bank Trust Company Americas.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, that meets the requirements of Section 1.03.

“Optional Redemption” means a Redemption of Notes pursuant to Section 3.11(a).

“Outstanding” means (a) with respect to the Notes of any class or subclass at any time, all Notes of such class or subclass theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee; (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been deposited in the applicable Note Account or distributed to Holders by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Defeasance/Redemption Account; provided that if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.11(a) or 3.11(b), notice of such redemption shall have been given as provided in Section 3.11(c), or provision satisfactory to the Trustee shall have been made for giving such notice; and (iii) any such Notes in exchange or substitution for which other Notes have been authenticated and delivered, or which have been paid pursuant to the terms of this Indenture (unless proof satisfactory to the Trustee is presented that any of such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer); and (b) when used with respect to any evidence of indebtedness other than any Notes means, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

“Outstanding Amount” has the meaning given to such term in Section 3.07(g)(iv).

“Outstanding Balance” has the meaning given to such term in Section 3.15(c).

“Outstanding Principal Balance” means, with respect to any Notes Outstanding, the total principal amount evidenced by such Outstanding Notes unpaid at any time.

“Ownership Interest” has the meaning given to such term in Section 5.02(b).

“Partial Loss” means, with respect to any Aircraft, any event or occurrence of loss, damage, destruction or the like which is not a Total Loss.

“Partial Loss Proceeds” means, with respect to any Aircraft, the total proceeds of the insurance or reinsurance (other than in respect of liability insurance) paid in respect of any Partial Loss to any Issuer Group Member.

“Participant” means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Parts” means any part, component, appliance, accessory, instrument or other item of equipment (other than any Engine) installed in or attached to (or constituting a spare for any such item installed in or attached to) any Aircraft (other than any Engine).

“Paying Agent” has the meaning given to such term in Section 2.03(a).

“Payment Date” means the [__] day of each month, commencing on [__________].

“Permitted Account Investments” means, in each case (except with regard to clause (f)), book-entry securities, negotiable instruments or securities in registered form that evidence:

(a)direct obligations of, and obligations fully Guaranteed as to timely payment by, the United States of America (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds);

(b) demand deposits, time deposits or certificates of deposit of the Operating Bank or of depositary institutions or trust companies organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds; provided that at the time of Investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least A-1 by Standard & Poor’s and P-1 by Moody’s or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of AA by Standard & Poor’s and Aa2 by Moody’s; provided that, during any applicable period, not more than 20% of the Issuer’s aggregate Permitted Account Investments may be made in investments described under this clause (b);

(c) corporate or municipal debt obligations (including, without limitation, open market commercial paper) (i) having remaining maturities of no more than 365 days, or such lesser time as is required for the distribution of funds, having, at the time of the Investment or contractual commitment to invest therein, a rating of at least A-1 or AA by Standard & Poor’s and P-1 or Aa2 by Moody’s or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of AA by Standard & Poor’s and Aa2 by Moody’s;

(d) Investments in money market funds (including funds in respect of which the Trustee or any of its Affiliates is investment manager or advisor) having a rating of at least AA by Standard & Poor’s and Aa2 by Moody’s;

(e) notes or bankers’ acceptances (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds) issued by any depositary institution or trust company referred to in (b) above; or

(f) any other Investments approved pursuant to a Rating Agency Confirmation;

provided, however, that no Investment shall be made in any obligations of any depositary institution or trust company which has a contractual right to set off and apply any deposits held, and other indebtedness owing, by any Issuer Group Member to or for the credit or the account of such depositary institution or trust company; provided further that if, at any time, the rating of any of the foregoing investments falls below “BBB” by Standard & Poor's or “Baa2” by Moody's, such downgraded investment shall no longer constitute a “Permitted Account Investment”.

“Permitted Accruals” has the meaning given to such term in Section 3.09(a).

“Permitted Additional Aircraft Acquisition” has the meaning given to such term in Section 5.02(h).

“Permitted Encumbrance” has the meaning given to such term in Section 5.02(b).

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

“Pledged Beneficial Interest” has the meaning given to such term in the Security Trust Agreement.

“Pledged Debt” has the meaning given to such term in the Security Trust Agreement.

“Pledged Membership Interest” has the meaning given to such term in the Security Trust Agreement.

“Pledged Shares” has the meaning given to such term in the Security Trust Agreement.

“Policy” means the Financial Guaranty Insurance Policy No. [__________] issued on the Initial Closing Date by the Policy Provider, together with all endorsements thereto, in favor of the Trustee for the benefit of the Holders of the Class G-1 Notes.

“Policy Drawing” means, with respect to the Policy, any payment of a claim under the Policy.

“Policy Expenses” means all amounts (including, but not limited to, all amounts in respect of fees, indemnities or costs and expenses incurred by the Policy Provider, including, without limitation, in connection with the enforcement, defense or preservation of any rights in respect of any of the Related Documents) due to the Policy Provider under the Policy Provider Agreement or any other Policy Provider Document other than (i) reimbursement of any Policy Drawing, (ii) any Policy Premium or Policy Redemption Premium, if any, (iii) any interest accrued on any Policy Drawings or any Policy Premium or Policy Redemption Premium, and (iv) reimbursement of and interest on any Credit Facility Advance Obligations in respect of any Eligible Credit Facility paid by the Policy Provider to any provider of an Eligible Credit Facility.

“Policy Fee Letter” means the fee letter, dated as of [__________], 2006 from the Policy Provider to the Issuer and the Trustee setting forth the Policy Premium and certain other amounts payable in respect of the Policy.

“Policy Non-Consent Event” means the occurrence of (i) the payment of the Notes in full (other than any Refinancing Notes that are Notes so long as the Notes covered by the Policy have been paid in full with the proceeds of the issuance of such Refinancing Notes, such Refinancing Notes are not covered by the Policy and the Policy has been terminated and surrendered to the Policy Provider for cancellation in connection with such Refinancing), (ii) the termination and surrender of the Policy to the Policy Provider for cancellation and (iii) the payment of all Policy Provider Obligations in full.

“Policy Premium” has the meaning given to such term in the Policy Fee Letter.

“Policy Provider” means Financial Guaranty Insurance Company, a New York stock insurance company, or any successor thereto, as issuer of the Policy.

“Policy Provider Agreement” means the Insurance and Indemnity Agreement, dated as of the date of issuance of the Initial Notes, among the Trustee, the Issuer and the Policy Provider.

“Policy Provider Default” means the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of Written Notice of such failure by the Trustee, the Cash Manager or the Operating Bank to the Policy Provider, or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Insurance Department or another competent judicial or regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider’s property).

“Policy Provider Documents” means the Policy, the Policy Fee Letter, the Policy Provider Agreement and the Policy Provider Indemnification Agreement.

“Policy Provider Indemnification Agreement” means the Indemnification Agreement dated as of [__________] entered into between the Policy Provider, the Issuer, the Initial Purchasers and the Placement Agent.

“Policy Provider Obligations” means all reimbursements and other amounts, including without limitation, fees, expenses, interest and indemnities, due to the Policy Provider hereunder, or under the Policy Provider Documents, all such amounts to be paid only as expressly provided hereunder and without duplication whether by reason of any rights of subrogation or otherwise.

“Policy Redemption Premium” has the meaning given to such term in the Policy Fee Letter.

“Pool Factor” means, with respect to each subclass of Notes on any Payment Date, the “Pool Factor” for such Payment Date set forth in Schedule 4 hereto or in the appendix to such Notes, as the same may be adjusted in accordance with Section 3.12.

“Portfolio” means, at any time, all Aircraft owned by the Issuer Group.

“Precedent Lease” has the meaning given to such term in Section 5.03(e).

“Primary Expenses” means all Expenses other than Modification Payments and Refinancing Expenses.

“Prior Ranking Amounts” means, with respect to any amount to be paid (or retained in the Collections Account) in accordance with Section 3.09(a) or 3.09(b) (as applicable), all amounts, if any, to be paid (or retained in the Collections Account) prior to the payment (or retention) of such amount in accordance with Section 3.09(a) or 3.09(b) (as applicable).

“Prohibited Countries” has the meaning determined, from time to time, in accordance with Section 5.03(a).

“Purchase Option” means a contractual option granted by the lessor or owner under an Aircraft Agreement (including pursuant to a conditional sale agreement) as to the purchase of the applicable Aircraft.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quarterly Report” has the meaning given to such term in Section 2.14(a).

“Rating Agency” means each of Moody’s, Standard & Poor’s and any other nationally recognized rating agency designated by the Issuer; provided that such organizations shall only be deemed to be a Rating Agency for purposes of this Indenture with respect to the Notes they are then rating.

“Rating Agency Confirmation” means a written confirmation in advance of certain actions or transactions contemplated by the Issuer Group from each of the Rating Agencies then rating the Notes, that such action or transaction will not result in the lowering, qualification or withdrawal by such Rating Agency of its then current credit rating, if any, of any subclass of Notes (such rating, in the case of the Class G-1 Notes, as determined without regard to the Policy).

“Received Currency” has the meaning given to such term in Section 12.07(a).

“Receiver” means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

“Record Date” means, with respect to each Payment Date, the close of business on the day that is 15 days prior to such Payment Date or, if 15 days has not passed since the Initial Closing Date, the Initial Closing Date, in any event whether or not such day is a Business Day.

“Redemption” has the meaning given to such term in Section 3.11(c).

“Redemption Date” means the date, which shall in each case be a Payment Date, on which Notes of any subclass are to be redeemed pursuant to Section 3.11.

“Redemption Premium” means (a) with respect to any Initial Note being redeemed in an Optional Redemption on any Redemption Date, the Redemption Premium indicated for such Initial Note with respect to such date in the table below:

Redemption Date	Price
On or after Initial Closing Date but before [__________], 2007	103%
On or after [__________], 2007 but before [__________], 2008	102%
On or after [__________], 2008 but before [__________], 2009	101%
On or after [__________], 2009	100%

and (b) with respect to any Additional Note or Refinancing Note, the Redemption Premium specified therefore by the terms of such Note.

“Redemption Price” means an amount (determined as of the Calculation Date for the Redemption Date for any Redemption pursuant to Section 3.11(a)) equal to:

(a) with respect to any Initial Notes being redeemed and except as otherwise provided in clause (b) below, the product of the applicable Redemption Premium times, the portion of the Outstanding Principal Balance being redeemed

(b) with respect to any Initial Notes being redeemed under Section 3.11(a) after the giving of a Default Notice or the Acceleration of any of the Notes, the then Outstanding Principal Balance thereof without Redemption Premium; and

(c) with respect to any Notes other than the Initial Notes, as provided in the Board Resolution or indenture supplemental hereto providing for the issuance of such Notes.

“Reference Agency Agreement” means the Reference Agency Agreement dated as of the Initial Closing Date, between the Issuer, the Reference Agent and the Cash Manager pursuant to which LIBOR is determined from time to time.

“Reference Agent” means the Person acting, at the time of determination, in the capacity of the Reference Agent under the Reference Agency Agreement. The initial Reference Agent is Deutsche Bank Trust Company Americas.

“Reference Date” means, with respect to each Interest Accrual Period, the day that is two Business Days prior to the commencement of such Interest Accrual Period.

“Refinancing” has the meaning given to such term in Section 2.10(a).

“Refinancing Account” has the meaning given to such term in Section 3.01(a).

“Refinancing Expenses” means all out-of-pocket costs and expenses Incurred in connection with an offering and issuance of Refinancing Notes.

“Refinancing Notes” means any subclass of Notes issued by the Issuer under this Indenture at any time and from time to time after the date hereof, in a Refinancing in accordance with Section 2.10.

“Register” has the meaning given to such term in Section 2.03.

“Registrar” has the meaning given to such term in Section 2.03.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning given to such term in Section 2.01(b).

“Related Collateral Document” means any letter of credit, third-party or bank guarantee or cash collateral provided by or on behalf of a Lessee to secure such Lessee’s obligations under a Lease.

“Related Documents” means the Management Agreement, the Cash Management Agreement, each Eligible Credit Facility, this Indenture, the Notes, the Reference Agency Agreement, the Security Documents, the Policy Provider Documents, the Servicing Agreement, the Hedge Overview Services Agreement, the Asset Purchase Agreement, the Guaranty and any other Acquisition Agreement, any Hedge Agreements and the constitutional documents of the Issuer Group Members. References to “Related Documents” will also include, where the context requires, any Refinancing Notes and any Additional Notes and any guarantees, asset or stock purchase agreements, swap or other interest rate, currency or other hedging agreements or any other agreement entered into or security offered by any Issuer Group Member in connection with any acquisition of Additional Aircraft or Aircraft Conversion and issuance of Additional Notes.

“Re-leasing Expenses” means, with respect to any period, all out-of-pocket costs and expenses incurred by the Issuer Group in connection with the re-leasing of Aircraft during such period, including but not limited to the following:

(a)     storage, maintenance, test flight, navigation, landing, ferry flights, shipping, fuel, reconfiguration, modification, refurbishment and repair expenses incurred in connection with the re-leasing of such Aircraft during such period;

(b)     insurance premiums, fees and expenses incurred by or on behalf of the Issuer Group for possessed hull and liability insurance while such Aircraft is off-lease during such period;

(c)     expenses incurred in connection with the acceptance of delivery, and in connection with the transition of such Aircraft, to such re-lease during such period; and

(d)     outside legal counsel and technical consultant fees and expenses and other professional fees and expenses, and all court costs, filing fees, bonding costs and other expenses, and other governmental fees and costs related to any re-lease of such Aircraft during such period;

provided that Re-leasing Expenses shall not include those expenses constituting Budgeted Cash Amounts.

“Relevant Information” means any information provided to the Cash Manager by the Trustee, the Security Trustee, the Operating Bank, any Authorized Agent, the Issuer, the Board or any Service Provider.

“Remaining Aircraft” has the meaning given to such term in the Asset Purchase Agreement or to that or any comparable term in any other Acquisition Agreement.

“Renewal Lease” has the meaning given to such term in Section 5.03(e).

“Rental Account” has the meaning given to such term in Section 3.01(a).

“Rental Payments” means all rental payments and other amounts equivalent to a rental payment payable by or on behalf of a Lessee under a Lease including, including Purchase Option payments and Additional Rent payments that are not Segregated Funds.

“Replacement Liquidity Facility” means, for the Initial Liquidity Facility, an irrevocable revolving credit agreement (or agreements), complying with all of the requirements of Section 3.14(e), in substantially the form of the Initial Liquidity Facility, including reinstatement provisions, or in such other form or forms (which may include a letter of credit, surety bond, swap, financial insurance policy or guaranty) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Notes (before downgrading of such ratings, if any, as a result of the downgrading of the ratings of the replaced Initial Liquidity Facility Provider (or Liquidity Guarantor or other applicable guarantor, as the case may be); such rating as determined without regard to the Policy) and, if not in form and substance substantially the same as the Initial Liquidity Facility as reasonably determined by the Policy Provider, that has been approved in writing by the Policy Provider, in a face amount (or in an aggregate face amount) equal to the then Maximum Commitment (or, if after the Budgeted Cash Termination Date, the then Maximum Facility Commitment) under the replaced Initial Liquidity Facility and issued by an Eligible Provider or Eligible Providers having, or whose obligations thereunder are guaranteed by an Affiliate having, a short-term or long-term (as the case may be) unsecured debt rating or a short-term or long-term (as the case may be) unsecured issuer credit rating, as the case may be, issued by each of the Rating Agencies which are equal to or higher than the Threshold Rating (and consented to in writing by the Policy Provider if any such rating which is equal to the Threshold Rating shall not have a stable or positive outlook according to each Rating Agency) or, with the written consent of the Policy Provider, such other ratings and qualifications as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Notes (before the downgrading of such ratings, if any, as a result of the downgrading of the ratings of the replaced Initial Liquidity Facility Provider (or Liquidity Guarantor or other applicable guarantor, as the case may be); such rating as determined without regard to the Policy). Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility may have a stated expiration date earlier than 15 days after the Final Maturity Date of the Notes so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.14(d).

“Replacement Liquidity Facility Provider” means a Person (or Persons) who issues a Replacement Liquidity Facility.

“Repossession Insurance” has the meaning given to such term in Section 5.03(g).

“Required Amount” means (a) initially, with respect to each of the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account, zero; provided that, (i) in the case of the Liquidity Facility Reserve Account, if a Downgrade Drawing or a Non-Extension Drawing shall have occurred, the Required Amount shall be an amount equal to the Maximum Facility Commitment, and (ii) in the case of the Budgeted Cash Reserve Account, if, prior to the Budgeted Cash Termination Date, a Downgrade Drawing or a Non-Extension Drawing shall have occurred, the Required Amount shall be an amount equal to the Maximum Budgeted Cash Commitment, and from and after the Budgeted Cash Termination Date, the Required Amount shall be zero, and (b) thereafter, on any Payment Date, with respect to any other Eligible Credit Facility, such amounts as the Board has unanimously determined (and for which a Rating Agency Confirmation and prior written consent of the Policy Provider and the Initial Liquidity Facility Provider have been received), plus the increase, if any, in the Required Amount for the applicable Cash Collateral Account or Credit Facility provided for by the terms of any Additional Notes or Refinancing Notes.

“Required Expense Amount” means, with respect to each Payment Date, the amount of Expenses of the Issuer Group due and payable on the Calculation Date relating to such Payment Date or reasonably anticipated by the Cash Manager (after consultation with the

Manager) to become due and payable before the next succeeding Payment Date, the accrual of which would be prudent in light of the size and timing of such Expenses (and from and after the Budgeted Cash Termination Date with respect to any maintenance expenditures, if so elected by the Manager, before the third succeeding Payment Date), to the extent such Expenses consist of (a) Primary Expenses and (b) any Modification Payments or Refinancing Expenses in respect of which a Permitted Accrual was previously effected by a deposit in the Expense Account (whether or not any such deposit has been previously used to pay any other Primary Expense but excluding any portion of such deposit previously used to pay any Modification Payments or Refinancing Expenses) in each case after giving effect to any withdrawal from any Lessee Funded Account, Security Deposit Account or any drawing upon a Related Collateral Document that is then available for the payment of any such Expense; provided, however, that the Required Expense Amount shall not include any Initial Expenses.

“Required Expenses Shortfall “ has the meaning giving to such term in Section 3.07(f).

“Requisition Compensation” means all monies or other compensation receivable by any Issuer Group Member from any government, whether civil, military or de facto, or public or local authority in relation to an Aircraft in the event of its requisition for title, confiscation, restraint, detention, forfeiture or compulsory acquisition or seizure or requisition for hire by or under the order of any government or public or local authority.

“Responsible Officer” means (a) with respect to the Trustee, any officer within the Corporate Trust Office, including any Vice President, Managing Director, Director, Associate, Assistant Vice President, Associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, (b) with respect to the Issuer, any Director and (c) with respect to any Person providing an Eligible Credit Facility and the Cash Manager, any authorized officer of such Person.

“Restricted Period” has the meaning giving to such term in Section 2.12(c)(i).

“Restrictive Legend” means the legend in the form set forth in Section 2.02(a).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” has the meaning given to such term in Section 2.01(b).

“Secured Obligations” has the meaning given to such term in the Security Trust Agreement.

“Secured Parties” has the meaning given to such term in the Security Trust Agreement.

“Securities” means the Initial Notes, all Additional Notes, if any, and all Refinancing Notes, if any.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Deposit Account” has the meaning given to such term in Section 3.01(a) hereof.

“Security Documents” means the Security Trust Agreement and any document executed pursuant thereto, or otherwise, for the purpose of granting a security interest in any Collateral to the Security Trustee for the benefit of the Secured Parties or for the purpose of perfecting such security interest.

“Security Interests” means the security interests granted or expressed to be granted in the Collateral pursuant to the Security Trust Agreement.

“Security Trust Agreement” means the Security Trust Agreement dated as of the Initial Closing Date, between the Issuer, each other party thereto and the Security Trustee.

“Security Trustee” means the Person appointed, at the time of determination, as the trustee for the benefit of the Secured Parties pursuant to Section 5.01 of the Security Trust Agreement. The initial Security Trustee is Deutsche Bank Trust Company Americas.

“Segregated Funds” means, with respect to each Lease, (a) all security deposits provided for under such Lease that have been received from the relevant Lessee or pursuant to the relevant Acquisition Agreement with respect to such Lease, (b) any security deposit pledged to the relevant Lessee by an Issuer Group Member and (c) all other funds, including any Additional Rent payments, received from the relevant Lessee or pursuant to the relevant Acquisition Agreement with respect to such Lease and in each case of clause (a), (b) and (c) not permitted, pursuant to the terms of such Lease, to be commingled with the funds of the Issuer Group.

“Seller” means General Electric Capital Corporation (“GECC”) and any Affiliates thereof that are sellers of either Aircraft or entities that own an Aircraft, in each case to an Issuer Group Member on or after the Initial Closing Date.

“Senior Claim” means, with respect to any Obligations (other than Expenses), all other Obligations the payment of which constitutes a Prior Ranking Amount with respect thereto.

“Senior Claimant” means the holder of a Senior Claim.

“Senior Hedge Payment” means, on any Payment Date, a net payment (if any due) to a Hedge Provider by any Issuer Group Member and any related Hedge Breakage Costs but excluding any Subordinated Hedge Payment.

“Senior Hedge Payments Shortfall” has the meaning giving to such term in Section 3.07(f).

“Service Provider” means each of the Trustee, the Servicer, the Manager, the Cash Manager, the Hedge Services Provider, the Operating Bank, the Reference Agent and any

other service provider retained from time to time by an Issuer Group Member pursuant to the Related Documents.

“Servicer” means the Person acting, at the time of determination, in the capacity of the Servicer under the Servicing Agreement. The initial Servicer is GE Commercial Aviation Services Limited, a company incorporated under the laws of Ireland.

“Servicer’s Pro Forma Lease” has the meaning given to such term in Section 5.03(e).

“Servicing Agreement” means the Servicing Agreement dated as of the Initial Closing Date among the Servicer, the Issuer Subsidiaries party thereto, the Policy Provider and the Issuer.

“Shares” means, collectively, the Class A Shares and the Class B Shares.

“Skymark Aircraft” means the Boeing 737-800 aircraft bearing manufacturer’s serial number 34247.

“Special Distribution Date” means a distribution date established by the Trustee for the distribution of the proceeds of an Avoidance Drawing.

“Special Indemnity Payments” means (a) any indemnity amounts owing at any time and from time to time by the Issuer to the Initial Purchasers under the Note Purchase Agreement or to the Policy Provider under the Policy Provider Indemnification Agreement and (b) any other indemnity amounts owing at any time and from time to time to any other Person party to a Related Document (other than the Servicer under the Servicing Agreement and the Initial Liquidity Provider originally a signatory hereto) which arise from violations of the Securities Act, the U.S. Securities Exchange Act of 1934, as amended or any other securities law.

“Standard & Poors means Standard & Poors Ratings Group, a division of The McGraw-Hill Companies, Inc.

“State of Registration” means, in relation to an Aircraft at any time, the country or state on whose national register such Aircraft is registered at that time under the laws of such country or state in accordance with the applicable provisions of any Lease relating to such Aircraft or, in the absence of any such provisions, Applicable Law.

“Stated Expiration Date” has the meaning given to such term in Section 3.14(d).

“Subordinated Hedge Payments” means any amounts payable by any Issuer Group Member to a Hedge Provider that are subordinated in accordance with the relevant Hedge Agreement (including, but not limited to, any Hedge Breakage Costs payable by any Issuer Group Member to a Hedge Provider if such Hedge Breakage Costs result from an early termination of the related Hedge Agreement with respect to which such Hedge Provider is the “Defaulting Party” or an “Affected Party” (as such terms are defined in the related Hedge Agreement)).

“Substitute Aircraft” has the meaning given to such term in the Asset Purchase Agreement or to that or any comparable term in any other Acquisition Agreement and that has been approved by the Policy Provider.

“Swaption” means any option agreement with respect to a Hedge Agreement.

“Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs Incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

“Termination Notice” has the meaning assigned to such term in the Initial Liquidity Facility.

“Third Party Event” has the meaning given to such term in Section 5.03(b).

“Threshold Rating” means the short-term issuer credit rating of A-1+ by Standard & Poors (or, in the absence of a short-term issuer credit rating by Standard & Poors, a long-term issuer credit rating of AA- by Standard & Poors) and a short-term unsecured debt rating of P-1 by Moodys (or, in the absence of a short-term unsecured debt rating by Moodys, a long-term unsecured debt rating of A1 by Moodys).

“TIA” means the U.S. Trust Indenture Act of 1939, as amended.

“Total Loss” means, with respect to any Aircraft (a) if the same is subject to a Lease, a Casualty Occurrence, Total Loss or Event of Loss (each as defined in such Lease) or the like (however so defined); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) its requisition for title, confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a requisition for hire for a temporary period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 30 consecutive days or longer. A Total Loss with respect to any Aircraft shall be deemed to occur on the date on which such Total Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition for title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of a Total Loss); or (E) in the case of clause (iv) above, the final day of the period of 30 consecutive days referred to therein.

“Total Loss Proceeds” means, in relation to an Aircraft, the total net proceeds of the insurance and reinsurance paid in respect of a Total Loss thereof and includes, in the case of a Total Loss of an airframe which does not involve the Total Loss of all Engines or Parts installed thereon at the time when such Total Loss occurred, the net sale proceeds of any such surviving Engines or Parts.

“Trustee” means, with respect to each subclass of Notes, the Person appointed, at the time of determination, as the trustee of such subclass of Notes in accordance with this Indenture. The initial Trustee for each subclass of Notes is Deutsche Bank Trust Company Americas.

“U.S. Government Obligations” has the meaning given to such term in Section 11.02(a).

“Written Notice” means, with reference to the Issuer, the Trustee, the Operating Bank, the Cash Manager or the provider of any Eligible Credit Facility, a written instrument executed by a Responsible Officer of such Person.

Section 1.02 Rules of Construction. Unless the context otherwise requires:

(a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b) The terms “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(c) Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Indenture.

(d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(e) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f) Unless otherwise indicated, references to a subclass of Notes shall be to the Class G-1 Notes or to another subclass of Refinancing Notes or Additional Notes, as applicable; and references to a class of Notes shall be to the Initial Notes or to a class of Refinancing Notes or Additional Notes, as applicable.

(g) References in this Indenture to an agreement or other document (including this Indenture) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Indenture with regard to any such amendment, replacement or modification), and the provisions of this Indenture apply to successive events and transactions. References to any Person shall include such Person’s successors in interest and permitted assigns.

(h) References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.

(i) References in this Indenture to the Notes of any class or subclass include the conditions applicable to the Notes of such class or subclass; and any reference to any amount of money due or payable by reference to the Notes of any class or subclass shall include any sum covenanted to be paid by the Issuer under this Indenture.

(j) References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the state of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

(k) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Related Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments (unless otherwise provided for in respect of the Notes) shall be adjusted accordingly. Where any calculation is to be made hereunder on a Calculation Date or any amount hereunder is in respect of a Calculation Date, such calculation shall be made as of the close of business on such Calculation Date and such amount shall be in respect of the close of business on such Calculation Date.

Section 1.03 Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signers thereof, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any indenture supplemental hereto shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.04 Acts of Holders. (a)  Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any subclass to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, to each Rating Agency where it is hereby expressly required pursuant to this Indenture and to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

(c) In determining whether the Holders have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a “Direction”), under this Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes of any subclass Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes of such subclass so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

(d) The Issuer may at its option, by delivery of Officers’ Certificates to the Trustee, set a record date other than the Record Date to determine the Holders in respect of the Notes of any subclass entitled to give any Direction in respect of such Notes. Such record date shall be the record date specified in such Officer’s Certificate which shall be a date not more than 30 days prior to the first solicitation of Holders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Holders of record of the applicable subclass at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes of such subclass have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Notes of such subclass shall be computed as of such record date; provided that no such Direction by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

(e) Any Direction or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

ARTICLE II

THE NOTES

Section 2.01 Authorized Amount; Terms; Form; Execution and Delivery. (a)  The Outstanding Principal Balance of any subclass of Notes which may be authenticated and delivered from time to time under this Indenture shall not exceed the initial Outstanding Principal Balance set forth for such subclass of Notes in the definition thereof or, with respect to any subclass of Refinancing Notes or Additional Notes, authorized in a Board Resolution; provided that at no time may the Outstanding Principal Balance of any subclass of Refinancing Notes exceed the Redemption Price of the subclass of Notes being refinanced thereby plus Refinancing Expenses relating thereto, any Policy Premium and any Policy Redemption Premium, if any, due and payable to the Policy Provider and any amount to be deposited in any Cash Collateral Account for such Refinancing Notes; and provided, further, that any Additional Notes shall be issued in accordance with Section 2.11. All Notes of any class need not be issued at the same time and any class of Notes may be reopened, without the consent of any Holder, for issuances of Additional Notes or Refinancing Notes of such class, subject in all cases to Sections 2.10, 2.11, 3.10, 3.12 and 5.02 and any other applicable provision of this Indenture.

The Initial Notes issuable hereunder on the Initial Closing Date shall be issued in a single subclass. The Initial Notes shall be designated the Class G-1 Notes.

Interest at the Applicable Rate of Interest shall accrue on any subclass of the Floating Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period on the Outstanding Principal Balance of such Notes on the first day of such Interest Accrual Period. Interest at the Applicable Rate of Interest shall accrue on any subclass of the Fixed Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

Any amount of interest on any subclass of Notes not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Applicable Rate of Interest for such Notes from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor in accordance with the priority of payments under Section 3.09.

(b) There shall be issued and delivered and authenticated on the relevant Closing Date, to each of the Holders, Notes in the principal amounts and maturities and bearing the interest rates, in each case substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Notes may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Director executing such Notes, such determination by the Director to be evidenced by his or her execution of the Notes.

Definitive Notes of each subclass shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Director or other authorized officer executing such Notes, as evidenced by his or her execution of such Notes.

Each subclass of Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form without interest coupons and with such applicable legends as are provided for in Section 2.02, substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a “Rule 144A Global Note”), deposited with the Depositary and registered in the name of Cede & Co., as nominee of DTC, in accordance with this Indenture and duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Rule144A Global Note may from time to time be increased or decreased by adjustments made by the Trustee on the applicable Global Note or on the records of the Trustee as hereinafter provided.

Each subclass of Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form without interest coupons and with such applicable legends as are provided for in Section 2.02, substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a “Regulation S Global Note”), deposited with the Depositary and registered in the name of Cede & Co., as nominee of DTC, in accordance with this Indenture and duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Until the 40th day after the later of the commencement of the offer of any subclass of Notes initially issued in the form of a RegulationS Global Note or the Closing Date of the offering of such Notes, interests in such RegulationS Global Note may be held only through Participants acting for and on behalf of Euroclear and Clearstream. The aggregate principal amount of each RegulationS Global Note may from time to time be increased or decreased by adjustments made by the Trustee on the applicable Global Note or on the records of the Trustee as hereinafter provided.

(c) On the date of any Refinancing, the Issuer shall issue and deliver as provided in Section 2.10 an aggregate principal amount of Refinancing Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with Section 2.10.

(d) On the date of the issuance, if any, of any Additional Notes, the Issuer shall issue and deliver, as provided in Sections 2.11 and 5.02(f), an aggregate principal amount of Additional Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with Section 2.11.

(e) The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of a Director or other authorized officer.

(f) Each Note bearing the manual or facsimile signatures of any individual who was at the time such Note was executed a Director shall bind the Issuer, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Notes or any payment thereon.

(g) At any time and from time to time after the execution of any Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of clause (h) below, the Trustee shall authenticate such Notes by manual or facsimile signature upon receipt by it of written orders of the Issuer. The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

(h) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in clause (e) above and authenticated by or on behalf of the Trustee as provided in clause (g) above. Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture. Each Note shall be dated the date of its authentication.

(i) The Issuer shall execute and the Trustee shall, in accordance with this Section 2.01 and at the written direction of the Issuer, authenticate the Global Notes and deliver the Global Notes to the Depositary. Upon receipt by the Depositary or a custodian therefor of each Global Note authenticated and delivered by the Trustee, the Issuer shall, in accordance with the terms of this Indenture, cause the Depositary, acting as agent for the Issuer, to issue to the Depositary a Depositary Interest in such Global Note by recording such Depositary Interest in the register of the Depositary in the name of Cede & Co., as nominee of the Depositary, or such other nominee as the Depositary shall specify. The Depositary will credit, on its internal system, the respective principal amounts of individual Beneficial Interests to the accounts of persons who have accounts with the Depositary. Ownership of Beneficial Interests will be limited to Participants or persons who hold Beneficial Interests through Participants. Ownership of Beneficial Interests will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants).

Neither the Depositary nor its Participants shall have any rights either under this Indenture or under any Global Note held on their behalf by the Depositary. The Holder of any Global Note may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, as a Holder, or impair, as between the Depositary, as a Holder and the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a Beneficial Interest in any Global Note. The Depositary, as a Holder, may grant proxies and otherwise authorize any person, including the Depositary and the Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.02 Restrictive Legends. (a)  Each Global Note and, except as provided in Section 2.12(f), each Definitive Note (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof), except as provided in Section 2.12(f), shall bear the following legends (in addition to any other applicable legends or restrictions) on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS

DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND HAS ACQUIRED THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR, (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF THE SECURITIES ACT) AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (D) IT HAS ACQUIRED THIS NOTE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH OF THE CASES (A) THROUGH (D) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE IN THE UNITED STATES OR APPLICABLE JURISDICTION; (2) AGREES THAT IT WILL NOT BEFORE TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE THAT GENESIS FUNDING LIMITED (THE “ISSUER”) OR ANY OF ITS AFFILIATES OWNED THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN COMPLIANCE WITH RULE 505 OR RULE 506 OF REGULATION D UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (E) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TWO-YEAR PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT SUCH TRANSFER NOTICE TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE

TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH ON THE REVERSE HEREOF.

BY ITS ACQUISITION OR ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED (OR IN THE CASE OF A DEFINITIVE NOTE WILL BE REQUIRED TO REPRESENT, WARRANT AND AGREE) THAT EITHER: (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) A PLAN, ACCOUNT OR ARRANGEMENT (SUCH AS A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN) THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (IV) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT, HAVE BEEN USED TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN; OR (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST HEREIN BY THE HOLDER WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW, AS APPLICABLE.

(b) Each Regulation S Global Note (except as provided in Section 2.12(f)) shall, in addition to the legends specified in Section 2.02(a), bear the following legend on the face thereof:

PRIOR TO THE EXPIRATION OF A RESTRICTED PERIOD ENDING ON [__________], 2006 OR SUCH LATER DATE AS THE ISSUER MAY NOTIFY TO THE TRUSTEE, THIS NOTE, OR ANY BENEFICIAL INTEREST HEREIN, MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED EXCEPT (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (B) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR (C) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND (D) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

(c) Each Definitive Note (except as provided in Section 2.12(f)) shall also bear the following legend on the face thereof:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AND THE OTHER RESTRICTIONS CONTAINED IN THE INDENTURE.

Section 2.03 Registrar and Paying Agent. (a)  With respect to each subclass of Notes, there shall at all times be maintained (i) an office or agency in the location set forth in Section 12.05 where Definitive Notes of such subclass may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (ii) an office or agency in the location set forth in Section 12.05 (other than Ireland), where Notes of any subclass may, to the extent required hereunder, be presented for payment (each, a “Paying Agent”) and (iii) an office or agency where notices and demands in respect of the payment of such Notes may be served. For so long as any Securities are listed on the Irish Stock Exchange, the Issuer shall appoint and maintain a Paying Agent in Ireland (the “Irish Paying Agent”). The Issuer shall cause the Registrar (acting as agent of the Issuer, solely for U.S. federal income tax purposes) to keep a register of each subclass of Definitive Notes and of their transfer and exchange (the “Register”). Written notice of any change of location of such office or agency shall be given by the Trustee to the Issuer and the Holders of such subclass. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee, who shall act as the Registrar.

(b) Each Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally Guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the “Eligibility Requirements”). The Trustee shall initially be a Paying Agent and Registrar hereunder with respect to the Notes of each subclass.

(c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

(d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Issuer shall give written notice of any such appointment made by it to the Trustee; and in each case the Trustee shall mail notice of such appointment to all Holders of the related subclass as their names and addresses appear on the Register for such subclass.

(e) The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

Section 2.04 Paying Agent to Hold Money in Trust. The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes or to the Policy Provider shall be deposited and held in trust for the benefit of the Holders (with regard to payments on the Notes) or the Policy Provider, as the case may be, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders with respect to which such money was deposited.

The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the

Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 2.05 Method of Payment. (a)  On each Payment Date, the Trustee shall, or shall instruct a Paying Agent (other than the Irish Paying Agent) to, pay, to the extent of the Available Collections therefor transferred to a Note Account, to the Holders all principal, Redemption Price or Outstanding Principal Balance of, and interest on, the Notes of each subclass (other than payments received following an Event of Default in respect of any subclass of Notes and payments on Notes issued in the form of Definitive Notes); provided, that in the event and to the extent receipt of any payment is not confirmed by the Trustee or Paying Agent (other than the Irish Paying Agent) by 1:00 p.m. (New York City time) on such Payment Date or any Business Day thereafter, distribution thereof shall be made on the Business Day following the Business Day such payment is received.

(b) Payments on a Payment Date with respect to (i) any Notes in the form of Global Notes shall be made by wire transfer to or as instructed by the Depositary at least five Business Days before the applicable Payment Date so long as it is the Holder thereof and (ii) Notes in the form of Definitive Notes shall be made by check mailed to each Holder of a Definitive Note determined on the applicable Record Date, at its address appearing in the applicable Register; alternatively, Holders of Definitive Notes having an aggregate principal amount of not less than $1,000,000, upon application in writing to the Trustee, not later than the applicable Record Date, may have such payment made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any Global Note or Definitive Note, however, shall be made only upon presentation and surrender of such Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent (other than the Irish Paying Agent) specified in the notice given by the Trustee or Paying Agent with respect to such final payment. The Trustee or Paying Agent (other than the Irish Paying Agent) shall mail such notice of the final payment of each Note to the Holder thereof, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment and such notice shall also be published by such publication as the Irish Stock Exchange may require and in such other publication as the Irish Paying Agent may determine to comply with its obligations hereunder.

Section 2.06 Minimum Denomination. Each subclass of Notes shall be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Section 2.07 Transfer and Exchange; Cancellation. (a)  Certain Transfers and Exchanges. Transfer of any Global Note shall be by delivery. The Issuer represents that it has agreed with the Depositary that a Global Note and the corresponding Depositary Interests therein shall only be transferred in the circumstances described in this Indenture. All Global Notes will be exchanged by the Issuer for Notes in definitive registered form substantially as set forth in the applicable exhibit to this Indenture (each, a “Definitive Note”) if (i) the Depositary notifies the Issuer in writing that it is no longer willing or able to properly discharge its responsibilities as depositary with respect to the Depositary Interests and a successor depositary is not appointed in accordance with the terms of this Indenture by the Depositary at the request of the Issuer within 90 days of such notice, (ii) the Issuer or the Depositary advises the Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities as depositary and the Issuer is unable to appoint a successor depositary acceptable to the Trustee within 90 days of such notice or (iii) after the occurrence of an Event of Default with respect to any subclass of Notes, owners of Beneficial Interests of such subclass representing an aggregate of not less than 51% of the aggregate Outstanding Principal Balance of Notes of such subclass advise the Issuer, the Trustee, and the Depositary through the Participants in writing that the continuation of a book-entry system through the Depositary (or a successor thereto) is no longer in the best interests of such owners. Upon surrender to the Trustee of the Global Notes of any subclass, accompanied by registration instructions from the Holder of such Global Note as provided in this Indenture, the Issuer shall issue and the Trustee shall authenticate and deliver the Definitive Notes of such subclass to the owners thereof.

None of the Issuer, the Paying Agent or the Trustee shall be liable for any delay in delivery of such registration instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions as provided in accordance with the terms of this Indenture. Upon the issuance of Definitive Notes of any subclass, the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Holders of such subclass hereunder. Neither the Issuer nor the Trustee shall be liable if the Trustee or the Issuer is unable to appoint a successor Depositary.

The transfer and exchange of Beneficial Interests shall be effected through the Depositary, in accordance with this Indenture and the Applicable Procedures of the Depositary therefor. Beneficial Interests corresponding to Global Notes shall be subject to restrictions on transfer comparable to those set forth in Section 2.12 and elsewhere herein. The Trustee shall have no obligation to ascertain the Depositary’s compliance with any such restrictions on transfer.

Any Beneficial Interest corresponding to one of the Global Notes of any subclass that is transferred to a Person who will hold such Beneficial Interest in the form of an interest in the other Global Note of such subclass will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Beneficial Interests in such other Global Note for as long as it remains such an interest.

Global Notes may also be exchanged or replaced, in whole or in part, as provided in Section 2.08. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof pursuant to Section 2.08 shall be authenticated and delivered in the form of, and shall be, a Global Note in registered form. A Global Note may not be exchanged for another Note other than as provided in Sections 2.07(a) and 2.08.

(b) Transfer and Exchange of Definitive Notes. A Holder may transfer a Definitive Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.

Prior to the due presentment for registration of transfer of a Definitive Note, the Issuer and the Trustee may deem and treat the applicable registered Holder as the absolute owner and Holder of such Definitive Note for the purpose of receiving payment of all amounts payable with respect to such Definitive Note and for all other purposes and shall not be affected by any written notice to the contrary. The Registrar (if different from the Trustee) shall promptly notify the Trustee and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Definitive Note.

When Definitive Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Definitive Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes. Except as set forth in Sections 2.08 and 2.09, no service charge shall be made for any registration of transfer or exchange of any Definitive Notes.

The Issuer shall not be required to exchange or register the transfer of any Definitive Notes as above provided during the 15-day period preceding the Final Maturity Date of any such Notes or during the period after the first mailing of any notice of Redemption of Notes to be redeemed. The Issuer shall not be required to exchange or register the transfer of any Definitive Notes that have been selected, called or are being called for Redemption except, in the case of any Definitive Notes where notice has been given that such Definitive Notes are to be redeemed in part, the portion thereof not so to be redeemed.

(c) Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. Each Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or purchase. The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment. The Issuer may not issue new Notes (other than Refinancing Notes issued in connection with any Refinancing) to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.08 Mutilated, Destroyed, Lost or Stolen Notes. If any Definitive Note or Global Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Holder thereof and presentation of such Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar (including, in the case of Definitive Notes or Global Notes listed on the Irish Stock Exchange, at the offices of the co-registrar in Ireland, if any), issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Definitive Note or Global Note of the same subclass, payable to such Holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Definitive Note or Global Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or the Registrar and forwarded to the Issuer by the Trustee or the Registrar. If the Definitive Note or Global Note being replaced has been destroyed, lost or stolen, the Holder thereof shall furnish to the Issuer, the Trustee or the Registrar (a) such security or indemnity as may be required by them to save the Issuer, the Trustee and the Registrar harmless and (b) evidence satisfactory to the Issuer, the Trustee and the Registrar of the destruction, loss or theft of such Definitive Note or Global Note and of the ownership thereof. The Holder(s) will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

Section 2.09 Payments of Transfer Taxes. Upon the transfer of any Note or Notes pursuant to Section 2.07, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

Section 2.10 Refinancing of Initial Notes. (a) Subject to Section 2.01(a), the next succeeding two sentences, paragraphs (b), (c) and (d) below and Section 5.02(f)(ii), the Issuer may issue Refinancing Notes pursuant to this Indenture for the purpose of refinancing the Outstanding Principal Balance of the Initial Notes (including refinancings of Refinancing Notes). Each refinancing of the Initial Notes with the proceeds of an offering of Refinancing Notes (a “Refinancing”) shall be authorized pursuant to one or more Board Resolutions and shall be effected only following a Rating Agency Confirmation and upon obtaining the prior written consent of the Policy Provider (unless the Policy Non-Consent Event has occurred or will occur in connection with such Refinancing) and the Initial Liquidity Facility Provider (unless the Initial Liquidity Facility Non-Consent Event has occurred or will occur in connection with such Refinancing). Each Refinancing Note shall constitute a “Note” for all purposes under this Indenture, and shall have the class or subclass designation and such further designations added or incorporated in such title as specified in the related Board Resolutions, in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.

(b) A Refinancing of the Initial Notes in whole or in part may occur on any Payment Date after the Initial Closing Date and shall be effected as an Optional Redemption pursuant to Section 3.11. On the date of any Refinancing, the Issuer shall issue and sell an aggregate principal amount of Refinancing Notes not to exceed the Redemption Price of the Notes being refinanced thereby and any accrued and unpaid interest plus the Refinancing Expenses relating thereto, any Policy Premium plus Policy Redemption Premium, if any, due and payable to the Policy Provider and any amount to be deposited in any Cash Collateral Account for such Refinancing Notes. The proceeds of each sale of Refinancing Notes shall be used to make the deposit required by Section 3.11(d), to pay such Refinancing Expenses, any Policy Premium plus Policy Redemption Premium, if any, due and payable to the Policy Provider and to fund such Cash Collateral Account.

(c) Each Refinancing Note shall contain such terms as may be established in or pursuant to the related Board Resolution (subject to Section 2.01), in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.09 with respect to all other Obligations as the Notes of the class to which such Refinancing Notes belong (and, with respect to other subclasses of such class, as provided in Section 3.10). Prior to any Refinancing, any or all of the following, as applicable, with respect to the related issue of each subclass of Refinancing Notes shall have been determined by the Issuer and set forth in one or more Board Resolutions, in any indenture supplemental hereto or specified in the form of such Notes, as the case may be:

(i) the Initial Notes to be refinanced by such Refinancing Notes;

(ii) the aggregate principal amount of such Refinancing Notes that may be issued;

(iii) the proposed date of such Refinancing;

(iv) the Expected Final Payment Date and the Final Maturity Date of such Refinancing Notes;

(v) whether such Refinancing Notes are to have the benefit of any Eligible Credit Facility and, if so, the amount and other terms thereof and/or any increase in the Required Amount for any Cash Collateral Account;

(vi) the rate at which such Refinancing Notes shall bear interest or the method by which such rate shall be determined;

(vii) if other than denominations of $200,000 or higher integral multiples of $1,000 (with respect to Notes), the denomination or denominations in which such Refinancing Notes shall be issuable;

(viii) whether beneficial owners of interests in any such permanent global Refinancing Note may exchange such interests for Refinancing Notes of the same class or subclass and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.07, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depositary therefor if not the Depositary;

(ix) any adjustments to be made, consistent with Sections 3.10 and 3.12, to the applicable Pool Factors or Extended Pool Factors as a result of the issuance of such Refinancing Notes;

(x) the class and subclass of Notes to which such Refinancing Notes belong;

(xi) whether such Refinancing Notes are to have the benefit of the Policy as provided in clause (d) below; and

(xii) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to such Refinancing Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Section 5.02(f)(ii)).

If any of the terms of any issue of Refinancing Notes are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Refinancing Notes.

(d) In connection with any Refinancing of any subclass of Notes that has occurred with the prior written consent of the Policy Provider, each of the Policy and the Policy Provider Agreement shall be amended to cover such subclass of Notes and the Policy Provider shall deliver a new Policy or amended Policy, as applicable, to the Trustee; provided, however, that notwithstanding anything to the contrary herein, no Notes that are not covered by the Policy may be issued while the Policy remains outstanding. In connection with the amendment of the Policy to cover the Refinancing Notes, the Policy Provider agrees to deliver to the Issuer, on or prior to the date of Refinancing, legal opinions and corporate documents in respect of the amended Policy, substantially similar in form, scope and substance to the legal opinions and corporate documents delivered by the Policy Provider on the Initial Closing Date. The Policy Provider agrees that its rights of reimbursement in respect of the Policy Drawings under the amended Policy will be the same as its rights of reimbursement set forth in Section 3.09, and premium payable in respect of the amended Policy shall be on the same basis and terms as the Policy Premium and Policy Redemption Premium paid in respect of the Policy issued on the Initial Closing Date (unless otherwise agreed to by the Issuer and the Policy Provider).

(e) In connection with any Refinancing of any subclass of Notes that has occurred with the prior written consent of the Initial Liquidity Facility Provider, the Initial Liquidity Facility if so required by the terms of such Refinancing shall be amended to cover such subclass of Notes and the Initial Liquidity Facility Provider shall deliver a new Eligible Credit Facility or amended Initial Liquidity Facility, as applicable, to the Trustee. In connection with the amendment of the Initial Liquidity Facility to cover the Refinancing Notes, the Initial Liquidity Facility Provider agrees to deliver to the Issuer, on or prior to the date of Refinancing, legal opinions and corporate documents in respect of the amended Initial Liquidity Facility, substantially similar in form, scope and substance to the legal opinions and corporate documents delivered by the Initial Liquidity Facility Provider on the Initial Closing Date. The Initial Liquidity Facility Provider agrees that its rights of reimbursement in respect of the drawings under the amended Initial Liquidity Facility will be the same as its rights of reimbursement set forth in Section 3.09, and fees payable in respect of the amended Initial Liquidity Facility shall be on the same basis and terms as the fees paid in respect of the Initial Liquidity Facility entered into on the Initial Closing Date.

(f) In connection with any Refinancing of a subclass of Notes, the Issuer shall pay to all parties to the Related Documents all reasonable costs and expenses related thereto.

(g) Notwithstanding anything to the contrary herein, if the Initial Notes are refinanced in whole with any subclass of Notes that are not covered by the Policy, the issuance of such new uninsured subclass of Notes shall be subject to the following conditions precedent:

(i) the payment in full of all outstanding Policy Provider Obligations to the Policy Provider; and

(ii) the return of the Policy to the Policy Provider for cancellation and termination.

Section 2.11 Additional Notes. (a)  Subject to the next succeeding two sentences and paragraphs (b) and (c) below and Section 5.02(f)(iv), the Issuer may issue Additional Notes pursuant to this Indenture, the proceeds of which in each case shall be used to acquire Additional Aircraft or make Conversion Payments, as the case may be, or to make payments into a Cash Collateral Account or to pay expenses related thereto (each, an “Additional Issuance”). Each issuance of Additional Notes shall be authorized pursuant to one or more Board Resolutions and shall be effected only following a Rating Agency Confirmation and upon obtaining the prior written consent of the Policy Provider (unless the Policy Non-Consent Event has occurred) and the Initial Liquidity Facility Provider (unless the Initial Liquidity Facility Non-Consent Event has occurred) and upon obtaining a legal opinion that such Additional Notes are debt for U.S. Federal income tax purposes. Each Additional Note shall constitute a “Security” for all purposes under this Indenture and shall have such subclass and such further designations added or incorporated in such title as specified in the related Board Resolutions, in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.

(b) Each Additional Note shall contain such terms as may be established in or pursuant to the related Board Resolutions (subject to Section 2.01), in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.09 with respect to all other Obligations as the Notes of the class to which such Additional Notes belong (and, with respect to other subclasses of such class, as provided in Section 3.10). Prior to any issuance, any or all of the following, as applicable, with respect to the related Additional Issuance shall have been determined by the Issuer and set forth in such Board Resolutions, in any indenture supplemental hereto or specified in the form of such Securities, as the case may be:

(i) the subclass of Additional Notes to be issued;

(ii) with respect to each such subclass of Additional Notes:

(A) the aggregate principal amount of any such Additional Notes which may be issued;

(B) the proposed date of such Additional Issuance;

(C) the Expected Final Payment Date and the Final Maturity Date of any such Additional Notes;

(D) whether any such Additional Notes are to have the benefit of any Eligible Credit Facility and/or any increase in Required Amount for any Cash Collateral Account for the related class or classes of Notes and, if so, the amount and terms thereof;

(E) the rate at which any such Additional Notes shall bear interest or the method by which such rate shall be determined;

(F) if other than denominations of $200,000 or higher integral multiples of $1,000 (with respect to Notes), the denomination or denominations in which any such Additional Notes shall be issuable;

(G) any adjustments to be made, consistent with Sections 3.10 and 3.12, to the applicable Pool Factors or Extended Pool Factors as result of the issuance of any such Additional Notes;

(H) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to any such Additional Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Section 5.02(f)(iv)); and

(iii) to what extent the proceeds of such Additional Notes are to be used to acquire Additional Aircraft or to make Conversion Payments, or both, and

(A) in the case of Additional Aircraft, a description of such Additional Aircraft and the Expected Useful Life of such Additional Aircraft; and;

(B) in the case of Conversion Payments, a description of the Aircraft to be modified and the Expected Useful Life of such Aircraft.

If any of the terms of any issue of any such Additional Notes are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Additional Notes.

(c) In the event Additional Notes are issued with the prior consent of the Policy Provider, each of the Policy and the Policy Provider Agreement shall be amended to cover such Additional Notes and the Policy Provider shall deliver a new Policy or amended Policy, as applicable, to the Trustee; provided, however, that, notwithstanding anything to the contrary herein, no subclass of Notes that are not covered by the Policy may be issued while the Policy remains outstanding. In connection with any such issuance of Additional Notes as a subclass of Notes and amendment of the Policy, the Policy Provider agrees to deliver to the Issuer, on or prior to the date of issuance, legal opinions and corporate documents in respect of the amended Policy, substantially similar in form, scope and substance to the legal opinions and corporate documents delivered by the Policy Provider on the Initial Closing Date. The Policy Provider

agrees that its rights of reimbursement in respect of any Policy Drawings under the amended Policy will be the same as its rights of reimbursement set forth in Section 3.09, and premium payable in respect of the amended Policy shall be on the same basis and terms as the Policy Premium and the Policy Redemption Premium, if any, paid in respect of the Policy issued on the Initial Closing Date (unless otherwise agreed to by the Issuer and the Policy Provider).

(d) In connection with any issuance of Additional Notes, the Issuer shall pay to all parties to the Related Documents all reasonable costs and expenses related thereto.

Section 2.12 Special Transfer Provisions. (a)  Certain Transfers and Exchanges of Beneficial Interests. In connection with all transfers and exchanges of a Beneficial Interest in a Global Note for a Beneficial Interest in a Definitive Note, the transferor of such Beneficial Interest must deliver to the Depositary either (i) (A) instructions given in accordance with the Applicable Procedures from a Participant directing the Depositary to credit or cause to be credited a Beneficial Interest corresponding to the specified Global Note in an amount equal to the Beneficial Interest to be transferred or exchanged, (B) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (C) instructions given by the Depositary to effect the transfer referred to in (A) and (B) above or (ii) (A) instructions given in accordance with Applicable Procedures from a Participant directing the Depositary to cause to be issued a Definitive Note by means of the process set forth in Section 2.07(a) (if permitted pursuant to Section 2.07) in an amount equal to the Beneficial Interest to be transferred or exchanged and (B) instructions given by the Holder of the Global Note to effect the transfer referred to in (A) above.

(b) Transfer of Beneficial Interests in the Same Global Note. Beneficial Interests in a Global Note may be transferred to Persons who will hold such Beneficial Interest in a form corresponding to the same Global Note in accordance with the transfer restrictions set forth in the Restrictive Legend.

(c) Transfer of Beneficial Interests to Another Global Note. Beneficial Interests corresponding to one of the Global Notes of any subclass may be transferred to Persons who will hold such Beneficial Interest in the form of a Beneficial Interest corresponding to the other Global Note of such subclass if the Depositary receives the following:

(i) if prior to or on the 40th day after the later of the commencement of the offering of the Notes and the relevant Closing Date (the “Restricted Period”), and if the transferee will hold such interests in the form of a Beneficial Interest corresponding to a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof. After the expiration of the Restricted Period the certification requirements of this clause (i) will no longer apply to such transfers; and

(ii) if the transferee will hold such interests in the form of a Beneficial Interest corresponding to a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof.

(d) Notation by the Trustee of Transfer of Beneficial Interests Among Global Notes. Upon satisfaction of the requirements for transfer of Beneficial Interests pursuant to paragraphs (a) and (c) above, the Depositary shall present to the Trustee the relevant Global Note from which the Beneficial Interests are being transferred to reduce the principal amount of such Global Note and the relevant Global Note to which the Beneficial Interests are being transferred to increase the principal amount of such Global Note, in each case, by the principal amount of such Beneficial Interests being transferred (and an appropriate notation shall be made thereon by the Trustee). The Trustee shall then promptly deliver appropriate instructions to the Depositary to reduce or reflect on its records a reduction of the Beneficial Interests in the Global Note from which the Beneficial Interests are being transferred by the principal amount of such Beneficial Interests, and the Trustee shall promptly deliver appropriate instructions to the Depositary concurrently with such reduction, to increase or reflect on its records an increase of the Beneficial Interests in the Global Note to which Beneficial Interests are being transferred by the principal amount of such Beneficial Interests, and to credit or cause to be credited to the account of the Participant specified in the instructions delivered by the transferor of such Beneficial Interests pursuant to paragraph (a) of this Section 2.12 the Beneficial Interests being transferred.

(e) Exchange of Beneficial Interests for Definitive Notes. Any Definitive Note delivered in exchange for a Beneficial Interest corresponding to a Rule 144A Global Note or Regulation S Global Note, as the case may be, pursuant to this Indenture and Section 2.07(a) shall, except as otherwise provided by paragraph (f) of this Section 2.12, bear the Restrictive Legend set forth in Section 2.02.

(f) Restrictive Legend. Upon the transfer, exchange or replacement of Definitive Notes not bearing the Restrictive Legend, the Registrar shall deliver Definitive Notes that do not bear the Restrictive Legend. Upon the transfer, exchange or replacement of Definitive Notes bearing the Restrictive Legend, the Registrar shall deliver only Definitive Notes that bear the Restrictive Legend unless, in the case of Initial Notes, there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(g) General. By its acceptance of any Note bearing the Restrictive Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restrictive Legend and agrees that it will transfer such Note only as provided in this Indenture. By its acceptance of a Depositary Interest or Beneficial Interest corresponding to any Global Note, each such owner acknowledges the restrictions on transfer of such Depositary Interest or Beneficial Interest set forth in this Indenture and agrees that it will transfer such Depositary Interest or Beneficial Interest only as set forth in this Indenture. The Registrar shall not register a transfer of any Definitive Note unless such transfer complies with the restrictions on transfer of such Definitive Note set forth in this Indenture. In connection with any transfer of Notes or Beneficial Interests corresponding thereto, each Holder or owner thereof agrees by its acceptance of such Notes or such Beneficial Interests to furnish the Trustee or the Depositary, as the case may be, the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee or Depositary, as the case may be, shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.12 in accordance with its customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

Section 2.13 [Reserved]

Section 2.14 Statements to Holders. (a)  The Issuer shall cause the Cash Manager to deliver to the Trustee, the Manager and the Board, and the Trustee shall (or shall instruct any Paying Agent to) distribute or make available to each Holder (including any beneficial holders with respect to the owners of Beneficial Interests by delivery to the Depositary), the Policy Provider, the Initial Liquidity Facility Provider and each Rating Agency (any such distribution, a “Trustee Report Distribution”), on the second Business Day before each Payment Date and on any other date for distribution of any payments with respect to each subclass of Notes then outstanding, a monthly report, substantially in the form attached as Exhibit D hereto prepared by the Cash Manager (after consultation with the Manager) and setting forth the information described therein after giving effect to such payment (each, a “Monthly Report”). Each Monthly Report provided for each March, June, September and December shall be accompanied by a report including (i) a statement setting forth an analysis of the Collections Account activity for the preceding fiscal quarter ended March, June, September and December, respectively, (ii) a discussion and analysis of such activity and of any significant developments affecting the Issuer Group in such quarter and (iii) an updated description of the Aircraft then in the Portfolio and the related Lessees (each, a “Quarterly Report”). Each Monthly Report provided for each June shall be accompanied by a report including (x) a statement setting forth an analysis of the Collections Account activity for the preceding fiscal year ended December 31, (y) a discussion and analysis of such activity and of any significant developments affecting the Issuer Group in such year and (z) updated information with respect to the Aircraft then in the Portfolio (each, an “Annual Report”). Each Annual Report shall include audited consolidated financial statements of the Issuer Group and shall contain a comparison to the Issuer’s performance to the assumptions in the Offering Memorandum. Each Quarterly Report and Annual Report shall also contain a quarterly or annual, as the case may be, statement of (a) the Aircraft on ground distinguishing between those on ground due to any repossessions and those subject to re-marketing for re-leasing and (b) a comparison of actual versus expected payment results. The Trustee shall deliver a copy of, or make available via a website, each Quarterly Report and Annual Report to any Holder or other Secured Party who requests a copy thereof.

(b) The Issuer shall cause the Manager to deliver, after the end of each calendar year but not later than the latest date permitted by law, to the Trustee, the Policy Provider, the Initial Liquidity Facility Provider and the Board, and the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Holder of any subclass of Notes during such calendar year, a statement prepared by the Cash Manager (after consultation with the Manager) containing the sum of the amounts determined pursuant to Exhibit D hereto with respect to the subclass of Notes for such calendar year or, in the event such Person was a Holder of any subclass during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Cash Manager (after consultation with the Manager) and which a Holder shall reasonably request as necessary for the purpose of such Holder’s preparation of its U.S. federal income or other tax returns. So long as any of the Notes are Global Notes held by the Depositary, such report and such other items will be prepared on the basis of such information supplied to the Cash Manager by the Depositary, and will be delivered by the Trustee, when received from the Cash Manager, to the Depositary and the applicable beneficial owners in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

(c) The Issuer shall cause a copy of each statement, report or document described in Section 2.14(a) and Section 6.11 to be concurrently delivered by the Cash Manager to each Rating Agency and the Manager.

(d) At such time, if any, as the Notes of any subclass are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in Section 2.14(b) to each Holder of a Definitive Note of such subclass for the relevant period of ownership of such Definitive Note as appears on the records of the Registrar.

(e) Following each Payment Date and any other date specified herein for distribution of any payments with respect to the Notes and prior to a Refinancing or Redemption, the Trustee shall cause notice thereof to be given (i) by either of (A) publication by the Irish Paying Agent in the Irish Times or, if such newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe or (B) by way of announcement by the Irish Listing Agent at the Companies Announcement office at the Irish Stock Exchange, (ii) by either of (A) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Holders or (B) publication in the Financial Times (European Edition) and The Wall Street Journal (National Edition) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe and the United States and (iii) so long as such Notes are registered with the Depositary, Euroclear and/or Clearstream, and so long as such Notes are listed on the Irish Stock Exchange and traded on the Irish Stock Exchange and the rules of such exchange so permit as advised by the Listing Agent, delivery of the relevant notice to the Depositary, Euroclear and/or Clearstream for communication by them to Holders of such subclass.

Notwithstanding the above, any notice to the Holders of any class or subclass of Floating Rate Notes specifying an interest rate for such Notes, any Payment Date, any principal payment or any payment of premium, if any, shall be validly given by delivery of the relevant notice to the Depositary, Euroclear and/or Clearstream for communication by them to such Holders, without the need for publication in the Irish Times, and shall be promptly delivered to the Listing Agent and made available at the offices of the Irish Paying Agent and the Irish Stock Exchange (other than notices required to be delivered by the Cash Manager under the Related Documents). Any such notice shall be deemed to have been given on the first day on which any of such conditions shall have been met.

(f) The Trustee shall be at liberty to sanction some other method of giving notice to the Holders of any subclass if, in its opinion, such other method is reasonable, having regard to the number and identity of the Holders of such subclass and/or to market practice then prevailing, is in the best interests of the Holders of such subclass and will comply with the rules of the Irish Stock Exchange for so long as such Notes are listed on the Irish Stock Exchange and traded on the Irish Stock Exchange or such other stock exchange (if any) on which the Notes of such subclass are then listed, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided that notice of such method is given to the Holders of such subclass in such manner as the Trustee shall require.

Section 2.15 CUSIP, CCN and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP”, “CCN”, “ISIN” or other identification numbers (if then generally in use), and if so, the Trustee shall use CUSIP numbers, CCN numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided further, that failure to use “CUSIP”, “CCN”, “ISIN” or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

Section 2.16 Holder Representations and Covenants. Each Holder and beneficial owner of a Note, by the purchase of such Note or beneficial interest therein, covenants and agrees that it will treat such Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

ARTICLE III

ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.01 Accounts. (a)  Establishment of Accounts. The Cash Manager, acting on behalf of the Security Trustee, shall direct the Operating Bank in writing to establish and maintain on its books and records in the name of the Security Trustee (i) a collections account (the “Collections Account”), one or more lessee funded accounts as provided in the Cash Management Agreement (each, a “Lessee Funded Account”), a security deposit account (the “Security Deposit Account”), an expense account (the “Expense Account”), one note account for the Initial Notes (each, a “Note Account”), an aircraft purchase account (the “Aircraft Purchase Account”), a capital surplus account (the “Capital Account”), an account for the holders of the Class B Shares (the “Class B Shareholder Account”), a liquidity reserve account for the Notes (the “Liquidity Facility Reserve Account”), a budgeted cash reserve account for the Notes (the “Budgeted Cash Reserve Account”) and a payment account for the Initial Liquidity Facility (the “Initial Liquidity Payment Account”), in each case on or before the Initial Closing Date and (ii) thereafter one or more rental accounts (each, a “Rental Account”) and any additional Lessee Funded Accounts, in each case provided for in the Cash Management Agreement, any additional Note Accounts, an aircraft conversion account (the “Aircraft Conversion Account”), a defeasance/redemption account (the “Defeasance/Redemption Account”), a refinancing account (the “Refinancing Account”), an account for Budgeted Cash Amounts (the “Budgeted Cash Account”) and any other Account (including, any Cash Collateral Account) the establishment of which is set forth in a Board Resolution delivered to the Trustee, the Security Trustee and the Cash Manager, in each case at such time as is set forth in this Section 3.01 or in such Board Resolution. The Cash Manager shall establish an Irish collections account (the “Irish VAT Refund Account”) in the name of the Issuer at an Eligible Institution. Each Account shall be established and maintained as an Eligible Account in accordance with the terms of, and be subject to, the Security Trust Agreement (or, in the case of the Irish VAT Refund Account, a charge over bank account governed by Irish law with respect thereto (the “Irish Account Charge”)) so as to create, perfect and establish the priority of the security interest of the Security Trustee in such Account and all cash, Investments and other property therein under the Security Trust Agreement (or, in the case of the Irish VAT Refund Account, the Irish Account Charge) and otherwise to effectuate the Security Trust Agreement (or, in the case of the Irish VAT Refund Account, the Irish Account Charge). Each new Account established pursuant to Section 2.03(a)(i) of the Cash Management Agreement shall, when so established, be the Account of such name and purposes for all purposes of this Indenture.

(b) Withdrawals and Transfers Generally. Any provision of this Indenture relating to any deposit, withdrawal or any transfer to or from, any Account shall be effected by the Cash Manager directing the Operating Bank by a Written Notice of the Cash Manager (such Written Notice to be provided to the Operating Bank by 1:00 p.m. (New York City time) on the date of such deposit, withdrawal or transfer) given in accordance with the terms of this Indenture, the Cash Management Agreement and the Security Trust Agreement. Each such Written Notice to the Operating Bank shall be also communicated in computer file format or in such other form as the Cash Manager, the Operating Bank, the Trustee and the Security Trustee agree; provided that, in the case of communication in computer file format or any other form other than a written tangible form, a written tangible form thereof shall promptly thereafter be sent to the Operating Bank. No deposit, withdrawal or transfer to or from any Account shall be made except in accordance with the terms of this Indenture, the Security Trust Agreement and the Cash Management Agreement or by any Person other than the Operating Bank (only upon the Written Notice of the Cash Manager) or, in the case of the Note Accounts, the Trustee (in which respect the Trustee agrees it is acting as the agent of the Security Trustee). Each of the parties to this Agreement acknowledges that the terms of this Indenture contemplate that the Cash Manager will receive certain information from other parties to this Indenture and the Related Documents in order for the Cash Manager to be able to perform all or any part of its obligations hereunder, that the Cash Manager will be able to perform its obligations hereunder only to the extent such information is provided to the Cash Manager by the relevant parties and that the Cash Manager may conclusively rely, absent manifest error, on such information as it receives without undertaking any independent verification of that information. The Cash Manager agrees that if it does not receive any such information it will promptly notify the party who was to provide such information of such failure.

(c) Collections Account. All Collections (including amounts transferred from the Rental Accounts) shall be, when received, deposited in the Collections Account, and all cash, Investments and other property in the Collections Account shall be transferred from the Collections Account in accordance with the terms of this Indenture.

(d) Lessee Funded Account. Any Segregated Funds received from time to time from any Lessee or pursuant to any Acquisition Agreement shall be transferred by the Operating Bank at the written direction of the Cash Manager from the Collections Account into the related Lessee Funded Account. The Cash Manager shall not make any withdrawal from, or transfer from or to, any Lessee Funded Account in respect of (i) any portion of the Segregated Funds therein consisting of a security deposit except, upon the termination of the related Lease, as provided in such Lease or (ii) any Segregated Funds that is contrary to the requirements of the respective Leases as to Segregated Funds and the requirements of the Security Trust Agreement (including the agreement of the Security Trustee that it designate on its account records that it holds its interest in each Lessee Funded Account for the benefit of the respective Lessee in respect of whom such Segregated Funds are held). Without limiting the foregoing, no cash, Investment and other property in a Lessee Funded Account may be used to make payments, other than as permitted under Section 3.08, in respect of the Notes at any time, including after the delivery of a Default Notice. Any Segregated Funds relating to an expired or terminated Lease that remain in a Lessee Funded Account after expiration or termination of such Lease and that are not due and owing to the relevant Lessee under such expired or terminated Lease shall, if so required under the terms of a subsequent Lease, if any, relating to such Aircraft, be credited in a Lessee Funded Account for the benefit of the next Lessee of the relevant Aircraft to the extent required under the terms of such subsequent Lease and, to the extent not so required, transferred to the Collections Account. When and as provided in the Cash Management Agreement the Cash Manager shall cause to be established such additional Lessee Funded Accounts.

(e) Security Deposit Account. Any cash security deposits received from time to time from any Lessee or pursuant to any Acquisition Agreement (other than any cash security deposit required to be Segregated Funds, which shall be deposited in the related Lessee Funded Account) shall be transferred by the Operating Bank at the written direction of the Cash Manager from the Collections Account into the Security Deposit Account. Any security deposits relating to an expired Lease that remain in the Security Deposit Account after expiration or termination of such Lease and that are not due and owing to the relevant Lessee under such expired or terminated Lease and accordingly not required to be transferred to the Expense Account under Section 3.08(c)(ii) shall, if so required under the terms of a subsequent Lease, if any, relating to such Aircraft, be credited in the Security Deposit Account or a Lessee Funded Account for the benefit of the next Lessee of the relevant Aircraft and, to the extent not so required, transferred to the Collections Account. No cash, Investment or other property in the Security Deposit Account may be used to make payments, other than as permitted under Section 3.08 hereof, in respect of the Notes at any time, except that on the earlier of the delivery of a Default Notice and the occurrence of an Acceleration Default, the Cash Manager shall direct the Trustee to, and the Trustee shall withdraw the collected credit balance of the Security Deposit Account and apply such amount in accordance with the payment priorities set forth in Section 3.09(b) hereof.

(f) Expense Account. On each Payment Date, such amounts as are provided in Section 3.09 in respect of the Required Expense Amount and Permitted Accruals shall be deposited into the Expense Account from the Collections Account. Expenses shall be paid from the Expense Account as provided in Section 3.04. If the Cash Manager determines that the sum of the amounts on deposit in the Budgeted Cash Account and the Budgeted Cash Reserve Account (if any) and the Available Budgeted Cash Amount is insufficient for the payment in full of any Budgeted Cash Shortfall, the Cash Manager shall direct the Trustee to, and the Trustee shall, upon receipt of such direction, transfer from the Expense Account funds sufficient to pay such Budgeted Cash Shortfall to the Budgeted Cash Account for withdrawal therefrom and distribution to the applicable Person in payment of such Budgeted Cash Shortfall.

(g) Rental Accounts. All Rental Payments, Additional Rent and other amounts received pursuant to any Related Collateral Document shall be deposited into the applicable Rental Account (including any Non-Trustee Account). Except with respect to Additional Rent and amounts, if any, that for local tax or other regulatory or legal reasons must be retained on deposit or as to the transfer of which the Cash Manager determines there is any substantial uncertainty, all amounts so deposited shall, within one Business Day of their receipt (or with respect to any Non-Trustee Account, within three Business Days of their receipt), be transferred by the Cash Manager to the Collections Account. All Additional Rent amounts so deposited in the applicable Rental Account shall, within three Business Days of their receipt (or with respect to any Non-Trustee Account, within four Business Days of their receipt), except as otherwise provided in Section 3.01(q), be deposited into the Budgeted Cash Account in amounts such that the aggregate amount on deposit therein is at least equal to the then Budgeted Cash Requirement, and the balance, if any, to the Collections Account for application in accordance with Section 3.09. In the event that there is a Budgeted Cash Shortfall with respect to any Payment Date and as a result a Budgeted Cash Shortfall Drawing is made under the Initial Liquidity Facility, any Additional Rent amounts subsequently received shall be applied by the Cash Manager first to repay any outstanding Budgeted Cash Shortfall Drawings (including interest thereon) until paid in full, and the balance, if any, shall be transferred to the Budgeted Cash Account, except as otherwise provided in Section 3.01(q). If the Cash Manager determines that, for any tax or other regulatory or legal reason, any such Collections may not be deposited into an account in the name of the Security Trustee, then, notwithstanding the requirements of Section 3.01(a), the relevant Issuer Group Member may establish one or more Rental Accounts (a “Non-Trustee Account”) for such Collections in its own name (but subject to the direction and control of the Cash Manager on behalf of the Security Trustee) at any Eligible Institution provided that the Issuer Group member that is the lessor under the relevant Lease is or becomes a party to a Security Document with respect to such Account.

(h) Refinancing Account. Upon Written Notice of the Issuer to it of, or a Board Resolution provided to it authorizing, a Refinancing, the Cash Manager shall cause the Operating Bank to establish and maintain a Refinancing Account pursuant to Section 3.01(a) in the name of the Security Trustee for the benefit of the Holders of the Initial Notes, if any, to be refinanced. All net cash proceeds of such Refinancing shall be deposited in the Refinancing Account and shall be held in such Account until such proceeds are applied to pay the Redemption Price of and all accrued and unpaid interest on such Initial Notes until such Initial Notes are cancelled by the Trustee and Refinancing Expenses (and any Policy Premium and/or Policy Redemption Premium due and payable to the Policy Provider) with respect thereto (except to the extent the Board have determined, as evidenced by a Board Resolution, to pay the same from funds available therefor as Permitted Accruals in the Expense Account) and as otherwise provided in Section 5.02(f)(ii)(C).

(i) Defeasance/Redemption Account. Upon Written Notice of the Issuer to it, or a Board Resolution provided to it authorizing that any subclass of Notes is to be redeemed pursuant to Section 3.11 (other than in a Refinancing) or defeased under Article XI, the Cash Manager shall cause the Operating Bank to establish and maintain a Defeasance/Redemption Account pursuant to Section 3.01(a) in the name of the Security Trustee for the benefit of the Holders of such subclass. All amounts received for the purpose of any such redemption or defeasance shall be deposited in the Defeasance/Redemption Account.

(j) Aircraft Purchase Accounts. As and to the extent provided in Section 3.03(a), an amount equal to the Aircraft Purchase Price will be transferred from the Collections Account (out of the proceeds of the issuance of the Initial Notes and capital contributions in respect of the Class A Shares, after any other deposits or transfer out of such proceeds (including in respect of the Initial Expenses) to any other Account pursuant to Section 3.03(a)) to the Aircraft Purchase Account. The amount so deposited shall be held in such Account and invested in Permitted Account Investments until applied as provided in Section 3.04. Upon the occurrence of the Delivery Expiry Date under and as defined in the Asset Purchase Agreement, the Cash Manager shall direct the Operating Bank to transfer any remaining funds in the Aircraft Purchase Account to the Collections Account for application in accordance with Section 3.09. All proceeds of any Additional Notes shall, after making any other deposits out of such proceeds pursuant to Section 3.03 hereof or otherwise required by the terms of an indenture supplement hereto, a supplement to the Trust Agreement or a Board Resolution relating to such Additional Notes, be deposited in the Aircraft Purchase Account and shall be held in such Account and invested in Permitted Account Investments until applied for the purchase of Additional Aircraft in accordance with the relevant Acquisition Agreement. The Issuer shall give Written Notice to the Security Trustee and the Cash Manager of the satisfaction or waiver (specifying which) of all conditions for the payment of the Aircraft Purchase Price of any Additional Aircraft, and no amounts may be withdrawn or transferred from the Aircraft Purchase Account with respect to the Aircraft Purchase Price of such Additional Aircraft until receipt of such notice as to such Additional Aircraft.

(k) Aircraft Conversion Account. As and to the extent provided in Section 3.03 hereof (or in the terms of any indenture supplemental hereto), an amount equal to any expected Conversion Payment will be transferred from the Collections Account out of the proceeds of the Additional Notes and/or capital contributions by the holders of the Class A Shares to the Aircraft Conversion Account. The amount so deposited will be held in that Account and invested in Permitted Account Investments until applied as provided in Section 3.04 or 3.09 hereof. The Issuer shall notify the Security Trustee and the Cash Manager of the satisfaction or waiver (specifying which) of all conditions for the payment of any Conversion Payment, and no amounts may be withdrawn or transferred from the Aircraft Conversion Account until receipt of such notice as to such Conversion Payment.

(l) Note Account. Upon the issuance of Notes of any subclass for which a Note Account was not previously established, the Cash Manager shall cause the Operating Bank to establish and maintain a Note Account for such subclass in accordance with Section 3.01(a) in the name of the Security Trustee for the benefit of the Holders of the Notes of such subclass. Upon the transfer of any amounts to the Note Account for any subclass of Notes in accordance with Section 3.09 or Section 3.14, the Trustee on the same day shall pay all such amounts to the Holders of such subclass of Notes as of the related Record Date in accordance with the terms of this Indenture.

(m) Additional Cash Collateral Accounts. Upon receipt by the Cash Manager and the Trustee of a Board Resolution providing for the establishment of any additional Cash Collateral Account as an Eligible Credit Facility for one or more subclasses of Notes or in respect of any other Obligation, the Cash Manager shall, by Written Notice, cause the Operating Bank to establish (within three Business Days of the giving of such Written Notice) and maintain such Cash Collateral Account pursuant to Section 3.01(a) in the name of the Security Trustee for the benefit of the Holders of the Notes of each such subclass and/or the Secured Parties holding such other Obligation. All amounts provided in connection with any such Board Resolution for deposit in such Account and all amounts to be deposited in such Account under Section 3.09 as an Eligible Credit Facility shall be held in such Cash Collateral Account for application, and all replenishment shall be made, in accordance with the terms of the Board Resolution relating to such Eligible Credit Facility, which Board Resolution shall include the basis of any replenishment of the Cash Collateral Account.

(n) Liquidity Facility Reserve Account and Budgeted Cash Reserve Account.

(i)  Following the funding of the Liquidity Facility Reserve Account with a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing, if the Cash Manager determines that on any Payment Date after making all withdrawals and transfers to be made with respect to such Payment Date, there will be insufficient funds in the Collections Account (x) to transfer to the Expense Account an amount such that the amount on deposit therein is equal to the Required Expense Amount for such Payment Date, (y) to pay Senior Hedge Payments to each applicable Hedge Provider, in each case as provided in Section 3.09 and (z) to pay the Interest Amount for the Class G-1 Notes, in each case as provided in Section 3.09, the Cash Manager shall so notify the Trustee in writing under Section 3.07 and shall direct the Operating Bank in writing on such Payment Date to withdraw from the Liquidity Facility Reserve Account the lesser of (i)

the amount equal to the shortfall in making the payments set forth in clauses (x), (y) and (z) above and (ii) the amount on deposit therein. The Trustee shall, as set out in the Written Notice from the Cash Manager, apply the amount so withdrawn, first, to the Expense Account an amount such that the amount on deposit therein is at least equal to the Required Expense Amount for such Payment Date and second, in no order of priority inter se, but pro rata, (A) to the Note Accounts for the Class G-1 Notes, the Interest Amount on such subclass of Notes; and (B) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any Issuer Group Member pursuant to any Hedge Agreement.

(ii) Following the funding of the Budgeted Cash Reserve Account with a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing, if the Cash Manager determines that, on any Payment Date occurring on or prior to the Budgeted Cash Termination Date, after making all of the withdrawals from the Budgeted Cash Account, there exists a Budgeted Cash Shortfall, the Cash Manager shall so notify the Trustee and shall direct the Operating Bank on such Payment Date to withdraw from the Budgeted Cash Reserve Account the lesser of (x) the amount sufficient to pay the Budgeted Cash Shortfall in full after giving effect to any withdrawal from the Budgeted Cash Account and (y) the amount on deposit therein.

(o) Capital Account. Upon the transfer of any amounts to the Capital Account in accordance with Section 3.09 hereof, such amounts shall be available for distribution to the holders of the Class A Shares to the extent that the Board has declared a dividend or other distribution in respect of such amount.

(p) Class B Shareholder Account. Upon the transfer of any amounts to the Class B Shareholder Account for the holders of the Class B Shares in accordance with Section 3.09 hereof, the Trustee on the same day shall pay all such amounts to the holders of the Class B Shares to the extent that the Board has declared a dividend in respect of such amount.

(q) Budgeted Cash Account. (i) If the Cash Manager determines as of any Business Day that a Budgeted Cash Amount is due and payable (as calculated pursuant to 3.07(i) hereof) the Cash Manager shall so notify the Trustee in writing and direct the Operating Bank on such Business Day to withdraw from the Budgeted Cash Account the lesser of (A) an amount equal to such Budgeted Cash Amount and (B) the collected credit balance of such Account, and distribute to the applicable Person the amount so withdrawn in payment of such Budgeted Cash Amount; and (ii) on the Payment Date next following the delivery of a Default Notice or upon the occurrence of an Acceleration of the Notes, the Cash Manager shall, in any such case, direct the Trustee to, and the Trustee shall withdraw the collected credit balance of the Budgeted Cash Account and apply such amount first, to any outstanding Budgeted Cash Shortfall Drawings under the Initial Liquidity Facility, and then apply any remaining balance in accordance with the payment priorities set forth in Section 3.09(b) hereof, and from and after such Payment Date, all Additional Rent payments shall be transferred from the applicable Rental Account upon receipt thereof to the Collections Account to be applied in accordance with the payment priorities set forth in Section 3.09(b) hereof. In the event the Cash Manager determines on any Calculation Date that the balance on deposit in the Budgeted Cash Account is greater than the then Budgeted Cash Requirement (as determined by the Cash Manager after consultation with the Manager), the Cash Manager shall direct the Trustee to withdraw from such Account the amount by which such balance exceeds the then Budgeted Cash Requirement and shall transfer such excess amount to the Collections Account for application in accordance with Section 3.09. On the Budgeted Cash Termination Date, the Cash Manager shall (i) direct the Trustee to withdraw the collected credit balance of the Budgeted Cash Account and shall first apply such amount to repay any outstanding Budgeted Cash Shortfall Drawings, if any, under the Initial Liquidity Facility, and then transfer the remainder of such amount, if any, to the Collections Account for application in accordance with Section 3.09, and (ii) if applicable, direct the Operating Bank to make the withdrawals and transfers from the Budgeted Cash Reserve Account as provided in Section 3.14(f)(vi), and, from and after the Budgeted Cash Termination Date, all Additional Rent payments shall be transferred from the applicable Rental Account upon receipt thereof to the Collections Account to be applied in accordance with the payment priorities set forth in Section 3.09 hereof.

(r) Irish VAT Refund Account. All payments of refunds with respect to Irish value-added Tax and any similar amounts related to Irish Tax payments payable to the Issuer or any Issuer Subsidiary shall be, when received, deposited in the Irish VAT Refund Account. Funds held in the Irish VAT Refund Account shall, at the direction of the Manager, be converted into U.S. dollars with a recognized foreign exchange dealer or foreign commercial bank (which may be the bank where the Irish VAT Refund Account is located or the Cash Manager or an affiliate). The conversion of currency into U.S. dollars shall be pursuant to the conversion procedures set forth in Section 12.07. Upon conversion and receipt of U.S. dollars, the Cash Manager shall cause such amounts to be transferred from the Irish VAT Refund Account to the Collections Account as soon as administratively practicable. The cost and expense of any such conversion shall be added to and reflected in the rate obtained for conversion and in no event shall the Cash Manager or any of its affiliates be liable in respect of the exchange rate obtained for any such conversion or any related cost or expense.

All amounts held in the Irish VAT Refund Account from time to time shall be invested in Permitted Account Investments (at the direction of the Manager) pending conversion to U.S. dollars and transfer to the Collections Account.

Section 3.02 Investments of Cash. (a)  For so long as any Notes remain Outstanding, the Cash Manager, on behalf of the Security Trustee, shall, or shall direct the Operating Bank in writing to, invest and reinvest, at the written direction of the Cash Manager acting on the Issuer’s instructions, the funds on deposit in the Accounts in Permitted Account Investments; provided, however, that the Initial Liquidity Facility Provider shall be entitled to direct the Cash Manager to invest the amounts standing (if any) in the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account in Permitted Account Investments; provided further, however, that following the giving of a Default Notice or during the continuance of an Acceleration Default, the Cash Manager shall, or shall direct the Operating Bank in writing to, invest such funds on deposit or such amounts at the written direction of the Security Trustee in Permitted Account Investments described in clause (d) of the definition thereof (but in the case of a Lessee Funded Account only to the extent any such investment credited to such Lessee Funded Account or the Security Deposit Account is permitted by the Leases pursuant to which such funds were received) from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture. The Cash Manager shall make such investments and reinvestments and the Issuer (or the Cash Manager acting on the Issuer’s instructions), the Initial Liquidity Facility Provider and/or the Security Trustee as specified in the immediately preceding sentence shall provide such direction, all in accordance with the terms of the following provisions:

(i) the Permitted Account Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture (A) before the next Payment Date after which such investment is made, in the case of investments of funds on deposit in the Collections Account and the Expense Account, or (B) in accordance with a Written Notice provided by the Cash Manager (after consultation with the Servicer), the requirements of the relevant Leases or Aircraft Agreements, in the case of investments of funds on deposit in the Lessee Funded Accounts; provided that an investment maturing within one year of the date of investment shall nevertheless be a Permitted Account Investment if it has been acquired with funds which are not reasonably anticipated, at the discretion of the Manager, to be required to be paid to any other Person or otherwise transferred from the applicable Account prior to such maturity;

(ii) if any funds to be invested are not received in the Accounts by 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Permitted Account Investments described in clause (d) of the definition thereof; provided that none of the Cash Manager, the Trustee, the Security Trustee or the Initial Liquidity Facility Provider shall be liable for any losses incurred in respect of the failure to invest funds not thereby received; and

(iii) if required by the terms of a Lease, any investments of Segregated Funds on deposit in a Lessee Funded Account or funds on deposit in the Security Deposit Account shall be made on behalf of the relevant Lessee in such investments as may be required thereunder.

(b) The Trustee or their respective Affiliates are permitted to receive additional compensation that could be deemed to be in their respective economic self interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Permitted Account Investments, (ii) using Affiliates to effect transactions in certain Permitted Account Investments and (iii) effecting transactions in certain Permitted Account Investments. Neither the Cash Manager nor the Trustee guarantees the performance of any Permitted Account Investment.

(c) Except as expressly provided hereunder, neither the Cash Manager nor the Operating Bank shall have any obligation to invest and reinvest any cash held in the Accounts in the absence of timely and specific written investment direction from the Issuer, the Initial Liquidity Facility Provider or the Security Trustee, as the case may be. In no event shall the Cash Manager or the Operating Bank be liable for the selection of investments or for investment losses incurred thereon. Neither the Cash Manager nor the

Operating Bank shall have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer, the Initial Liquidity Facility Provider or the Security Trustee, as the case may be, to provide timely written investment direction.

Section 3.03 Closing Date Deposits, Withdrawals and Transfers. The Cash Manager shall, on each Closing Date at the written direction of the Issuer, upon the Operating Bank’s receipt thereof, make, or direct the Operating Bank to make, the following deposits and transfers to and from the Accounts in each case as specified in a prior Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank:

(a) on the Initial Closing Date,

(i) (A) deposit in the Collections Account the proceeds of the issuance of the Initial Notes, (B) deposit in the Collections Account the Initial Equity Amount, (C) deposit in the Security Deposit Account the amount of the initial security deposits that are not Segregated Funds received pursuant to the terms of the Asset Purchase Agreement and (D) deposit in any Lessee Funded Account an amount equal to any Segregated Funds for each Lease related to any Aircraft being acquired from a Seller on the Initial Closing Date;

(ii) after making the deposits required by clause (i) above and in the following order (A) transfer from the Collections Account to the Expense Account, such amount as is necessary so that the amount on deposit in the Expense Account is an amount equal to the Required Expense Amount for the initial Interest Accrual Period and the Initial Expenses, as specified in a Written Notice of the Cash Manager to the Trustee, (B) transfer from the Collections Account to the Aircraft Purchase Account the Aircraft Purchase Price for the Initial Aircraft pursuant to the Asset Purchase Agreement, (C) deposit in the Collections Account the amounts received by the Issuer from the Sellers, pursuant to Sections 5.1(a) and (b) of the Asset Purchase Agreement (except to the extent any such amounts constitute (i) initial security deposits that are not Segregated Funds, which amounts shall have been deposited into the Security Deposit Account as provided in subclause (i)(C) above, and (ii) Segregated Funds for each Lease, which amounts shall have been deposited into the applicable Lessee Funded Account as provided in subclause (i)(D) above), and (D) retain in the Collections Account the balance, if any, remaining after making the foregoing transfers; and

(iii) withdraw from the Expense Account such amount as is needed to discharge any portion of the Initial Expenses then due and payable on the Initial Closing Date and pay such amount to the appropriate payees thereof as specified in the Written Notice of the Cash Manager.

(b) on any Closing Dates in respect of the issuance of any Additional Notes,

(i) (A) deposit in the Collections Account the proceeds of the issuance of such Additional Notes, (B) deposit in the Security Deposit Account the amount of the initial security deposits that are not Segregated Funds received pursuant to the terms of the relevant Acquisition Agreements and (C) deposit in any Lessee Funded Account any Segregated Funds received pursuant to any Acquisition Agreement; and

(ii) after making the deposits required by clause (i) above and in the following order (A) transfer from the Collections Account to the Expense Account, such amount as is necessary so that the amount on deposit in the Expense Account is an amount equal to the Required Expense Amount for the next succeeding Payment Date, (B) transfer from the Collections Account to any Cash Collateral Account then to be established an amount equal to the Required Amount for such Account, (C) pay from the Collections Account to the Sellers the Aircraft Purchase Price for each Additional Aircraft being acquired from the Seller on the relevant Closing Date, (D) in the case of a Closing Date for any Additional Notes issued to finance any Aircraft Conversion, transfer from the Collections Account to the Aircraft Conversion Account such amount (to the extent not funded by a capital contribution made by the holders of the Class A Shares) as the relevant Conversion Agreement requires to be paid on or before that Closing Date and (E) retain in the Collections Account the balance, if any, remaining after making the foregoing transfers.

(c) on any Closing Date involving the issuance of Refinancing Notes, deposit the proceeds of such Refinancing into the Refinancing Account for application in accordance with Section 3.08(a).

Section 3.04 Interim Deposits, Transfers and Withdrawals. On any Business Day, the Cash Manager upon the Operating Bank’s receipt thereof, may make, or direct the Operating Bank to make, without duplication, the following deposits, transfers and withdrawals to and from the Accounts, in each case as specified in a prior Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank (which, in the case of clause (j) below, shall be accompanied by a notice from GECC to the Issuer delivered pursuant to Section 5.1 of the Asset Purchase Agreement):

(a) withdraw from a Lessee Funded Account or the Security Deposit Account to the extent that funds on deposit therein or available thereunder may be withdrawn or drawn pursuant to the terms of the related Lease for payment thereof, to discharge any Expense then due and payable and pay such amount to the appropriate payees thereof;

(b) withdraw from the Expense Account (to the extent of funds on deposit therein) such amount as is needed to discharge (i) any Primary Expenses and (ii) any Modification Payments or Refinancing Expenses in respect of which a Permitted Accrual was previously effected by a deposit in the Expense Account (whether or not any such deposit has been previously used to pay any other Primary Expense but excluding any portion of such deposit previously used to pay any Modification Payments or Refinancing Expenses) then due and payable and pay such amount to the appropriate payees thereof;

(c) transfer from the Collections Account from time to time (but in no event on less than one Business Day’s prior Written Notice to the Trustee (unless such one

Business Day’s notice requirement is waived by the Trustee)) other amounts to the Expense Account, in each case only to the extent that such funds are to be applied to Primary Expenses that become due and payable during such Interest Accrual Period and for the payment of which there are insufficient funds in the Expense Account; provided that no such transfer from the Collections Account in respect of Primary Expenses shall be made prior to the next succeeding Payment Date if, in the reasonable judgment of the Cash Manager, such transfer would have a material adverse effect on the ability of the Issuer to make payments of accrued and unpaid interest on the Class G-1 Notes then Outstanding on the next Payment Date therefor in accordance with Section 3.09;

(d) withdraw Segregated Funds from a Lessee Funded Account or security deposit from the Security Deposit Account or draw under or cause to be drawn under any applicable Related Collateral Document, in any case to the extent required by or necessary in connection with a Lease or any documents related thereto and the Related Collateral Documents, for deposit in the Collections Account to satisfy any default in Rental Payments under any related Lease;

(e) transfer any Segregated Funds from the Collections Account to a Lessee Funded Account in accordance with the terms of any Lease;

(f) transfer any security deposits that are not Segregated Funds from the Collections Account to the Security Deposit Account;

(g) transfer to the Collections Account, or any other applicable Account, any Contribution Amounts;

(h) deposit into the Aircraft Conversion Account any capital contributions in respect of an Aircraft Conversion received from the holders of the Class A Shares;

(i) withdraw from the Aircraft Conversion Account an amount equal to the Conversion Payment for any Aircraft Conversion, to the extent the relevant Conversion Agreement requires payment on that Business Day; and

(j) pay out of the Aircraft Purchase Account to the applicable Seller the Aircraft Purchase Price for any Aircraft plus Investment Earnings allocable in respect of such Aircraft Purchase Price in accordance with Section 5.1 of the Asset Purchase Agreement.

Section 3.05 DSCR Failure. In the event that the Cash Manager determines, in accordance with Section 3.07(c) hereof, that a DSCR Failure for the related Payment Date will occur, it shall provide Written Notice thereof (not later than two Business Days prior to such Payment Date) to the Issuer, the Trustee, the Policy Provider and the Rating Agencies. In the event that a DSCR Failure has occurred and is continuing, all proceeds on deposit in the Collections Account shall be applied in accordance with Section 3.09(b) hereof.

Section 3.06 Interim Deposits and Withdrawals for Aircraft Sales. The Cash Manager shall direct the Operating Bank to deposit any and all proceeds received in respect of any Aircraft Sale by or on behalf of any Issuer Group Member in the Collections Account (other than in connection with any sale of all or substantially all of the assets of the Issuer Group, in which case the Cash Manager shall direct the Operating Bank to deposit any and all proceeds thereof into the Defeasance/Redemption Account in connection with the redemption of each subclass of the Notes) and all receipts of Non-Delivery Payments in the Collections Account (other than in connection with any sale of all or substantially all of the assets of the Issuer Group, in which case the Cash Manager shall direct the Operating Bank deposit any and all proceeds of any thereof into the Defeasance/Redemption Account in connection with the redemption of each subclass of the Notes) in each case as specified in a Written Notice by the Cash Manager to the Trustee, the Security Trustee and the Operating Bank. Any funds then on deposit in a Lessee Funded Account or the Security Deposit Account related to the Aircraft subject to such sale or other disposition shall be applied on a basis consistent with the terms of the Lease related to such Aircraft, if any, or as otherwise provided by the relevant agreements related to such sale or other disposition.

Section 3.07 Calculation Date Calculations. (a)  Calculation of Required Amounts. The Cash Manager shall determine, as soon as practicable after each Calculation Date, but in no event later than four Business Days preceding the immediately succeeding Payment Date, based on information known to the Cash Manager or Relevant Information (and, without limitation, in the case of clauses (ii), (iii) (as it relates to clauses (ii)(B), (iii)(B) and (xi) of Section 3.09(a) and clauses (iv)(B) and (ix) of Section 3.09(b)), (iv), (vi) and (vii) below, a Written Notice from the Manager received by the Cash Manager no later than 10:00 a.m. New York City time on the day after such Calculation Date setting forth the amounts required for the calculations in such clauses) provided to the Cash Manager, the Collections received during the period commencing on the close of business on the preceding Calculation Date and ending on the close of business on such Calculation Date and calculate the following amounts:

(i) the balance of funds on deposit in the Accounts on the Calculation Date and the amount available under all Eligible Credit Facilities on such Calculation Date;

(ii) the Required Expense Amount for such Payment Date and any amount to be deposited in respect of Permitted Accruals as of such Calculation Date;

(iii) the Available Collections on such Calculation Date (separately listing any Senior Hedge Payments, Subordinated Hedge Payments and Hedge Breakage Costs) (provided that, in making such determination, the Cash Manager may assume that any amount from a Hedge Provider to be paid on such Payment Date pursuant to any Hedge Agreement will be paid on such Payment Date);

(iv) the net Segregated Funds, if any, and any amounts on deposit in the Security Deposit Account available to be transferred into the Collections Account on such Calculation Date as and to the extent expressly provided herein;

(v) any amount to be transferred from the Aircraft Conversion Account to the Collections Account as provided in Section 3.04(g);

(vi) the Required Amount for any Cash Collateral Account and any amounts to be transferred in respect of Eligible Credit Facilities under Section 3.09(a)(iv) or Section 3.09(b)(ii); and

(vii) the Contribution Amounts, if any, made prior to such Calculation Date.

(b) Calculation of Interest and Other Amounts. The Cash Manager shall, not later than four Business Days prior to each Payment Date, make the following calculations or determinations with respect to Interest Amounts, Policy Premiums and fees of the Initial Liquidity Provider due on such Payment Date:

(i) based on Relevant Information provided to it by the Reference Agent, the applicable interest rate on each subclass of Floating Rate Notes based on LIBOR determined on the Reference Date for the relevant Interest Accrual Period;

(ii) the Interest Amount in respect of each class or subclass of Floating Rate Notes on such Payment Date;

(iii) the Interest Amount in respect of each class or subclass of Fixed Rate Notes on such Payment Date;

(iv) the DSCR Aggregate Interest Amount for such Payment Date;

(v) the Policy Premium due and owing to the Policy Provider on such Payment Date;

(vi) any interest and fees due and owing to the Initial Liquidity Facility Provider on such Payment Date; and

(vii) any interest due and owing to the Policy Provider on, or interest amounts that constitute, Policy Provider Obligations.

(c) Calculation of Principal Payment Amounts. The Cash Manager shall, not later than four Business Days prior to each Payment Date, calculate or determine the following with respect to principal payments due on such Payment Date and certain other amounts in respect of such Payment Date:

(i) the Outstanding Principal Balance of each Class and subclass of the Notes on such Payment Date immediately prior to any principal payment on such date;

(ii)  the Assumed Base Value for each Aircraft and the Assumed Portfolio Value on such Payment Date;

(iii) the DSCR Available Cash on such Payment Date (with the amount of Re-leasing Expenses with respect to such Payment Date to be certified by the Cash Manager based on information provided to it by the Servicer in accordance with the Servicing Agreement on or prior to the fifth Business Day prior to each Payment Date);

(iv) the Minimum Principal Payment Amount on such Payment Date with respect to each subclass of the Notes;

(v) the Aggregate Minimum Principal Payment Amount on such Payment Date with respect to each subclass of the Notes;

(vi) the DSCR Aggregate Minimum Principal Payment Amount with respect to such Payment Date;

(vii) the DSCR on such Payment Date;

(viii) the Outstanding Principal Balance, if any, to be paid with respect to each subclass of the Notes; and

(ix) the outstanding principal amount of any Budgeted Cash Shortfall Drawings.

(d) Calculation of Refinancing Amounts. The Cash Manager shall, not later than four Business Days prior to each Payment Date on which a Refinancing or Redemption of any class or subclass of Notes is scheduled to occur, perform the calculations necessary to determine the Redemption Price of and the accrued and unpaid interest on such Notes.

(e) Application of the Available Collections. The Cash Manager shall, not later than 1:00 p.m. New York City time on the third Business Day prior to each Payment Date, determine the amounts to be applied on such Payment Date to make each of the payments contemplated by Section 3.09(a) or 3.09(b), as applicable, setting forth separately, the amount to be applied on such Payment Date pursuant to each clause of Section 3.09(a) or 3.09(b), as applicable, including, where applicable, the allocation of principal of the Notes in accordance with Section 3.10.

(f) Calculations in respect of Facility Drawings. As soon as practicable after each Calculation Date, but in no event later than 12:00 p.m. New York City time on the date which is the fourth Business Day prior to each Payment Date, the Cash Manager shall determine (after giving effect to the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09(a)), whether a shortfall exists as of such Calculation Date in the Available Collections (x) to pay on the next succeeding Payment Date the Required Expense Amount (exclusive of Budgeted Cash Amounts to be paid from the Budgeted Cash Account) due on such Payment Date (any such shortfall in respect of the Required Expense Amount on any Payment Date, a “Required Expenses Shortfall”), (y) to pay in full the Senior Hedge Payments to each applicable Hedge Provider due on such Payment Date (any such shortfall of Senior Hedge Payments, the “Senior Hedge Payments Shortfall”), and (z) to pay the Interest Amount due on the Class G-1 Notes on such Payment Date (any such shortfall in respect of the Interest Amount due with respect to the Class G-1 Notes, a “Liquidity Facility Interest Class G Shortfall”).

(g) Calculations in respect of Policy Drawings. The Cash Manager shall make the following calculations or determinations in respect of the Policy and the Class G-1 Notes:

(i) as soon as practicable after each Calculation Date, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to each Payment Date, determine (after giving effect to all payments and transfers to be made with respect to such Payment Date and the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09, the application of Liquidity Facility Drawings to be made pursuant to the Initial Liquidity Facility (or drawings under any Replacement Liquidity Facility), any withdrawals from the Liquidity Facility Reserve Account or the Budgeted Cash Reserve Account and any withdrawals from the Cash Collateral Account, if any, pursuant to Section 3.01(m)), whether a shortfall will exist as of the next succeeding Payment Date in the Available Collections and such other amounts to make payment on such Payment Date of Accrued Class G Interest due on the Class G-1 Notes on such Payment Date (any such shortfall in respect of the Class G-1 Notes on any Payment Date, an “Interest Class G Shortfall” therefor);

(ii) as soon as practicable after the Calculation Date next succeeding the date of a sale or other disposition of an Aircraft (not including any Aircraft acquired by way of contribution) or of an Issuer Subsidiary which owns an Aircraft (not including any Aircraft acquired by way of contribution), in each case by or on behalf of, or at the direction of the Controlling Party after an Acceleration of the Notes, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to the next succeeding Payment Date, determine the shortfall, if any, between the Class G-1 Note Target Price (determined as of the date of disposition) of the disposed Aircraft (or of the Aircraft owned by the disposed Issuer Subsidiary) and the Net Sale Proceeds from the sale or other disposition of the relevant Aircraft (or of the Issuer Subsidiary owning such Aircraft) (the “Deficiency Class G Shortfall” with respect to the next succeeding Payment Date);

(iii) as soon as practicable after each Calculation Date on or following the date that is twenty-four months after the date (as determined by the Trustee and notified to the Policy Provider in writing) of the occurrence of an Event of Default under Section 4.01(a) or Section 4.01(b) hereof that is continuing as of such Calculation Date or an Acceleration of the Notes, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to the immediately succeeding Payment Date, determine (after giving effect to all payments and transfers to be made with respect to such Payment Date and the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09 hereof and the application of any Liquidity Facility Drawings (or drawings under any Replacement Liquidity Facility) and the application of any withdrawals from the Liquidity Facility Reserve Account or the Budgeted Cash Reserve Account and any withdrawals from the Cash Collateral Account, if any, in accordance with the terms hereof) the shortfall (determined as of such Calculation Date), if any, of Available Collections and such other amounts for the payment on the next succeeding Payment Date of the Insured Minimum Principal

Payment Amount, if any, of the Class G-1 Notes for such Payment Date (with respect to any such Payment Date, a “Minimum Class G Principal Shortfall”);

(iv) as soon as practicable after the Calculation Date immediately preceding the Final Maturity Date for the Class G-1 Notes, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to the applicable Final Maturity Date, determine (after giving effect to all payments and transfers to be made hereunder and the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09 on or prior to the Final Maturity Date and the application of any Liquidity Facility Drawings (or drawings under any Replacement Credit Facility), any withdrawals from the Liquidity Facility Reserve Account or the Budgeted Cash Reserve Account and any withdrawals from the Cash Collateral Account, if any, as set forth in Section 3.01(m), in each case, on such Final Maturity Date) (determined as of such Calculation Date) whether any shortfall will exist in the amount necessary for the payment in full of the Outstanding Principal Balance of the Class G-1 Notes on the Final Maturity Date therefor (less any Policy Drawings previously paid in respect of principal of the Class G-1 Notes) together with accrued and unpaid interest thereon (at the Applicable Rate of Interest for the Class G-1 Notes) (calculated as of such Final Maturity Date but excluding any accrued and unpaid premium in respect of the Class G-1 Notes on such Final Maturity Date) (any such shortfall of principal and interest in respect of the Class G-1 Notes on the Final Maturity Date, the “Outstanding Amount” therefor); and

(v) as promptly as practicable after the date of any Avoided Payment, calculate the amount of such Avoided Payment.

(h) Calculation of Budgeted Cash Requirement. Prior to the Budgeted Cash Termination Date, the Cash Manager (after consultation with the Manager) shall, as soon as practicable after each Calculation Date, but in no event later than 12:00 pm New York City time on the fifth Business Day prior to each Payment Date, determine the then Budgeted Cash Requirement.

(i) Calculation of Budgeted Cash Amounts and Budgeted Cash Shortfall Drawings. Prior to the Budgeted Cash Termination Date, the Cash Manager (after consultation with the Manager) shall, as soon as practicable after each Calculation Date, but in no event later than 12:00 pm New York City time on the fourth Business Day prior to each Payment Date, determine whether (i) a Budgeted Cash Amount is due and payable as of such Calculation Date or will become due and payable on or prior to the next Calculation Date and (ii) if applicable, if funds on deposit in the Budgeted Cash Account are sufficient for the payment of such Budgeted Cash Amount. If the Cash Manager determines that the amounts on deposit in the Budgeted Cash Account are not sufficient to pay such Budgeted Cash Amount in full, the Cash Manager shall make a Budgeted Expense Shortfall Drawing in accordance with Section 3.14(a)(ii), and if the then Available Budgeted Cash Amount is insufficient to pay such Budgeted Cash Amount in full, the Cash Manager shall direct the Trustee as provided in Section 3.01(f).

Section 3.08 Payment Date First Step Withdrawals and Transfers. Two Business Days prior to each Payment Date, the Cash Manager shall direct the Operating Bank to make, on such Payment Date, the following withdrawals from and transfers to the Accounts in each case as specified in a Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank:

(a) transfer the net proceeds of any Refinancing of any Notes from the Refinancing Account to any Cash Collateral Account established for the related Refinancing Notes (up to the Required Amount therefor in accordance with Section 3.03) and the balance to the applicable Note Accounts, in each case in accordance with Sections 2.10(b) and 5.02(f);

(b) transfer any amounts on deposit in the Defeasance/Redemption Account in respect of any Redemption that is not a Refinancing to the applicable Note Accounts;

(c) (i) transfer from each Lessee Funded Account to the Security Deposit Account or the Collections Account any available Segregated Funds that are no longer required to be maintained (including by way of the termination of the applicable Leases) in a segregated account under the applicable Leases, and to the Expense Account amounts from the applicable Lessee Funded Account that are being repaid to the applicable Lessees, and (ii) transfer from the Security Deposit Account to the Expense Account amounts constituting security deposits relating to expired or terminated Leases that are due and owing to the relevant Lessees under such expired or terminated Leases;

(d) transfer from the Security Deposit Account to the Collections Account any security deposits relating to an expired or terminated Lease that are not required under the terms of a subsequent Lease to be retained in the Security Deposit Account as provided in Section 3.01(e);

(e) transfer from the Collections Account to the relevant Lessee Funded Accounts the amount of any Segregated Funds then on deposit in the Collections Account;

(f) transfer from the Collections Account to the Security Deposit Account the amount of any security deposits that are not Segregated Funds then on deposit in the Collections Account;

(g) transfer from any Account (other than the Collections Account, the Initial Liquidity Payment Account, the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account) to the Collections Account the amount of Investment Earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein during the preceding Interest Accrual Period, except that earnings on any portion of the funds on deposit in any Account required under the terms of the related Lease to be repaid to the related Lessee shall be retained therein;

(h) transfer to the Expense Account, as directed by the Cash Manager, such amounts as are required to pay any fees, expenses or other amounts (including Taxes) required to maintain the Issuer in good standing under the laws of Bermuda and maintain its tax-exempt status;

(i) after the giving of a Default Notice, during the continuation of an Acceleration Default or following the Interest Accrual Period in which an Aircraft Sale occurs with respect to the last remaining Aircraft, transfer any amounts remaining in the relevant Lessee Funded Account (other than amounts required to be maintained in such account pursuant to the terms of the related Lease or Aircraft Agreement) into the Collections Account;

(j) after payment in full of all Conversion Payments to be made for any Aircraft Conversion, transfer any balance of the amount originally deposited in the Aircraft Conversion Account in respect of such Aircraft Conversion from the Aircraft Conversion Account to the Collections Account for application in accordance with Section 3.09 hereof; and

(k) make transfers from the Budgeted Cash Account in accordance with Section 3.01(q).

Section 3.09 Payment Date Second Step Withdrawals. (a)  On each Payment Date, after the withdrawals and transfers provided for in Section 3.08 have been made, the Cash Manager shall direct the Operating Bank to distribute from the Collections Account (or retain in the Collections Account, if so indicated in the relevant clause below) in each case as specified in a Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank at least two Business Days prior to such Payment Date, the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all Prior Ranking Amounts then required to be paid (or retained in the Collections Account, as applicable) have been paid (or retained in the Collections Account, as applicable)

(provided that the amount to be paid shall be reduced in inverse order of priority by the amount of any payment by a Hedge Provider under a Hedge Agreement that was assumed pursuant to Section 3.07(a)(iii) to be, but has not in fact been, paid on such Payment Date). All payments of Available Collections to be made to or for the account of Holders of any subclass of Notes pursuant to this Section 3.09 shall be made through a direct transfer of funds to the applicable Note Account with respect to such subclass of Notes.

(i) to the Expense Account, an amount such that the amount on deposit therein is at least equal to the Required Expense Amount for such Payment Date (including Expenses due and payable to the Servicer, the Manager or the Cash Manager, Expenses due and payable to Lessees, Credit Facility Expenses due and payable to the Initial Liquidity Facility Provider and Policy Expenses due and payable to the Policy Provider);

(ii) in no order of priority inter se, but pro rata as to the amounts described below in clauses (A), (B) and (C) as follows: (A) to the Note Accounts for each subclass of Notes, the Interest Amount on such subclass of Notes (other than any portion thereof constituting any interest described in clause (b) of the definition of Interest Amount to the extent each Policy Provider has made timely payment in respect of any unpaid Interest Class G Shortfall due on the related Payment Date on such subclass of Notes) in no order of priority inter se but pro rata according to the amount of accrued and unpaid interest on each such subclass of Notes less the sum of (1) the amount of any Interest Class G Drawing, if any, relating to such subclass of Notes paid on or before such Payment Date by the Policy Provider under the Policy prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date and (2) the amount of any Liquidity Facility Drawing, if any, in respect of the Interest Amount due on such subclass of Notes paid on or before such Payment Date by the Initial Liquidity Facility Provider under the Initial Liquidity Facility to the extent not theretofore reimbursed to the Initial Liquidity Facility Provider as of such Payment Date, (B) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any Issuer Group Member pursuant to any Hedge Agreement, and (C) to the Policy Provider, an amount equal to accrued interest (at the Applicable Rate of Interest with respect to the related Notes) on the amount of a Policy Drawing paid by the Policy Provider under the Policy in respect of such subclass of Notes prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date;

(iii) to the Policy Provider, (A) the amounts so paid by the Policy Provider in respect of any such Interest Class G Drawings referred to in clause (ii) above and (B) an amount equal to any Senior Hedge Payment made by the Policy Provider on behalf of an Issuer Group Member, in each case to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date;

(iv) in no order of priority inter se, but pro rata as to the amounts described in clauses (A), (B) and (C) as follows: (A) to the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account (as applicable), such amount so that the amount on deposit in each such Account is equal to the applicable Required Amount therefor, (B) to any Persons providing any Eligible Credit Facilities, any Credit Facility Advance

Obligations payable to such Persons under the terms of their respective Eligible Credit Facilities (after giving effect to any payments made by the Policy Provider to the Persons providing such Eligible Credit Facilities as provided in the definition of “Controlling Party”) and, to the extent any such Eligible Credit Facility consists of a Cash Collateral Account (other than the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account), such amount so that the amount on deposit in each such Account is equal to the applicable Required Amount therefor and (C) if the Policy Provider has paid any such Credit Facility Obligations, as so provided, to the Policy Provider, the amount of such payments to the extent not theretofore reimbursed to the Policy Provider (plus interest accrued thereon at the applicable rate under such Eligible Credit Facility that would have otherwise been payable to the Persons providing such Eligible Credit Facility from the date of such payment);

(v) to the Policy Provider, any Policy Premium due and owing to the Policy Provider and any accrued and unpaid interest on any Policy Premium;

(vi) to the Note Accounts for each subclass of the Notes, in the order of priority by subclass set forth in Section 3.10, an amount equal to the Aggregate Minimum Principal Payment Amount of the Notes for such Payment Date less the amounts of Policy Drawings in respect of the principal (such amount in the aggregate not to exceed such Aggregate Minimum Principal Payment Amount for such date) of the Notes, if any, paid by the Policy Provider under the Policy for periods prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider;

(vii) to the Policy Provider, an amount, not to exceed the Aggregate Minimum Principal Payment Amount of the Notes for such Payment Date, equal to the amount of any such Policy Drawings referred to in clause (vi) above in respect of such principal so paid by the Policy Provider under the Policy prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date;

(viii) to the Expense Account, such amount as an accrual (the “Permitted Accruals”) in respect of any Modification Payments or Refinancing Expenses as the Cash Manager (after consultation with the Manager) shall determine;

(ix) to pay Special Indemnity Payments to the applicable party pro rata;

(x) to the Policy Provider, an amount equal to accrued interest (at the Excess Policy Rate) on any amounts paid by the Policy Provider under the Policy prior to such Payment Date and to the extent not theretofore reimbursed by the Policy Provider as of such Payment Date;

(xi) payments to Hedge Providers, pro rata inter se, that are subordinated in accordance with the relevant Hedge Agreement (the “Subordinated Hedge Payments”);

(xii) to the Class B Shareholder Account, in an amount equal to the Class B Share Payment, if any; and

(xiii) to the Capital Account, which amounts therein, to the extent determined by the Board, shall be available to be paid as a dividend or distribution to the holders of the Class A Shares.

(b) Anything to the contrary contained in Section 3.09(a) notwithstanding, following the earlier of (x) delivery to the Issuer and the Cash Manager of a Default Notice or during the continuance of an Acceleration Default, (y) the Expected Final Payment Date or (z) during the continuance of a DSCR Failure, the allocation of payments described in Section 3.09(a) shall not apply and the Cash Manager shall direct the Operating Bank in writing to cause all amounts on deposit in the Collections Account to be applied on each Payment Date in the following order of priority:

(i) to the Expense Account, an amount such that the amount on deposit therein is equal to the Required Expense Amount for such Payment Date (including Expenses due and payable to the Servicer or the Manager, Expenses due and payable to the Lessees, Credit Facility Expenses due and payable to the Initial Liquidity Facility Provider and Policy Expenses due and payable to the Policy Provider);

(ii) in no order of priority inter se, but pro rata as to the amounts described in clauses (A) and (B)  as follows: (A) to any Persons providing any Eligible Credit Facilities, pro rata inter se, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Eligible Credit Facilities (after giving effect to any payments made by the Policy Provider to the Persons providing such Eligible Credit Facilities as provided in the definition of “Controlling Party”) and (B) if the Policy Provider has paid any such Credit Facility Advance Obligations, as so provided, to the Policy Provider, the amount of such payments to the extent not theretofore reimbursed to the Policy Provider (plus interest accrued thereon at the applicable rate under such Eligible Credit Facility that would have otherwise been payable to the Persons providing such Eligible Credit Facility from the date of such payment);

(iii) to the Policy Provider, any Policy Premium due and payable to the Policy Provider and any accrued and unpaid interest on any Policy Premium;

(iv) in no order of priority inter se, but pro rata as to the amounts described below in clauses (A), (B) and (C) as follows: (A) first, to the Note Accounts for each subclass of Notes, the Interest Amount on such subclass of the Notes (other than any portion thereof constituting any interest described in clause (b) of the definition of Interest Amount to the extent each Policy Provider has made timely payment in respect of any unpaid Interest Class G Shortfall due on the related Payment Date on such subclass of Notes) in no order of priority inter se but pro rata according to the amount of accrued and unpaid interest on such subclass of the Notes less the sum of (1) the amount of any Interest Class G Drawing, if any, relating to such subclass of the Notes paid on or before such Payment Date by the Policy Provider under the Policy to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date and (2) the amount of any Liquidity Facility Drawing, if any, in respect of the Interest Amount due on such subclass of the Notes paid on or before such Payment Date by the Initial Liquidity Facility Provider under the Initial Liquidity Facility to the extent not theretofore reimbursed to the

Initial Liquidity Facility Provider as of such Payment Date and second, to the Policy Provider, the amounts so paid by the Policy Provider in respect of such Interest Class G Drawings to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date to the extent not theretofore reimbursed to the Policy Provider, (B) pro rata, to any Hedge Provider, such amounts required to make any Senior Hedge Payments due to such Hedge Provider pursuant to any Hedge Agreement, (C) to the Policy Provider, an amount equal to the accrued interest (at the Applicable Rate of Interest with respect to the relevant subclass of Notes) on any amounts paid by the Policy Provider under the Policy in respect of a subclass of Notes prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider and (D) to the Policy Provider, an amount equal to any Senior Hedge Payments made by the Policy Provider made by the Policy Provider on behalf of an Issuer Group Member to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date;

(v) first, to the Note Accounts for each subclass of Notes, an amount equal to the Aggregate Minimum Principal Payment Amount of the Notes for such Payment Date less the amounts of Policy Drawings (such amount in the aggregate not to exceed such Aggregate Minimum Principal Payment Amount for such date) in respect of the principal of the Notes, if any, paid by the Policy Provider under the Policy for periods prior to the related Payment Date to the extent not theretofore reimbursed to the Policy Provider; and second, to the Policy Provider, an amount, not to exceed in the Aggregate Minimum Principal Payment Amount of the Notes for such Payment Date, equal to the amount of such Policy Drawings in respect of such principal so paid by the Policy Provider under the Policy prior to such Distribution Date to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date;

(vi) first, to the Note Accounts for each subclass of Notes an amount equal to the Outstanding Principal Balance of such subclass of Notes in no order of priority inter se but pro rata according to the amount of the principal of such subclass of Notes less the amounts of Policy Drawings in respect of the principal of such subclass of Notes, if any, paid by the Policy Provider under the Policy for periods prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider and second, to the Policy Provider, an amount equal to the amount of Policy Drawings in respect of principal of the Notes paid by the Policy Provider under the Policy prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date;

(vii) to pay Special Indemnity Payments to the applicable party pro rata;

(viii) to the Policy Provider, an amount equal to accrued interest (at the Excess Policy Rate) on any amounts paid by the Policy Provider under the Policy prior to the related Payment Date and to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date;

(ix) payments to Hedge Providers, pro rata inter se, that are Subordinated Hedge Payments;

(x) to the Class B Shareholder Account, in an amount equal to the Class B Share Payment, if any; and

(xi) to the Capital Account, which amounts therein, to the extent determined by the Board, shall be available to be paid as a dividend or distribution to the holders of the Class A Shares.

Section 3.10 Allocations of Principal Payments Among Subclasses of the Notes. To the extent that any payment of principal pursuant to Section 3.09(a) is allocable to any class of Notes on any Payment Date, such payment will be applied to repay all Notes in such class in the following order of priority: (i) First, to each subclass of such class of Notes, in order of the earliest issued subclass, the excess, if any, of the Outstanding Principal Balance of each such subclass over the product of the applicable Extended Pool Factor on such Payment Date and the initial principal balance of each such subclass (any such difference, the “Extension Amount”); provided that in the case of two or more subclasses issued on the same date, the Available Collections will be applied to each such subclass pro rata according to the amount of, but not to exceed, the Extension Amount of such subclass; (ii) Second, to each such subclass, in no order of priority inter se, but pro rata according to the amount of, but not to exceed, the excess, if any, of the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clause (i) above) over the product of the applicable Pool Factor on such Payment Date and the initial principal balance of each such subclass; (iii) Third, to each such subclass with an Expected Final Payment Date that falls on or before such Payment Date, in order of the earliest issued subclass; provided that in the case of two or more subclasses issued on the same date, the Available Collections will be applied to such subclasses in order of the subclass with the earliest Expected Final Payment Date and, with respect to any two or more subclasses having the same Expected Final Payment Date, the Available Collections will be applied to such subclasses pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i) and (ii) above) on such Payment Date; and (iv) Fourth, to each such subclass in order of the earliest Expected Final Payment Date, provided, in the case of two or more subclasses having the same Expected Final Payment Date, in no order of priority inter se, but pro rata, according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i), (ii), (iii) and (iv) above) on such Payment Date.

Section 3.11 Certain Redemptions; Certain Premiums. (a)  Optional Redemption. Subject to the provisions of Section 3.11(c), on any Payment Date the Issuer may elect to redeem (including in connection with any Refinancing) any subclass of the Notes in whole or in part, out of amounts available in the Defeasance/Redemption Account or, in the case of a Refinancing, the Refinancing Account, for such purpose, if any, other than, in either such case, any funds constituting part of the Available Collections, at the Redemption Price plus any accrued and unpaid interest (after giving effect to any payment thereof on such Redemption Date under Section 3.09) on the Notes to be redeemed on the Redemption Date plus the Policy Redemption Premium, if any; provided that such a redemption may only occur upon the prior written consent of the Policy Provider (except that a redemption in full of the Initial Notes shall not require any such consent if a Policy Non-Consent Event occurs in connection with such redemption) and after the giving of a Default Notice or the Acceleration of any Notes, the Notes may be redeemed only in whole but not in part pursuant to this Section 3.11(a); and provided further that Written Notice of any such Redemption shall be given by the Issuer (or the Cash Manager on its behalf) to the Trustee and, for so long as any Notes are listed on the Irish Stock Exchange, to the Listing Agent and the Irish Stock Exchange not less than thirty days and not more than forty-five days prior to such Redemption Date.

(b) Redemption for Taxation Reasons. Subject to the provisions of Section 3.11(c), if, at any time,

(i) the Issuer is, or on the next succeeding Payment Date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment on any subclass of Notes; or

(ii) the Issuer is or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) that has resulted or will result in the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction that would (A) materially increase the cost to the Issuer of making payments in respect of any subclass of Notes or of complying with its obligations under or in connection with the Notes; or (B) otherwise obligate the Issuer or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by the Issuer, or by the Cash Manager on behalf of the Issuer Group as contemplated by the Cash Management Agreement;

then the Issuer shall inform the Trustee in writing at such time of any such requirement or imposition and shall use commercially reasonable efforts to avoid the effect of the same; provided that no actions shall be taken by the Issuer to avoid such effects without a Rating Agency Confirmation and the prior written consent of the Policy Provider (except that a redemption in full of the Initial Notes shall not require the consent of the Policy Provider if a Policy Non-Consent Event occurs in connection with such redemption). If, after using its commercially reasonable efforts to avoid the adverse effects described above, any Issuer Group Member has not avoided such effects, the Issuer may, at its election, redeem the affected subclass of Notes on any Payment Date, in whole, at the Outstanding Principal Balance thereof plus accrued and unpaid interest (after giving effect to any payment thereof on such Redemption Date under Section 3.09) thereon, but without premium, after paying the Required Expense Amount and all unpaid Policy Provider Obligations, Credit Facility Obligations and any amounts payable to any such Hedge Provider as of the Redemption Date to such Payment Date and plus the Policy Redemption Premium, if any; provided, however, that any such Redemptions may not occur more than 30 days prior to such time as the requirement or imposition described in (i) or (ii) above is to become effective and each of the Trustee and the Policy Provider shall have received a certification from the Issuer certifying that the applicable Issuer Group Member has been unable, after using such commercially reasonable efforts, to avoid the adverse effects described above; provided further that Written Notice of any such Redemption shall be given by the Issuer (or the Cash Manager on its behalf) to the Trustee, the Policy Provider not less than 30 days and not more than 45 days before such Redemption and, for so long as any Notes are listed on the Irish Stock Exchange and traded on the Irish Stock Exchange, to the Listing Agent and the Irish Stock Exchange not less than thirty days and not more than forty-five business days prior to the Redemption Date for such Redemption.

(c) Method of Redemption. Upon receipt of notice from the Issuer or the Cash Manager under Section 3.11(a) or 3.11(b), the Trustee shall give Written Notice in respect of any such redemption of any subclass of Notes under Section 3.11(a) or 3.11(b) (a “Redemption”) to the Depositary and the Policy Provider, at least ten days before the Redemption Date for such Redemption. The Depositary shall forward such Notice of Redemption to DTC or its nominee with any additional instructions applicable to owners of Beneficial Interests. If a Redemption is of less than all of the Notes of any subclass, Notes of such subclass to be redeemed will be repaid pro rata according to the Outstanding Principal Balance of each such subclass, to the extent moneys are available. Except in the case of a Refinancing, the Trustee shall not deliver any notice under this Section 3.11(c) unless and until the Trustee shall have received certification that all conditions precedent to such Redemption have been satisfied and evidence satisfactory to it that the amounts required to be deposited pursuant to Section 3.11(d) are, or will on or before the Redemption Date be, deposited in the Defeasance/Redemption Account. Each notice in respect of a Redemption given pursuant to this Section 3.11(c) shall state (i) the applicable Redemption Date, (ii) the Trustee’s arrangements for making payments in respect of such Redemption, (iii) the Redemption Price or the Outstanding Principal Balance of each subclass of Notes to be redeemed, (iv) in the case of a Redemption of the Notes of any subclass in whole, the Notes of such subclass to be redeemed in whole must be surrendered to the Trustee to collect the Redemption Price plus accrued and unpaid interest on such Notes and (v) in the case of a Redemption of the Notes of any subclass in whole, that, unless the Issuer defaults in the payment of the Redemption Price and any accrued and unpaid interest thereon, interest on the subclass of Notes called for Redemption shall cease to accrue on and after the Redemption Date.

(d) Deposit of Redemption Amount. On or before 10:00 a.m. (New York City time) on the Redemption Date in respect of a Redemption under Section 3.11(a), the Issuer shall, to the extent an amount equal to the Redemption Price of Initial Notes to be redeemed and all accrued and unpaid interest (after giving effect to any payment thereof on such Redemption Date under Section 3.09) thereon, all unpaid Policy Provider Obligations as of the Redemption Date is not then held on deposit therein, deposit or cause to be deposited in the Defeasance/Redemption Account or, in the case of a Refinancing, the Refinancing Account, other than, in either case, any funds constituting part of the Available Collections, an amount in immediately available funds equal to such amount. On or before 10:00 a.m. (New York City time) on the fifth day preceding any Redemption Date in respect of a Redemption under Section 3.11(b), the Issuer shall, to the extent an amount equal to the Outstanding Principal Balance of Initial Notes to be redeemed and all accrued and unpaid interest (after giving effect to any payment thereof on such Redemption Date under Section 3.09) thereon, all unpaid Policy Provider Obligations (including any Policy Premium and any Policy Redemption Premium, if any) as of the Redemption Date is not then held on deposit therein, deposit or cause to be deposited in the Defeasance/Redemption Account or, in case of a Refinancing, the Refinancing Account, other than, in either case, any funds constituting part of Available Collections, an amount in immediately available funds equal to such amount. In the event the Initial Notes are redeemed in full, the Policy shall be surrendered to the Policy Provider for cancellation.

(e) Notes Payable on Redemption Date. After notice has been given under Section 3.11(c), the Outstanding Principal Balance of the Initial Notes to be redeemed on such Redemption Date shall become due and payable at the Corporate Trust Office of the Trustee, and from and after such Redemption Date (unless there shall be a default in the payment of the applicable amount to be redeemed) such principal amount shall cease to bear interest. Upon surrender of any Note for redemption in accordance with such notice, the Redemption Price or the Outstanding Principal Balance (as applicable) of such Note, together with accrued and unpaid interest on such Note shall be paid as provided for in this Section 3.11. If any Note to be redeemed shall not be so paid upon surrender thereof for redemption, the amount in respect thereof shall continue to bear interest until paid from the Redemption Date at the interest rate applicable to such Note.

Section 3.12 Adjustment of Certain Percentages, Factors and Balances. Upon each acquisition of any Additional Aircraft (other than any Additional Aircraft acquired by way of a contribution) or the issuance of any Refinancing Notes, subject to Sections 5.02(f) and 5.02(h) (as applicable), the Pool Factors and Extended Pool Factors for any subclass of Notes may be adjusted to take into account such Permitted Additional Aircraft Acquisition or the issuance of such Refinancing Notes in the manner specified in the Board Resolution providing for such action subject to the prior written consent of the Policy Provider and the Initial Liquidity Facility Provider; provided that no Pool Factor or Extended Pool Factor for any subclass of Notes may be adjusted so as to change the original Average Life of the affected subclass of Notes. The Cash Manager shall include such adjusted Pool Factors, Extended Pool Factors and Minimum Target Principal Balances in each Quarterly Report and Annual Report.

Section 3.13 Eligible Credit Facilities. Notwithstanding Section 3.09, Article X, or anything else to the contrary contained in this Indenture or the Security Trust Agreement, all amounts available in any Cash Collateral Account or drawn against any other Eligible Credit Facility shall be paid to Holders of the subclass of Notes (and holders of other obligations) for whose benefit such Eligible Credit Facility is stated to be established except to the extent otherwise provided in the Board Resolutions providing for such Eligible Credit Facility.

Section 3.14 Initial Liquidity Facility. (a)  Liquidity Facility Drawings.

(i)  If the Cash Manager determines in accordance with Section 3.07(f) hereof that after making all withdrawals (prior to any drawings under the Policy but after any withdrawals from the Liquidity Facility Reserve Account) and transfers to be made with respect to the applicable Payment Date, there is (x) a Required Expenses Shortfall (exclusive of Budgeted Cash Amounts to be paid from the Budgeted Cash Account), (y) a Senior Hedge Payments Shortfall and/or (z) a Liquidity Facility Interest Class G Shortfall, in each case as calculated in Section 3.07(f) hereof, the Cash Manager shall so notify the Trustee in writing and shall, no later than 5:00 p.m. (New York City time) four Business Days prior to such Payment Date, request a drawing (each such drawing, a “Facility Drawing”) under the Initial Liquidity Facility, to be paid on or prior to such Payment Date, in an amount equal to the lesser of (A) the aggregate amount of the shortfall from clauses (x), (y) and (z) above and (B) the Available Amount under the Initial Liquidity Facility.

(ii)  If the Cash Manager determines in accordance with Section 3.07(i) hereof that after making all withdrawals from the Budgeted Cash Account there exists a Budgeted Cash Shortfall with respect to the applicable Payment Date occurring on or prior to the Budgeted Cash Termination Date, the Cash Manager shall so notify the Trustee in writing and shall, no later than 5:00 p.m. (New York City time) four Business Days prior to such Payment Date, request a drawing (each such drawing, a “Budgeted Cash Shortfall Drawing” and, together with the Facility Drawings, the “Liquidity Facility Drawings”) under the Initial Liquidity Facility, to be paid on or prior to such Payment Date, in an amount equal to the lesser of (A) the Budgeted Cash Shortfall (after application of all amounts then in the Budgeted Cash Account) and (B) the Available Budgeted Cash Amount under the Initial Liquidity Facility.

(b) Application of Liquidity Facility Drawings.

(i)  The proceeds of any Facility Drawing shall be deposited into the Initial Liquidity Payment Account and withdrawn by the Operating Bank, upon Written Notice from the Cash Manager, for application on the applicable Payment Date in the following manner: first, to the Expense Account an amount such that the amount on deposit therein is at least equal to the Required Expense Amount for such Payment Date and second, in no order of priority inter se, but pro rata, (1) to the Note Account for the Class G-1 Notes, the amount of accrued and unpaid interest on the Class G-1 Notes with respect to the applicable Payment Date in no order of priority inter se, but pro rata; and (2) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any Issuer Group Member pursuant to any Hedge Agreement.

(ii) The proceeds of any Budgeted Cash Shortfall Drawing shall be deposited into the Budgeted Cash Account for application in accordance with Section 3.01(q).

(c) Downgrade Drawings. The Initial Liquidity Facility Provider shall notify the Issuer, the Cash Manager and the Policy Provider promptly upon the occurrence of a Downgrade Event. If at any time a Downgrade Event has occurred and within 10 days after notice of such Downgrade Event (but not later than the expiration date of the Initial Liquidity Facility) (i) the Initial Liquidity Facility Provider or the Issuer does not arrange to replace the Initial Liquidity Facility with a Replacement Liquidity Facility, (ii) the Initial Liquidity Facility Provider shall not have received a Rating Agency Confirmation for the Class G-1 Notes with respect to the Downgrade Event or (iii) the Policy Provider shall not have confirmed in writing that such downgrading will not constitute a Downgrade Event, on such 10th day (or if such 10th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of the Initial Liquidity Facility), then the Cash Manager shall, upon the occurrence of a Downgrade Event with respect to the Initial Liquidity Facility, request a drawing in accordance with and to the extent permitted by the Initial Liquidity Facility (such drawing, a “Downgrade Drawing”) of the Available Amount and, if prior to the Budgeted Cash Termination Date, the Available Budgeted Cash Amount thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be deposited into (x)

the Liquidity Facility Reserve Account to the extent of the Available Amount and (y) the Budgeted Cash Reserve Account to the extent of the Available Budgeted Cash Amount.

(d) Non-Extension Drawings. If the Initial Liquidity Facility is to expire on a date (the “Stated Expiration Date”) prior to the date that is 15 days after the Final Maturity Date with respect to the Class G-1 Notes, then, no earlier than the 60th day and no later than the 30th day prior to the applicable Stated Expiration Date then in effect, the Cash Manager shall request that the Initial Liquidity Facility Provider extend the Stated Expiration Date until the earlier of (i) the date which is 15 days after the Final Maturity Date with respect to the Class G-1 Notes and (ii) the date that is immediately preceding the 364th day occurring after the Stated Expiration Date then in effect (unless the obligations of the Initial Liquidity Facility Provider are earlier terminated in accordance with the Initial Liquidity Facility). If on or before the date which is 10 days prior to the Stated Expiration Date, (A) the Initial Liquidity Facility shall not have been replaced in accordance with Section 3.14(e) hereof or (B) the Initial Liquidity Facility Provider fails irrevocably and unconditionally to advise the Cash Manager that such Stated Expiration Date then in effect shall be so extended (whether or not the Cash Manager has in fact requested an extension), the Cash Manager shall immediately, in accordance with the terms of the Initial Liquidity Facility, request a drawing (such drawing, a “Non-Extension Drawing”) for the Available Amount and, if on or prior to the second anniversary of the Closing Date, the Available Budgeted Cash Amount thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be deposited into (x) the Liquidity Facility Reserve Account to the extent of the Available Amount and (y) the Budgeted Cash Reserve Account to the extent of the Available Budgeted Cash Amount.

(e) Issuance of Replacement Liquidity Facility. (i)  If the Initial Liquidity Facility Provider shall determine not to extend the Stated Expiration Date in accordance with Section 3.14(d), then either the Initial Liquidity Facility Provider or the Issuer may, at their respective options, arrange for a Replacement Liquidity Facility to replace the Initial Liquidity Facility during the period no earlier than 35 days and no later than 10 days prior to the then effective Stated Expiration Date.

(ii) If a Downgrade Event shall have occurred with respect to the Initial Liquidity Facility in accordance with Section 3.14(c), then either the Initial Liquidity Facility Provider or the Issuer may, at their respective options, arrange for a Replacement Liquidity Facility to replace the Initial Liquidity Facility within 10 days after receiving notice of such Downgrade Event (but not later than the expiration date of the Initial Liquidity Facility); provided, however, that the Initial Liquidity Facility Provider may, at its option, arrange for a Replacement Liquidity Facility at any time following a Downgrade Drawing so long as the Issuer has not already arranged for a Replacement Liquidity Facility.

(iii) (A)  At any time after the Initial Closing Date, the Initial Liquidity Facility Provider may, at its option, arrange for a Replacement Liquidity Facility to replace the Initial Liquidity Facility.

(B) No Replacement Liquidity Facility arranged by the Initial Liquidity Facility Provider or the Issuer in accordance with clauses (i), (ii) and (iii)(A) above shall become effective and no such Replacement Liquidity Facility shall be deemed an “Eligible Credit Facility” under this Indenture, unless and until (x) each of the conditions referred to in subclause (C) below shall have been satisfied, and (y) in the case of a Replacement Liquidity Facility arranged by the Initial Liquidity Facility Provider, such Replacement Liquidity Facility is acceptable to the Issuer.

(C) In connection with the issuance of each Replacement Liquidity Facility, (x) the Cash Manager shall, prior to the issuance of such Replacement Liquidity Facility, have received a Rating Agency Confirmation with respect to the Class G-1 Notes (without regard to any downgrading of any rating of the Initial Liquidity Facility Provider being replaced pursuant to Section 3.14(c) hereof and without regard to the Policy), (y) all Credit Facility Obligations then owing to the replaced Initial Liquidity Facility Provider (which payment shall be made first from available funds in the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) shall be paid by the Operating Bank upon receipt of a Written Notice of the Cash Manager setting forth the amount of the Credit Facility Obligations then owing to the replaced Initial Liquidity Facility Provider and (z) the issuer of the Replacement Liquidity Facility shall deliver the Replacement Liquidity Facility to the Cash Manager, together with a legal opinion opining that such Replacement Liquidity Facility has been duly authorized, executed and delivered by, and is an enforceable obligation of, such Replacement Liquidity Facility Provider, such legal opinion to be reasonably satisfactory to the Policy Provider unless the legal opinion of counsel to the Replacement Credit Provider is in form and substance substantially the same as the legal opinion of counsel to the Initial Liquidity Facility Provider delivered on the Initial Closing Date.

(D) Upon satisfaction of the conditions set forth in clauses (B) and (C) of this Section 3.14(e)(iii) with respect to a Replacement Liquidity Facility, (w) the replaced Initial Liquidity Facility shall terminate, (x) the Cash Manager shall, if and to the extent so requested by the Issuer or the Initial Liquidity Facility Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Initial Liquidity Facility, shall surrender the replaced Initial Liquidity Facility to the Initial Liquidity Facility Provider being replaced and shall execute and deliver the Replacement Liquidity Facility, (y) each of the parties hereto shall enter into any amendments to this Indenture and any other Related Documents necessary to give effect to (1) the replacement of the applicable Initial Liquidity Facility Provider with the applicable Replacement Credit Provider and (2) the replacement of the applicable Initial Liquidity Facility with the applicable Replacement Liquidity Facility and (z) such Replacement Credit Provider shall be deemed to be a provider of an Eligible Credit Facility with the rights and obligations of the Initial Liquidity Facility Provider hereunder and under the other Related Documents and such

Replacement Liquidity Facility shall be deemed to be an Eligible Credit Facility (and, if so designated by the Board, the “Initial Liquidity Facility”) hereunder and under the other Related Documents.

For purposes of clarification, an assignment to an Eligible Provider as permitted thereunder by the provider of the Initial Liquidity Facility or any other Eligible Credit Facility shall not be considered a Replacement Liquidity Facility; provided, that written notification of such assignment shall have been provided to the Rating Agencies and the Policy Provider, and the assignee has delivered to the Cash Manager legal opinions with respect to due authorization, execution, delivery and enforceability substantially similar in scope and substance to the legal opinions delivered by counsel to the Initial Liquidity Facility Provider on the Initial Closing Date. Following any assignment in accordance with the provisions thereof and in the foregoing proviso, the assignee shall be deemed to be the "Initial Liquidity Facility Provider" for all purposes of the Related Documents.

(f) Liquidity Facility Reserve Account and Budgeted Cash Reserve Account; Withdrawals; Investments. All amounts drawn under the Initial Liquidity Facility by the Cash Manager pursuant to Section 3.14(c), 3.14(d) or 3.14(i) hereof shall be deposited by the Cash Manager into the Liquidity Facility Reserve Account or the Budgeted Cash Reserve Account, as applicable. All amounts on deposit in the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account, including any amount deposited in accordance with clause (iv) of Section 3.09(a) hereof, shall be invested and reinvested in accordance with Section 3.02 hereof. Upon a request by the Initial Liquidity Facility Provider, the Cash Manager shall provide the Initial Liquidity Facility Provider with the amount of Investment Earnings held in the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account as of the applicable Calculation Date. On each Payment Date, the Cash Manager shall direct the Operating Bank to pay to the Initial Liquidity Facility Provider all Investment Earnings on amounts on deposit in the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account. Amounts on deposit in the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account shall be withdrawn by or at the direction of the Cash Manager under the following circumstances:

(i) in accordance with Section 3.01(n) hereof;

(ii) on any Payment Date, if the amount in the Liquidity Facility Reserve Account exceeds the Maximum Facility Commitment or the Budgeted Cash Reserve Account exceeds the Maximum Budgeted Cash Commitment, then the Cash Manager shall direct the Operating Bank to withdraw, upon Written Notice from the Cash Manager, from the applicable Account such excess and pay such amount to the Initial Liquidity Facility Provider until all Credit Facility Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collections Account;

(iii) if a Replacement Liquidity Facility is established following the date on which funds have been deposited into the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account, the Cash Manager shall direct the Operating Bank to withdraw, upon Written Notice from the Cash Manager, all amounts on deposit in the

Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account and shall pay such amounts to the replaced Initial Liquidity Facility Provider until all Credit Facility Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collections Account;

(iv) upon the payment in full of the Outstanding Principal Balance of, and accrued and unpaid interest on, the Notes, the Cash Manager shall direct the Operating Bank to withdraw, upon Written Notice from the Cash Manager, all amounts from the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account and pay such amounts to the Initial Liquidity Facility Provider until all Credit Facility Obligations owed to the Initial Liquidity Facility Provider shall have been paid in full, and shall deposit any remaining amount in the Collections Account;

(v) 15 days after the Final Maturity Date with respect to the Class G-1 Notes, the Operating Bank shall withdraw, upon Written Notice from the Cash Manager, all amounts on deposit in the Liquidity Facility Reserve Account and shall pay such amounts to the Initial Liquidity Facility Provider until all Credit Facility Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collections Account; and

(vi) upon the occurrence of the Budgeted Cash Termination Date, or if earlier the issuance of a Default Notice or the Acceleration of the Notes, the Operating Bank shall withdraw, upon Written Notice from the Cash Manager, all amounts on deposit in the Budgeted Cash Reserve Account and shall pay such amounts to the Initial Liquidity Facility Provider until all Credit Facility Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collections Account.

(g) Reinstatement. With respect to any Liquidity Facility Drawing under the Initial Liquidity Facility, upon the reimbursement to the Initial Liquidity Facility Provider in full or in part of the amount of such Liquidity Facility Drawing, together with any accrued interest thereon, the Available Amount or Available Budgeted Cash Amount, as applicable, of the Initial Liquidity Facility shall be reinstated by an amount equal to the amount of such Liquidity Facility Drawing so reimbursed to the Initial Liquidity Facility Provider but not to exceed the Maximum Commitment or Maximum Budgeted Cash Commitment, as applicable; provided, however, that (i) the Available Amount shall not be so reinstated in part or in full at any time (x) if a Liquidity Facility Event of Default shall have occurred and be continuing or (y) if a Downgrade Drawing, Non-Extension Drawing or Final Drawing shall have occurred and (ii) the Available Budgeted Cash Amount shall not be reinstated in part or in full at any time (x) if a Liquidity Facility Event of Default shall have occurred and be continuing or (y) if a Downgrade Drawing, Non-Extension Drawing or Final Drawing shall have occurred or (z) on or after the Budgeted Cash Termination Date.

(h) Reimbursement.

(i) The amount of each Liquidity Facility Drawing under the Initial Liquidity Facility and any amounts withdrawn from the Liquidity Facility Reserve Account following a Downgrade Drawing, Non-Extension Drawing or a Final Drawing shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Initial Liquidity Facility but only to the extent that Available Collections are sufficient to pay such amounts in the order of priority set forth in Section 3.09 hereof.

(ii) The amount of each Budgeted Cash Shortfall Drawing under the Initial Liquidity Facility and any amounts withdrawn from the Budgeted Cash Reserve Account following a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Initial Liquidity Facility (a) prior to the Budgeted Cash Termination Date, to the extent amounts that are withdrawn from the Budgeted Cash Account pursuant to 3.01(q) are sufficient to pay such amounts and (b) from and after the Budgeted Cash Termination Date, first, to the extent that any remaining funds in the Budgeted Cash Account and the Budgeted Cash Reserve Account are sufficient to pay such amounts and then to the extent that Available Collections are sufficient to pay such amounts in the order of priority set forth in Section 3.09 hereof; it being agreed that in the event that the principal amount of any Budgeted Cash Shortfall Drawing remains outstanding after the Budgeted Cash Termination Date, such principal amount shall be repaid first, from and to the extent of remaining funds in the Budgeted Cash Account and the Budgeted Cash Reserve Account and then in equal consecutive monthly installments of $625,000 each (or such lesser amount as shall equal the outstanding balance thereof) (which amounts shall remain payable if not paid) until such principal is repaid in full, from and to the extent of Available Collections in the order of priority set forth in Section 3.09 hereof. The principal amount of each Budgeted Cash Shortfall Drawing shall be immediately due and payable in full upon the occurrence of a DSCR Failure, the issuance of a Default Notice or the Acceleration of the Notes.

(i) Final Drawing. Upon (A) receipt from the Initial Liquidity Facility Provider of a Termination Notice with respect to the Initial Liquidity Facility, the Cash Manager shall, not later than the date specified in such Termination Notice, in accordance with the terms of the Initial Liquidity Facility, or (B) the occurrence of an Insolvency Proceeding, the Cash Manager shall promptly, request a drawing under the Initial Liquidity Facility of the Available Amount and, if prior to the Budgeted Cash Termination Date, the Available Budgeted Cash Amount thereunder (a “Final Drawing”). Proceeds of a Final Drawing shall be deposited into (x) the Liquidity Facility Reserve Account to the extent of the Available Amount and (y) the Budgeted Cash Reserve Account to the extent of the Available Budgeted Cash Amount, in each case for application in accordance with clause (f) above.

(j) Initial Liquidity Facility Provider Consent. To the extent that the Initial Liquidity Facility Provider’s consent or approval is required under this Indenture or any other Related Document, such consent is not required in the event that (x) no Notes are Outstanding and (y) no Credit Facility Advance Obligations are due and owing to the Initial Liquidity Facility Provider (and, in the case of any issuance of the Additional Notes, if any, an Initial Liquidity Facility Non-Consent Event has occurred).

Section 3.15 The Policy. The Policy Provider shall issue a Policy in favor of the Trustee for the benefit of the Holders of the Class G-1 Notes, and the following shall apply to the Policy and to the Class G-1 Notes subject thereto:

(a) Interest Drawings. If the Cash Manager determines that there is an Interest Class G Shortfall for any Payment Date (other than the Final Maturity Date and the date of the Final Policy Election) in respect of the Class G-1 Notes (calculated as provided in Section 3.07(g)(i) hereof), the Cash Manager shall, prior to 12:00 p.m. (New York City time) on the third Business Day prior to such Payment Date, instruct the Trustee to request and the Trustee shall, no later than 12:00 p.m. (New York City time) on the second Business Day prior to such Payment Date, request a Policy Drawing (each, an “Interest Class G Drawing”) under the Policy in respect of the Class G-1 Notes (for payment into the related Note Account) in an amount equal to the Interest Class G Shortfall for the Class G-1 Notes with respect to such Payment Date. Any request received after 12:00 p.m. (New York City time) on any Business Day or on any day that is not a Business Day shall be deemed to have been received by the Policy Provider on the next Business Day. Upon receipt of any such request for a Policy Drawing, the Policy Provider or its fiscal agent shall pay, no later than 12:00 p.m. (New York City time) on the later of (i) the applicable Payment Date and (ii) the second Business Day following the Business Day on which the Policy Provider received the Trustee’s request referred to above, into the Note Account for the Class G-1 Notes the amount of the Interest Class G Shortfall for each the Class G-1 Notes with respect to such Payment Date. Upon receipt, the Trustee shall direct the payment of the amount in the applicable Note Account to the Holders of the Class G-1 Notes in payment of the Interest Class G Shortfall therefor.

(b) Proceeds Deficiency Drawing. If at any time after an Acceleration of the Notes, there is a sale or other disposition of an Aircraft (not including any Aircraft acquired by way of contribution) or of an Issuer Subsidiary that owns an Aircraft (not including any Aircraft acquired by way of contribution), in each case, by, on behalf of or at the direction of the Controlling Party, and there is a Deficiency Class G Shortfall resulting therefrom (calculated as provided in Section 3.07(g)(ii)), the Cash Manager shall, prior to 12:00 p.m. (New York City time) on the third Business Day prior to the next succeeding Payment Date, instruct the Trustee to request and the Trustee, no later than 12:00 p.m. (New York City time) on the second Business Day prior to such Payment Date, shall request a Policy Drawing (each, a “Deficiency Drawing”) under the Policy in respect of the Class G-1 Notes in an amount equal to the Deficiency Class G Shortfall with respect to such Payment Date (for payment into the related Note Account) on such Payment Date. Any request received after 12:00 p.m. (New York City time) on any Business Day or on any day that is not a Business Day shall be deemed to have been received by the Policy Provider on the next Business Day. Upon receipt of any such request, the Policy Provider or its fiscal agent shall, no later than 12:00 p.m. (New York City time) on the later of (i) the applicable Payment Date and (ii) the second Business Day following the Business Day on which the Policy Provider received Trustee’s request referred to above, pay under the Policy an amount equal to the Deficiency Class G Shortfall for the Class G-1 Notes with respect to such Payment Date. Upon receipt, the Trustee shall direct the payment of the amount in the applicable Note Account to the holders of the Class G-1 Notes in payment of the Deficiency Class G Shortfall therefor.

(c) No Proceeds Drawing. If, on any Payment Date (other than the Final Maturity Date of the Class G-1 Notes and the date of the Final Policy Election) falling on or after the date that is 24 months after the date of the occurrence of an Event of Default under Section 4.01(a) or Section 4.01(b) hereof that is continuing as of the Calculation Date immediately preceding such Payment Date or an Acceleration of the Notes (the “Non-Performance Period”), there is a Minimum Class G Principal Shortfall in respect of the Notes for the then next succeeding Payment Date (calculated as provided in Section 3.07(g)(iii) hereof), the Cash Manager shall, no later than 12:00 pm (New York City time) on the third Business Day prior to such Payment Date, instruct the Trustee to request and the Trustee shall, no later than 12:00 pm (New York City time) on the second Business Day prior to such Payment Date, request, a Policy Drawing (each, a “No Proceeds Drawing”) under the Policy (for payment into the applicable Note Account) in an amount equal to the Minimum Class G Principal Shortfall with respect to such Payment Date. Any request received after 12:00 p.m. (New York City time) on any Business Day or on any day that is not a Business Day shall be deemed to have been received by the Policy Provider on the next Business Day. Upon receipt of such request, the Policy Provider or its fiscal agent shall, no later than 12:00 p.m. (New York City time) on the later of (i) the applicable Payment Date and (ii) the second Business Day following the Business Day on which the Policy Provider receives the Trustee’s request referred to above, pay under the Policy an amount equal to the Minimum Class G Principal Shortfall with respect to such Payment Date. Upon receipt, the Trustee shall direct the payment of the amount in the related Note Account to the holders of the Class G-1 Notes in payment of the Minimum Class G Principal Shortfall therefor.

Notwithstanding the preceding paragraph, with respect to any Payment Date occurring on or after the date of the occurrence of an Event of Default with respect to the Class G-1 Notes and that is continuing on the date of the Final Policy Election, and the occurrence of the earlier of (x) the date of a Policy Drawing and (y) the fifth anniversary of the Initial Closing Date, the Policy Provider may, so long as a Policy Provider Default shall not have occurred and be continuing and the Policy has not been surrendered for cancellation in accordance with Section 3.15(k) hereof, elect (a “Final Policy Election”), upon at least four Business Days’ prior written notice to the Trustee (with a copy to the Cash Manager), to pay on such Payment Date, an amount sufficient (after giving effect to the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09 hereof, the application of any Liquidity Facility Drawings (or drawings under any Replacement Liquidity Facility) and the application of any withdrawals from the Liquidity Facility Reserve Account or the Budgeted Cash Reserve Account and any withdrawals from the Cash Collateral Account, if any, in accordance with the terms hereof) to pay the then Outstanding Principal Balance of the Class G-1 Notes (less any Policy Drawings previously paid in respect of the principal of the Class G Notes), plus accrued and unpaid interest thereon (at the Applicable Rate of Interest for the Class G-1 Notes), for the period from the immediately preceding Payment Date to the date of such payment (any such amount to be paid by such Policy Provider, the “Outstanding Balance”). Upon receipt of any such notice, the Cash Manager shall (a) calculate the then Outstanding Balance of the Class G-1 Notes and (b) prior to 12:00 p.m. (New York City time) on the third Business Day prior to such Payment Date, instruct the Trustee to request, and the Trustee shall request no later than 12:00 p.m. (New York City time) on the second Business Day prior to such Payment Date, a Policy Drawing in respect of the Class G-1 Notes in the amount of the then

Outstanding Balance of the Class G-1 Notes. Upon receipt of any such request, the Policy Provider or its fiscal agent shall, no later than 12:00 p.m. (New York City time) on the later of (i) the applicable Payment Date and (ii) the second Business Day following the Business Day on which the Policy Provider receives the Trustee’s request referred to above, pay under the Policy, in respect of the Class G-1 Notes, an amount equal to the Outstanding Balance for the Class G-1 Notes. Upon receipt, the Trustee shall pay the amount in the applicable Note Account to the holders of the Class G-1 Notes in payment of the Outstanding Balance therefor.

(d) Final Policy Drawing. If the Cash Manager determines (calculated as provided in Section 3.07(g)(iv)) that on the Final Maturity Date of the Class G-1 Notes there will be insufficient funds available for the payment in full of the Outstanding Amount in respect of the Class G-1 Notes as of such date, the Cash Manager shall, prior to 12:00 p.m. (New York City time) on the third Business Day prior to such Final Maturity Date, instruct the Trustee in writing to request, and the Trustee shall, no later than 12:00 p.m. (New York City time) on the second Business Day prior to such Final Maturity Date, request a Policy Drawing under the Policy (for payment into the related Note Account) in an amount sufficient to pay the Outstanding Amount for the Class G-1 Notes. Upon receipt of such request for a Policy Drawing, the Policy Provider or its fiscal agent shall, no later than 12:00 p.m. (New York City time) on the later of (i) such Final Maturity Date and (ii) the second Business Day following the Business Day on which the Policy Provider receives the Trustee’s request referred to above, pay under and in accordance with the terms of the Policy, in respect of the Class G-1 Notes an amount sufficient to pay the Outstanding Amount for the Class G-1 Notes. Any request received by the Policy Provider after 12:00 p.m. (New York City time) on any Business Day or on any day that is not a Business Day shall be deemed to have been received by the Policy Provider on the next Business Day. Upon receipt, the Trustee shall direct the payment of the amount in the applicable Note Account to the holders of the Class G-1 Notes in payment of the Outstanding Amount therefor.

(e) Avoidance Drawings. If at any time a Responsible Officer of the Trustee shall have actual knowledge of the issuance of any Final Order, the Trustee shall promptly give notice thereof to the Policy Provider and the Cash Manager. The Cash Manager shall thereupon determine the Avoided Payments in respect of the Class G-1 Notes resulting therefrom and shall promptly: (i) send to the Holders of the Notes a Written Notice of such amounts and (ii) prior to the expiration of the Policy, deliver to the Trustee a Written Notice instructing the Trustee to, and the Trustee shall immediately, deliver to the Policy Provider or its fiscal agent a Notice of Avoided Payment under the Policy, together with a copy of the documentation required by the Policy with respect thereto, requesting a Policy Drawing (each, an “Avoidance Drawing”) thereunder (for payment to the receiver, conservator, debtor-in-possession, trustee in bankruptcy, and/or the Trustee for deposit into the related Note Account, as applicable) in an amount equal to the amount of the relevant Avoided Payment. To the extent that any portion of such Avoidance Drawing is to be paid to the Trustee in respect of the Class G-1 Notes, such Written Notice shall also set the date for the distribution of such portion of the proceeds of such Policy Drawing which date shall constitute a Special Distribution Date and shall be the third Business Day following the date the Policy Provider has received the documentation referred to in clause (ii) above. Upon receipt, the Cash Manager shall pay the proceeds of the specified Policy Drawing under the Policy to the Trustee for payment to the Holders of the Class G-1 Notes.

(f) Application of Policy Drawings. Notwithstanding anything to the contrary contained in this Indenture, all payments received by the Trustee in respect of a Policy Drawing (including, without limitation, that portion, if any, of the proceeds of a Policy Drawing for any Avoided Payment that is to be paid to the Trustee and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the Policy) shall be promptly paid to the Holders of the Class G-1 Notes.

(g) Resubmission of a Notice of Payment. If the Policy Provider at any time informs the Trustee in accordance with the Policy that a Notice of Nonpayment or Notice of Avoided Payment submitted by the Trustee does not satisfy the requirements of the Policy, the Trustee shall, as promptly as possible after being so informed, submit to the Policy Provider an amended and revised Notice of Nonpayment or Notice of Avoided Payment, as the case may be, and shall transfer to the Note Account the amount received pursuant to such amended or revised Notice of Nonpayment or Notice of Avoided Payment, as the case may be, when received.

(h) No Discharge of the Issuer’s Obligations. Except to the extent reimbursed to the Policy Provider, the payment of principal of or interest on the Class G-1 Notes with funds drawn under the Policy shall not reduce the Outstanding Principal Balance of, or interest due, on the Class G-1 Notes, or be deemed to discharge the Issuer’s obligation to repay such funds drawn under the Policy to the Policy Provider, which obligation shall continue in full force and effect.

(i) Interest Coverage. The interest payable by the Policy Provider under the Policy shall include interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding. The interest payable by the Policy Provider under the Policy shall not include any Redemption Premium on the Notes.

(j) Policy Provider Consent. The Policy Provider agrees that to the extent its consent or approval is required under this Indenture or any other Related Document, such consent is not required in the event that (x) a Policy Non-Consent Event has occurred and is continuing or, in the case of any issuance of any Additional Notes or Refinancing Notes, a Policy Non-Consent Event will occur in connection therewith, or (y) in the case of any consent required under Sections 5.02 or 5.03, a Policy Provider Default has occurred and is continuing. If the consent of the Policy Provider is required pursuant to any provision of Sections 5.02 or 5.03 of this Indenture or Section 7.04 of the Servicing Agreement, (A) the Policy Provider shall provide the Issuer with a written response confirming its consent or rejection of any proposed action submitted to it by the Issuer or the Servicer as promptly as practicable following its receipt of a proposal from the Issuer or the Servicer and in any event within the time period indicated by the Issuer in its proposal, acting reasonably, which time period shall in any event not be less than three Business Days after receipt of such a proposal by the Policy Provider and (B) such consent, in each case, may not be unreasonably withheld. If the Policy Provider fails to provide any party hereto with a written response within the time indicated by the Issuer or the Servicer in its proposal, the Policy Provider shall be deemed to have not approved such proposal.

(k) Release of Policy Provider. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, if the Policy is terminated and surrendered to the Policy Provider for cancellation, all obligations of the Policy Provider under this Indenture (including, but not limited to, all obligations set forth in this Section 3.15) shall be terminated and released.

Section 3.16 Class A Share Cure Rights. (a) In the event that the amounts available for distribution under Section 3.09 hereof and from any Eligible Credit Facility are insufficient to pay in full any of the Secured Obligations or any other Obligations, the Cash Manager shall promptly notify the Issuer and the Issuer may, out of funds provided to it by any holder of the Class A Shares by way of shareholder contributed surplus (without the issuance of additional Class A Shares) (and not out of any amounts in the Collections Account or any other Account or any other Collateral), pay such shortfall with respect to such Obligations on the applicable Payment Date by giving Written Notice of its intention to do so (specifying the amount thereof) to the Cash Manager at least two Business Days prior to such Payment Date and by transferring funds in such amount (the “Contribution Amounts”) to the Trustee one Business Day prior to such Payment Date for deposit into the Collections Account. All Contribution Amounts so deposited shall (a) be paid out of such Account to the applicable Person or transferred to the applicable Account notwithstanding Section 3.09 hereof, Article X hereof or anything else to the contrary contained in this Indenture or the Security Trust Agreement and (b) not constitute an obligation or debt of the Issuer.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01 Events of Default. Each of the following events shall constitute an “Event of Default” hereunder with respect to any subclass of Notes, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

(a) failure by the Issuer to pay when due interest on any Note of such subclass, and the continuance of such default unremedied for a period of five Business Days after the same shall have become due and payable;

(b) failure by the Issuer to pay when due principal of any Note of such subclass no later than the applicable Final Maturity Date;

(c) failure by the Issuer to pay any amount (other than interest) when due and payable in connection with any Note of such subclass to the extent that there are, on any Payment Date, amounts available for such payment in the Collections Account or the Cash Collateral Account with respect to the Notes of such subclass, and the continuance of such default for a period of five or more Business Days after such Payment Date;

(d) failure of any of the representations or warranties of the Issuer under this Indenture to be true and correct or failure by the Issuer to comply with any of the covenants, obligations, conditions or provisions binding on it under this Indenture or any of the Notes (other than a payment default for which provision is made in clause (a), (b) or (c) of this Section 4.01), if in any such case such failure or breach materially adversely affects the Holders of such subclass of Notes and continues for a period of 30 days or more (or, if such failure or breach is capable of remedy within 90 days (or in the case of a breach with respect to a covenant contained in Section 5.03, 180 days) of the date of the written notice referred to below and the Cash Manager has promptly provided the Trustee with a certificate stating that the Issuer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure or breach, 90 days (or 180 days, as applicable) so long as the Issuer or any Issuer Subsidiary is diligently pursuing such remedy but in any event no longer than 90 days (or 180 days, as applicable)) after written notice thereof has been given to the Issuer by the Controlling Party or by the Holders of at least a majority of the aggregate Outstanding Principal Balance of the Notes);

(e) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary), under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary); or (iii) the winding up or liquidation of the affairs of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

(f) the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) or for all or substantially all of the property and assets of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary); or (iii) effects any general assignment for the benefit of creditors;

(g) one or more judgments or orders for the payment of money that are in the aggregate in excess of 5% of the aggregate Assumed Portfolio Value shall be rendered against the Issuer or any Issuer Subsidiary or any other member of the Issuer Group and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an

Event of Default under this Section 4.01(g) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

(h) the constitutional documents creating the Issuer cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

Section 4.02 Acceleration, Rescission and Annulment. (a)  If an Event of Default with respect to any subclass of Notes (other than an Event of Default under clause (e) or (f) of Section 4.01 hereof) occurs and is continuing, the Controlling Party may, and (if the Controlling Party is the Trustee) upon the written direction of Holders of a majority of the aggregate Outstanding Principal Balance of the Notes, shall, give a Default Notice to the Issuer, the Cash Manager, the Security Trustee and the Trustee declaring the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon to be due and payable. If the Controlling Party is the Policy Provider or the Initial Liquidity Facility Provider, only it may give a Default Notice. Subject to Section 3.16, upon delivery of a Default Notice, such Outstanding Principal Balance and all accrued and unpaid interest thereon shall be due and payable. At any time after the Controlling Party has declared the Outstanding Principal Balance of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to this Article IV, the Controlling Party may (and if the Controlling Party is the Trustee, upon the written direction of Holders of a majority of the aggregate Outstanding Principal Balance of the Notes, shall) by Written Notice to the Issuer, the Trustee (if not the Controlling Party), the Cash Manager, the Security Trustee and the Trustee, subject to Section 4.05(a), rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal or Redemption Price of the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission or annulment would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than nonpayment of interest and principal on the Notes that have become due solely because of such acceleration, have been cured or waived. If the Controlling Party is the Policy Provider or the Initial Liquidity Facility Provider, only it may give a notice of annulment. If an Event of Default under clause (e) or (f) of Section 4.01 occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.

(a) No Person other than the Controlling Party may give a Default Notice or exercise any such remedy.

(b) The Trustee shall provide each Rating Agency with a copy of any Default Notice it receives pursuant to this Indenture.

Section 4.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee (at the written direction of the Controlling Party if the Trustee is not the Controlling Party and at the written direction of Holders of a majority of the aggregate Outstanding Principal Balance of the Notes if the Controlling Party is the Trustee) may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or Redemption Price of, or interest, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 4.04 Limitation on Suits. Without limiting the provisions of Section 4.09 and the final sentence of Section 12.04(a), no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Security Trust Agreement or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Trustee is the Controlling Party;

(b) such Holder holds Class G-1 Notes and has previously given written notice to the Trustee of a continuing Event of Default;

(c) the Holders of a majority of the aggregate Outstanding Principal Balance of the Notes make a written request to the Trustee to pursue a remedy hereunder;

(d) such Holder or Holders offer to the Trustee an indemnity reasonably satisfactory to the Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

(e) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity; and

(f) during such 60-day period, Holders of a majority of the Outstanding Principal Balance of the Notes do not give the Trustee a revocation or direction inconsistent with such request.

No one or more Holders may use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Holder or to enforce any right under this Indenture, except in the manner herein provided.

Section 4.05 Waiver of Existing Defaults. (a)  The Controlling Party or (if the Controlling Party is the Trustee) the Holders of a majority of the Outstanding Principal Balance of the Notes by notice to the Trustee and the Issuer may waive any existing Default hereunder and its consequences, except no waiver may be given with respect to a Default: (i) in the deposit or distribution of any payment required to be made on any Notes, (ii) in the payment of the interest on, principal of or premium, if any, with respect to any Note or (iii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Note affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Each such notice of waiver shall also be given to each Rating Agency.

(b) Any written waiver of a Default or an Event of Default given by the Controlling Party or the Holders to the Trustee and the Issuer in accordance with the terms of this Indenture shall be binding upon the Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 4.06 Restoration of Rights and Remedies. If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 4.07 Remedies Cumulative. Each and every right, power and remedy herein given to the Trustee (or the Controlling Party) specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee (or the Controlling Party), and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee (or the Controlling Party) in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence therein.

Section 4.08 Authority of Courts Not Required. The parties hereto agree that, to the greatest extent permitted by law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.

Section 4.09 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal or Redemption Price of, or interest, on its Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.10 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of any Holder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and otherwise in accordance with the terms of this Indenture, and any custodian in any such judicial proceeding is hereby authorized by each oblige to make such payments to the Trustee, as administrative expenses associated with any such proceeding, and, in the event that the Trustee shall consent to the making of such payments directly to the oblige to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 8.01 and otherwise in accordance with the terms of this Indenture.

Section 4.11 Undertaking for Costs. All parties to this Indenture agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 4.11 does not apply to a suit instituted by the Trustee, a suit instituted by any Holder for the enforcement of the payment of principal or Redemption Price of, or interest, on its Note on or after the respective due dates expressed in such Note, or a suit by a Holder or Holders of more than 10% of the Outstanding Principal Balance of any class or subclass of the Notes.

Section 4.12 (a) Remedies; Rights of Controlling Party. Subject always to the provisions of this Article IV, the Controlling Party shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or other applicable provisions of this Indenture and other Related Documents and would not involve the Trustee in personal liability or expense; and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01 Representations and Warranties. The Issuer represents and warrants to the parties hereto on each Closing Date as follows:

(a) Due Organization. The Issuer is an exempted company duly organized and validly existing under the laws of Bermuda and has the corporate power and authority to own or hold its properties and to enter into and perform its obligations under the Related Documents to which it is or will be a party, and each Issuer Subsidiary is a corporation, trust or limited liability company duly organized in its respective jurisdiction of organization, in each case with full power and authority to conduct its business; and none of the Issuer or any Issuer Subsidiary is in liquidation, bankruptcy or suspension of payments.

(b) Special Purpose Status. The Issuer has not engaged in any activities since its incorporation (other than those incidental to its incorporation and other appropriate corporate steps including the issue of shares and arrangements for the payment of fees to, and director’s and officer’s insurance for, the members of its Board, the authorization and the issuance of the Initial Notes, the execution of the Related Documents and the activities referred to in or contemplated by such agreements), and the Issuer has not paid any dividends or other distributions since its incorporation.

(c) Non-Contravention. The acquisition of the Initial Aircraft and interests in the Initial Leases either directly or through the purchase of the Issuer Subsidiaries pursuant to the Asset Purchase Agreement, the creation of the Initial Notes, the issuance, execution and delivery by the Issuer of, and the compliance by the Issuer with the terms of the Initial Notes, and the execution and delivery by each Issuer Group Member of, and compliance by it with the terms of each of the Related Documents to which it is a party:

(i) do not and will not at the Initial Closing Date or any Payment Date conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the memorandum of association of the Issuer or the constituent documents of any Issuer Subsidiary or with any existing law, rule or regulation applying to or affecting the Issuer or any Issuer Subsidiary or any judgment, order or decree of any government, governmental body or court having jurisdiction over the Issuer or any Issuer Subsidiary; and

(ii) do not and will not at the Initial Closing Date or any Payment Date constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer or any Issuer Subsidiary is a party or by which any of them or any part of their undertaking, assets, property or revenues are bound.

(d) Due Authorization. The Acquisition of the Initial Aircraft and interests in the Initial Leases, the creation, execution and issuance of the Initial Notes, the execution and issue or delivery by the Issuer and each Issuer Subsidiary of the Related Documents executed by it and the performance by each of them of their obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by each of them have been duly authorized by each of them.

(e) Validity and Enforceability. This Indenture constitutes, and the Related Documents to which it is a party, when executed and delivered and, in the case of the Initial Notes, when issued and authenticated, will constitute valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Issuer and each Issuer Subsidiary executing the same.

(f) No Defaults. There exists no Default, Event of Default nor any event which, had the Initial Notes already been issued, would constitute a Default or an Event of Default.

(g) No Encumbrances. Subject to the Security Interests created in favor of the Security Trustee and except for Permitted Encumbrances, there exists no Encumbrance over the assets or undertaking of (i) the Issuer which ranks prior to or pari passu with the obligation to make payments on the Initial Notes or (ii) any Issuer Subsidiary.

(h) No Consents. All consents, approvals, authorizations or other orders of all regulatory authorities required (excluding any required by the other parties to the Related Documents) for or in connection with the execution and performance of the Related Documents by the Issuer and each Issuer Subsidiary and the issue and performance of the Initial Notes and the offering of the Initial Notes by the Issuer have been obtained and are in full force and effect and not contingent upon fulfillment of any condition.

(i) No Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Issuer, threatened against or affecting, the Issuer or any Issuer Subsidiary before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture (including the Exhibits and Schedules attached hereto) and the Related Documents or which could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Issuer Subsidiary to perform its obligations under the Related Documents.

(j) Employees, Subsidiaries. The Issuer and each Issuer Subsidiary have no employees. Set forth in Schedule 2 is a true and complete list, as of the date hereof, of all Issuer Subsidiaries existing on the Initial Closing Date, together with their jurisdictions of incorporation.

(k) Ownership. The Issuer or an Issuer Subsidiary is the beneficial owner of the Pledged Shares, the Pledged Debt, the Pledged Beneficial Interest and the Non-Trustee Accounts, free from all Encumbrances and claims whatsoever other than Permitted Encumbrances.

(l) No Filings. Under the laws of Bermuda, the State of New York, the Federal laws of the United States of America or the laws of the jurisdiction of organization of any Issuer Subsidiary, it is not necessary or desirable that this Indenture or any Related Document to which the Issuer or an Issuer Subsidiary is a party (other than evidences of the Security Interests) be filed, recorded or enrolled (other than the filing of the Memorandum of Association of the Issuer in Bermuda which filing has been made and this Indenture in Bermuda which filing will have been made within five Business Days after the Initial Closing Date) with any court or other authority in any such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Indenture or any of the other Related Documents.

(m) Aircraft Assets. Schedule 1 contains a true and complete list of all Aircraft constituting Initial Aircraft as of the Initial Closing Date and each Person within the Issuer Group that is, as of the Initial Closing Date, expected to own such Initial Aircraft as of the Acquisition Date for such Aircraft under the Asset Purchase Agreement. Except as otherwise set forth therein, after each Initial Aircraft listed on Schedule 1 has been delivered under the Asset Purchase Agreement on the Acquisition Date therefor, as such Schedule may be amended by notice to the parties hereto by the Issuer, each Person within the Issuer Group listed as an owner of an Aircraft on such Schedule will have such title to such Aircraft as was conveyed to such Person, free and clear of all Liens created by or through such Person.

(n) Aircraft Assets Related Documents. Each Aircraft Assets Related Document is a legal, valid and binding agreement of the Person within the Issuer Group that is a party thereto (including by way of assignment or novation) and is enforceable against such Person within the Issuer Group that is a party thereto in accordance with its terms except where enforceability may be limited by general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or the concepts of materiality, reasonableness, good faith and fair dealing. No Person within the Issuer Group has modified, amended or waived any provision of or terminated any Aircraft Assets Related Document referred to in Schedule 4.02 to the Servicing Agreement except as disclosed therein.

(o) Other Representations. The representations and warranties made by the Issuer and each Issuer Subsidiary in any of the other Related Documents are true and accurate.

Section 5.02 General Covenants. The Issuer hereby covenants as follows:

(a) No Release of Obligations. The Issuer shall not take, or knowingly permit any Issuer Subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to the Issuer Group than the agreement being terminated) or discharge or prejudice the validity or effectiveness of this Indenture (other than as permitted herein), the Security Trust Agreement, any Acquisition Agreement, the Management Agreement, the Cash Management Agreement, any organizational document of the Issuer or any Issuer Subsidiary, the Policy (other than as expressly permitted hereunder), the Reference Agency Agreement, the Servicing Agreement, the Hedge Overview Services Agreement or any other Related Document to which the Issuer or any Issuer Subsidiary is a party or permit any party (other than an Issuer Group Member) to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document and except that in no event shall the Policy be so terminated (other than as expressly permitted hereunder), and provided that such actions may be taken or permitted, and such releases may be permitted (other than with respect to the termination of the Policy), if the Issuer shall have (i) obtained an authorizing resolution of the Board determining that such action, permitted action or release does not materially adversely affect the interests of the Holders or the Policy Provider (ii) given prior notice thereof to the Rating Agencies and (iii) obtained the prior written consent of the Policy

Provider; and provided further that, in any case (i) the Issuer shall not amend or modify the conflicts standard or duty of care in the Servicing Agreements, (ii) except in the circumstances expressly contemplated in this Indenture, the Issuer may not amend the Policy without the unanimous consent of the Holders of Notes and without obtaining a Rating Agency Confirmation and (iii) there must be at all times a manager with respect to the Issuer Group Services (as defined in the Management Agreement) and a servicer (provided that, if the Servicer terminates the Servicing Agreement pursuant to Section 10.02(a) thereof, or the Policy Provider terminates the Servicing Agreement pursuant to Section 10.02(b) thereof, this Section 5.02(a) shall not be violated if the Issuer uses its best efforts to obtain a successor servicer) with respect to all Aircraft in the Portfolio.

(b) Limitation on Encumbrances. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create, Incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an “Encumbrance”), including, without limitation, any conditional sale, any sale with recourse against the Issuer or any Issuer Subsidiary, or any agreement to give any security interest over or with respect to, any of the Issuer’s or any Issuer Subsidiary’s assets (other than the segregation of the Segregated Funds) including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests (“Ownership Interest”) and any Indebtedness of any Issuer Subsidiary held by the Issuer or any Issuer Subsidiary.

Notwithstanding the foregoing, the Issuer may create, Incur, assume or suffer to exist (i) any Permitted Encumbrance, (ii) any security interest created or required to be created under the Security Documents, (iii) Encumbrances over rights in or derived from Leases, upon prior written consent of the Policy Provider and receipt of a Rating Agency Confirmation (provided that any transaction or series of transactions resulting in such Encumbrance, taken as a whole, does not materially adversely affect the amount of Collections that would have been received by the Issuer and any other Issuer Group Member from such Lease had such Encumbrance not been created), (iv) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by the Issuer or any Issuer Subsidiary, (v) any Encumbrance in connection with any transfer of title to or Lease of an Aircraft (A) to or in favor of a trust or an entity for the purpose of registering the Aircraft under the laws of an applicable jurisdiction, or for tax or other regulatory purposes, so long as, however, the Issuer or any Issuer Subsidiary retains the beneficial or economic ownership of the Aircraft or (B) from such trust or entity to the Issuer or an Issuer Subsidiary (subject in the case of subclause (A) of this subclause (v) to the limitations set forth in subclause (F) of Section 5.02(g) below) and (vi) any lien created in favor of the issuer of a surety bond, letter of credit or similar instrument to be obtained by the Issuer or any Issuer Subsidiary in connection with the repossession of an Aircraft or other enforcement action under a Lease.

For the purposes of this Indenture, “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such Person or is a director or officer of such Person; “Control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Ownership Interest, by contract or otherwise. For the avoidance of doubt, each Issuer Group Member shall be an

“Affiliate” of each other Issuer Group Member. For the purposes of this Indenture, “Permitted Encumbrance” means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) in respect of any Aircraft, any lien of a repairer (including for modifications, refurbishment, repairs or maintenance), carrier or hangar keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien; (iii) any permitted lien or encumbrances on any Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances created by the relevant lessor); (iv) any lien created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant lessor (provided that if such lessor becomes aware of any such lien, it shall use commercially reasonable efforts to have any such lien lifted); (v) any head lease, lease, conditional sale agreement or Purchase Option under or in respect of the Initial Lease of any Initial Aircraft existing on the Acquisition Date of such Aircraft or otherwise existing on the relevant Closing Date or thereafter existing under any other Aircraft Agreement meeting the requirements of clause (ii)(C) or (ii)(E) of the second paragraph of Section 5.02(g) hereof; (vi) any lien of an insurer for salvage, (vii) any lien for air navigation authority, airport authority, airport tending, gate or handling (or similar) charges or levies; (viii) any lien created in favor of the Issuer, any Issuer Subsidiary or the Security Trustee securing the Secured Obligations; (ix) any Encumbrance arising under an Eligible Credit Facility and (x) any other lien not referred to in clauses (i) through (ix) of this paragraph which would not adversely affect the owner’s rights and does not exceed, individually, $250,000 per Aircraft or, in the aggregate, 0.25% of the Assumed Portfolio Value.

(c) Limitation on Restricted Payments. The Issuer shall not, and shall not permit any Issuer Subsidiary to:

(i) declare or pay any dividend or make any distribution on its Ownership Interest held by Persons other than the Issuer or any Issuer Subsidiary; provided that the Issuer may, subject always to the provisions of Article III hereof, make payments in respect of the Class A Shares and the Class B Shares;

(ii) purchase, redeem, retire or otherwise acquire for value any shares of Ownership Interest in the Issuer or any Issuer Subsidiary held by or on behalf of Persons other than the Issuer or any Issuer Subsidiary or other Issuer Group Member other than as provided in Sections 2.11 and 5.02(l)(ii)(C);

(iii) make any payment of principal, interest or premium, if any, on the Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or such Issuer Subsidiary that is not owed to the Issuer or such Issuer Subsidiary other than in accordance with Articles II, III and XI hereof, the Policy Provider Documents and otherwise provided for in the Related Documents; provided that the Issuer or any of its Affiliates may repurchase, defease or otherwise acquire or retire any of the Notes other than from the Available Collections so long as any new notes of the Issuer issued in connection with such transaction rank pari passu with the Notes being repurchased, defeased, acquired or retired and the Board shall determine that such action does not materially adversely affect the Holders and shall have obtained prior written consent of the Policy Provider and a Rating Agency Confirmation (other than in accordance with Articles II, III and XI hereof); or

(iv) make any Investments (other than Permitted Account Investments, Allowed Restructurings, Investments permitted under Section 5.02(e) or 5.02(i) hereof and Investments in any Issuer Group Member pursuant to any Acquisition Agreement or a Permitted Additional Aircraft Acquisition.

The term “Investment” for purposes of the above restriction means any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other Investment in such Person. For the avoidance of doubt, “Investment” shall not include any obligation of a purchaser of an Aircraft to make deferred or installment payments pursuant to any Aircraft Agreement specified in (ii)(C) or (ii)(E) of the second paragraph of Section 5.02(g) hereof so long as the Issuer Group retains a security interest in the relevant Aircraft until all such obligations are discharged or any payment owing to a Lessee.

(d) Limitation on Dividends and Other Payment Restrictions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Issuer Subsidiary to (i) declare or pay dividends or make any other distributions permitted by Applicable Law, or purchase, redeem or otherwise acquire for value, the Ownership Interest of the Issuer or such Issuer Subsidiary, as the case may be; (ii) pay any Indebtedness owed to the Issuer or such Issuer Subsidiary; (iii) make loans or advances to the Issuer or such Issuer Subsidiary; or (iv) transfer any of its property or assets to the Issuer or any other Issuer Subsidiary.

The foregoing provisions shall not restrict any consensual encumbrances or other restrictions, including (i) Permitted Encumbrances, (ii) existing on the Initial Closing Date or, in the case of any Aircraft, the Acquisition Date of such Aircraft, under any Related Document, and any amendments, extensions, refinancings, renewals or replacements of such documents; provided that such consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those previously in effect and being amended, extended, refinanced, renewed or replaced; or (iii) in the case of clause (iv) of the preceding paragraph, that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is an aircraft, engine, part, lease, license, conveyance or contract or similar property or asset, or existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of the Issuer or any Issuer Subsidiary not otherwise prohibited by this Indenture. Nothing contained in this covenant shall prevent the Issuer or any Issuer Subsidiary from creating, incurring, assuming or suffering to exist any Encumbrances not otherwise prohibited under this Indenture.

(e) Limitation on Engaging in Business Activities. The Issuer shall not, and shall not permit any Issuer Subsidiary to, engage in any business or activity other than:

(i) acquiring, purchasing, owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and selling or otherwise disposing of the Aircraft and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any Issuer Subsidiary to accept, exchange or hold promissory notes, contingent payment obligations or equity interests, of Lessees or their Affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such Lessees or their respective Affiliates in the ordinary course of business (an “Allowed Restructuring”);

(ii) providing loans to, guaranteeing or otherwise supporting the obligations and liabilities of any Issuer Group Member, in each case on such terms and in such manner as the Board sees fit and (whether or not the Issuer or any Issuer Subsidiary derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clause (i) of this Section 5.02(e); provided that written notification shall have been given to each Rating Agency, the Policy Provider and the Initial Liquidity Facility Provider of such loan, guarantee or other support, provided that, no such notice shall be required for any guarantee provided by an Issuer Group Member with respect to any obligations of another Issuer Group Member in respect of the lease, purchase, maintenance, modification, refurbishment, repair or sale of any Aircraft or otherwise in the ordinary course of the aircraft operating lease business;

(iii) financing or refinancing the business activities described in clause (i) of this Section 5.02(e) through the offer, sale and issuance of any securities of the Issuer upon such terms and conditions as the Board sees fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by any Issuer Group Member;

(iv) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the Issuer’s or any Issuer Subsidiary’s property or assets, within limits and with providers specified by the Board Resolution providing therefor from time to time and submitted to the Rating Agencies, the Policy Provider and the Initial Liquidity Facility Provider, including dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, hedges and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing; provided, that, from and after the expiry or termination of the Initial Hedge Agreements, the Issuer shall enter into such hedging arrangements so as to result in at least 70% of its liabilities being hedged on a rolling 3-year look-forward basis; provided, however, that the Issuer shall not, and shall not permit any Issuer Subsidiary to, enter into any such hedging arrangements or other instruments that (x) are not entered into solely for hedging interest rate or currency risks associated with the Notes and/or the Leases or (y) are not U.S. dollar-denominated interest rate hedges, hedges, currency hedges, Swaptions, caps or floors (except in instances where the hedging instrument is entered into substantially to hedge risks associated with non-U.S. dollar-denominated Leases) without the prior written consent of the Policy Provider; provided further that the Issuer shall not, and shall not permit any Issuer Subsidiary to (unless with respect to any action permitted under Section 5.02(g) and Section 5.02(j) with respect to disposition or transfer to another Issuer Group Member), (A) terminate or transfer such hedging arrangements without the prior written consent of the Policy Provider and (B) enter into any Hedge Agreement after the Initial Closing Date without the prior written consent of the Policy Provider unless such Hedge Agreement contains the Material Hedge Agreement Terms that are no less favorable to the Issuer, any applicable Issuer Subsidiary and the Policy Provider than those contained in the Initial Hedge Agreements;

(v) (A) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clause (i) above; provided that written notification shall have been given to each Rating Agency, the Policy Provider and the Initial Liquidity Facility Provider that such company, trust, syndicate, partnership or other entity is set up in compliance with this Indenture, (B) acquiring, holding and disposing of shares, securities and other interests in any such company, trust, syndicate, partnership or other entity and (C) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary; provided that any such disposition which results in the disposition of an Aircraft meets the requirements set forth in Section 5.02(g) hereof;

(vi) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which the Issuer or any Issuer Subsidiary may think fit and to pay the premiums thereon; and

(vii) engaging in the transactions contemplated by the Policy Provider Documents.

(f) Limitation on Indebtedness. The Issuer shall not, and shall not permit any Issuer Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to “Incur”), Indebtedness.

Notwithstanding the foregoing, the Issuer and any Issuer Subsidiary may Incur each and all of the following:

(i) Indebtedness in respect of any Initial Notes issued on the Initial Closing Date;

(ii) Indebtedness in respect of any Refinancing Notes or other Indebtedness described in the proviso to Section 5.02(c)(iii) hereof; provided that (A) such Refinancing Notes or other Indebtedness receive ratings from the Rating Agencies at the close of such Refinancing or repurchase equal to or higher than those of the subclass being refinanced (determined at the date of Incurrence), (B) taking into account such Refinancing or repurchase, a Rating Agency Confirmation is obtained prior to such Refinancing or repurchase with respect to each subclass of Notes Outstanding at such time, (C) the prior written consent of each of the Policy Provider and the Initial Liquidity Facility Provider has been obtained with respect to such Refinancing or other Indebtedness and (D) the net proceeds of any such Refinancing or the Indebtedness shall be applied only (x) to repay the Redemption Price plus the Refinancing Expenses of the subclass of Notes being so refinanced or repurchased and pay any Policy Premium and Policy Redemption Premium, if any, due and unpaid to the Policy Provider, (y) to fund any Cash Collateral Account established for the related Refinancing Notes (up to the Required Amount therefor) and (z) for deposit into any Cash Collateral Account (including in connection with an increase in any Required Amount effected under this Indenture in connection with the issuance of such Refinancing Notes);

(iii) Indebtedness in respect of guarantees by any Issuer Group Member that are in the ordinary course of the aircraft operating leasing business;

(iv) Indebtedness in respect of any Additional Notes the net proceeds of which are applied (A) to finance a Permitted Additional Aircraft Acquisition or to make Conversion Payments, (B) to fund any Cash Collateral Account established for such Additional Notes (up to the Required Amount therefor), (C) for deposit into any Cash Collateral Account (including in connection with an increase in any Required Amount effected under this Indenture in connection with the issuance of such Additional Notes) and (D) to fund expenses related thereto; provided that (w) a Rating Agency Confirmation is obtained prior to the Incurrence of such Indebtedness with respect to all of the Notes Outstanding at such time, (x) the net proceeds of such Indebtedness shall be applied only for the purposes specified above in this clause (iv), (y) the prior written consent of the Policy Provider (unless the Policy Non-Consent Event has occurred) is obtained prior to the Incurrence of such Indebtedness and (z) such Additional Notes will be cross-collateralized with all Secured Obligations by the Collateral under the Security Trust Agreement;

(v) obligations to each Seller under each Acquisition Agreement and any related lease assignment and assumption agreements and obligations to Lessees and others under the documents related thereto, including any Indebtedness owed to any Lessee under any such agreement or the Lease with respect to maintenance contributions, redelivery condition adjustment payments, “AD Sharing” or any other obligation of the Issuer or any Issuer Subsidiary to a Lessee or other obligations to a Person to be funded from withdrawals from the Budgeted Cash Account;

(vi) Indebtedness under any agreements between the Issuer or any Issuer Subsidiary and any other Issuer Group Members (each, an “Intercompany Loan”); provided that the agreements or promissory notes evidencing such Indebtedness shall be pledged to the Security Trustee;

(vii) Indebtedness of the Issuer under any Eligible Credit Facility, provided that a Rating Agency Confirmation and the prior written consent of each of the Policy Provider and the Initial Liquidity Facility Provider is obtained prior to entering into such new Eligible Credit Facility;

(viii) Indebtedness of the Issuer under the Policy Provider Documents;

(ix) Indebtedness required in connection with repossession or detention of or other enforcement action with respect to an Aircraft or any Engine;

(x) Indebtedness in favor of the issuer of a surety, letter of credit or similar instrument to be obtained by the Issuer or any Issuer Subsidiary in connection with the repossession or detention of an Aircraft or other enforcement action under a Lease; and

(xi) Obligations to any purchaser of Aircraft pursuant to any Aircraft Agreement.

(g) Limitation on Aircraft Dispositions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, sell, transfer or otherwise dispose of any Aircraft or any interest therein other than as provided in Section 4(e) of Schedule 2.02(a) of the Servicing Agreement.

Notwithstanding the foregoing, the Issuer and any Issuer Subsidiary shall only be permitted to sell, transfer or otherwise dispose of, directly or indirectly:

(i) any Engine or Part purchased on the date such Aircraft is acquired or any Engine or Part in connection with the replacement or exchange of such Engine or Part in accordance with a Lease or any Part that the Servicer (with the Manager’s consent) has determined is surplus to the Issuer Group’s operations or is obsolete, or

(ii) one or more Aircraft or an interest therein:

(A) pursuant to a Purchase Option or other agreement of a similar character existing with respect to an Initial Aircraft on the Initial Closing Date or, with respect to any Substitute Aircraft or Additional Aircraft, on the Closing Date therefor,

(B) within or among the Issuer and the Issuer Subsidiaries without limitation and among the Issuer and/or any Issuer Subsidiary and any other Issuer Group Member; provided that no such sale, transfer or other disposition shall be made unless the Issuer or the Manager has determined that such sale, transfer or other disposition would not materially adversely affect the Holders or the Policy Provider,

(C) pursuant to any Aircraft Agreement (including any entered into with holders of the Class A Shares or their Affiliates), provided that such sale does not result in a Concentration Default and the net present value of the cash Net Sale Proceeds thereof is not less than the Note Target Price with respect to such Aircraft; except that not more than six Aircraft may be sold, transferred or otherwise disposed of without the prior written consent of the Policy Provider,

(D) pursuant to receipt of insurance, requisition or condemnation proceeds in connection with a Total Loss,

(E) pursuant to an Aircraft Agreement (including pursuant to a Purchase Option) the net present value of the cash Net Sale Proceeds of which is less than the Note Target Price, provided that, (x) in any one calendar year such sales do not exceed 10% of the then Assumed Portfolio Value, (y) a Rating Agency Confirmation from Moody’s alone is obtained or each such sale does not result in a Concentration Default and (z) the prior written consent of the Policy Provider shall have been obtained, or

(F) in connection with a transfer of title or another interest in an Aircraft (1) to or in favor of a trust or entity that is not an Issuer Subsidiary for the purposes of registering the Aircraft under the laws of an applicable jurisdiction, or for tax or other regulatory purposes, where the Issuer or an Issuer Subsidiary retains the beneficial or economic ownership of the Aircraft or (2) from such trust or entity to the Issuer or an Issuer Subsidiary, except that, without the consent of the Policy Provider, at any one time not more than five Aircraft may be subject to the arrangements described in subclause (1) of this subclause (F), subclause (v) of the second paragraph of Section 5.02(b) hereof, or clause (c) of Section 5.02(l), to the extent that such arrangements cause title to such Aircraft to be held by Persons that are not Issuer Subsidiaries.

For the purpose of this Section 5.02(g), the net present value of the cash Net Sale Proceeds of any sale, transfer or other disposition of any Aircraft shall mean the present value of all payments received or to be received by the Issuer or any Issuer Subsidiary in respect of such Aircraft from the date of execution or option granting date, as the case may be, of the relevant Aircraft Agreement through and including the date of transfer of title to such Aircraft, discounted back to the date of execution or option granting date, as the case may be, of such Aircraft Agreement at the weighted average cost of funds of the Issuer Group (based on the cost of funds on the Payment Date immediately preceding such date (taking into account any Hedge Agreements)). Notwithstanding the foregoing, no sale, transfer or other disposition of any Aircraft contributed by the holders of the Class A Shares shall be permitted if a Default or Event of Default would arise after giving effect to such sale, transfer or other disposition.

(h) Limitation on Aircraft Acquisitions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, purchase or otherwise acquire, directly or indirectly, any Aircraft other than the Initial Aircraft or any interest therein.

Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to (A) purchase or acquire, directly or indirectly, Additional Aircraft from time to time (a “Permitted Additional Aircraft Acquisition”); provided that, (i) no Event of Default shall have occurred and be continuing, (ii) the acquisition does not result in a Concentration Default, (iii) in the case of any Additional Aircraft acquired by means of the issuance of Additional Notes, the prior written consent of each of the Policy Provider and the Initial Liquidity Facility Provider has been obtained and a Rating Agency Confirmation has been received, and (B) purchase or otherwise acquire, directly or indirectly, (x) Remaining Aircraft pursuant to the Asset Purchase Agreement or (y) Substitute Aircraft, provided that, with respect to Substitute Aircraft, each of a Rating Agency Confirmation and the prior written consent of the Policy Provider has been received, except that that the consent of the Policy Provider shall not be required for such substitution if (i) such Substitute Aircraft is not a cargo or regional jet aircraft or, if such Substitute Aircraft is a cargo or regional jet aircraft, such Substitute Aircraft is being substituted for an Aircraft of the same category and (ii) the Rating Agencies have confirmed that such substitution will not result in an adverse change to the Policy Provider’s capital charge associated with the Class G-1 Notes or the ratings assigned to the Class G-1 Notes by each Rating Agency (as determined without regard to the Policy), and (C) acquire, by way of a contribution from the holders of the Class A Shares, any Additional Aircraft. All Additional Aircraft shall hold or are capable of holding a noise reduction certificate issued under Chapter 3 of Volume I, Part II of annex 16 of the Chicago Convention or comply with the Stage 3 noise levels set out in Section 36.3 of Appendix C of Part 36 of the United States Federal Aviation Regulations (in each case without the use of noise reduction kits).

(i) Limitation on Modification Payments and Capital Expenditures. The Issuer shall not, and shall not permit any Issuer Subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Aircraft, including without limitation the optional conversion (an “Aircraft Conversion”) of any Aircraft from a passenger aircraft to a cargo or mixed use aircraft, or for the purpose of purchasing or otherwise acquiring any Engines or Parts outside of the ordinary course of business, excluding any capital expenditure made in the ordinary course of business in connection with a lease or sale of such Aircraft (each such non-excluded expenditure, a “Modification Payment”, and each Modification Payment in respect of an Aircraft Conversion, a “Conversion Payment”).

Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to (x) make Conversion Payments from amounts on deposit in the Aircraft Conversion Account (which shall only be funded by capital contributions made by the holders of the Class A Shares or the issuance of Additional Notes) and (y) make Modification Payments (other than Conversion Payments) the aggregate net cash cost of all of which Modification Payments made by the Issuer Group, taken as a whole, pursuant to this Section 5.02(i) after the after the Initial Closing Date, including such Modification Payment, shall not exceed (as of the date of such Modification Payment) 5% of the aggregate initial Average Base Value of all Aircraft in the Portfolio; provided, however, that, if (1) such Modification Payment shall be financed through capital contributions from the holders of the Class A Shares, the foregoing clause (y) shall not apply and (2) such Modification Payment is in respect of the installation of main deck cargo doors on the two Boeing 767-200PC Aircraft bearing manufacturer’s serial numbers 23022 and 23140, respectively (on lease to ABX Air, Inc. as of the Initial Closing Date), the foregoing limitations in clauses (x) and (y) shall not apply to the extent such Modification Payment is funded from capital contributions from the holders of the Class A Shares or as a Permitted Accrual. For the avoidance of doubt, any Modification Payments permitted to be made without the express prior written approval of the Issuer under Section 7.04 of the Servicing Agreement shall be expressly permitted under this Indenture, provided that the references therein to modifications permitted in the then current “Approved Budget” shall not be deemed to permit thereunder any Modification Payments that are not permitted under this section.

(j) Limitation on Consolidation, Merger and Transfer of Assets. The Issuer shall not, and shall not permit any Issuer Subsidiary to, consolidate with, amalgamate, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to consolidate with, amalgamate or merge with or into the Issuer or any Issuer Subsidiary, unless:

(i) the resulting entity is a special purpose entity, the charter of which is substantially similar to the charter documents of the Issuer or the equivalent charter document of such Issuer Subsidiary, as the case may be, and, after such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition (A) payments from such resulting entity to the Holders do not give rise to any withholding tax payments less favorable to the Holders than the amount of any withholding tax payments which would have been required had such event not occurred and (B) such entity is not subject to taxation as a corporation or an association or a publicly traded partnership taxable as a corporation,

(ii) in the case of any consolidation, amalgamation, merger or transfer by the Issuer, the surviving successor or transferee entity shall expressly assume all of the obligations of the Issuer under this Indenture, the Notes and each other Related Document to which the Issuer is then a party (with, in the case of a transfer only, the Issuer thereupon being released) and in the case of any consolidation, amalgamation, merger or transfer by any other Issuer Group Member, the surviving successor or transferee entity shall expressly assume all of the obligations of such Issuer Group Member under each Related Document to which it is then a party (with, in the case of a transfer only, the Issuer Group Member thereupon being released),

(iii) each of a Rating Agency Confirmation and the prior written consent of each of the Policy Provider (unless the Policy Non-Consent Event has occurred) and the Initial Liquidity Facility Provider (unless the Initial Liquidity Facility Non-Consent Event has occurred) is obtained with respect to such merger, sale, conveyance, transfer, lease or disposition,

(iv) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, and

(v) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, Section 5.02(g) and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that this covenant shall not apply to any such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or disposition (a) within and among the Issuer Group if the Manager or the Issuer shall have determined that such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, (x) would not materially adversely affect the Holders or the Policy Provider, and (y) is otherwise consistent with Sections 5.02(p) and (q), (b) complying with the terms of Section 5.02(g) hereof or (c) effected as part of a single transaction providing for the redemption or defeasance of Notes in accordance with Section 3.11 or Article XI, respectively.

(k) Limitation on Transactions with Affiliates. The Issuer shall not, and shall not permit any Issuer Subsidiary, directly or indirectly, to enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer or any Issuer Subsidiary, except upon fair and reasonable terms no less favorable to the Issuer or such Issuer Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate and pursuant to enforceable agreements.

The foregoing limitation does not limit, and shall not apply to: (i) any transaction in connection with the establishment of the Issuer Group, its acquisition of the Initial Aircraft or pursuant to the terms of the Related Documents; (ii) any transaction permitted hereunder within and among the Issuer or any Issuer Subsidiary and any other Issuer Group Member; (iii) the payment of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of the Directors; (iv) any payments on or with respect to the Notes or Shares in accordance with this Indenture; (v) any Contribution Amounts or contributions in the form of Additional Aircraft made by the holders of the Class A Shares and (vi) any capital contribution to any member of the Issuer Group.

(l) Limitation on the Issuance, Transfer and Sale of Ownership Interests. The Issuer shall not (i) issue, deliver or sell any shares, interests, participations or other equivalents in equity (however designated, whether voting or non-voting), including, without limitation, all ordinary shares of the Issuer (other than the issuance of shares, beneficial interests, participations or other equivalents existing on the Initial Closing Date), or (ii) sell, or permit any Issuer Subsidiary, directly or indirectly, to issue, deliver or sell, any shares, beneficial interests, participations or other equivalents in equity (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on the Initial Closing Date), except (A) the issuance, sale, delivery, transfer or pledge of Ownership Interest in any Issuer Group Member to or for the benefit of any other Issuer Group Member, (B) issuances or sales of any Additional Notes the proceeds of which are applied to finance a Permitted Additional Aircraft Acquisition or make Conversion Payments, as the case may be, provided that (x) a Rating Agency Confirmation is obtained prior to such issuance with respect to all of the Notes Outstanding at such time and the prior written consent of the Policy Provider is obtained in connection therewith, (y) the net proceeds of such issuance shall be used only to finance such Permitted Additional Aircraft Acquisition and/or the purpose to which the proceeds of Additional Notes may be applied in accordance with the provisions of Section 2.11 hereof and such issuance otherwise complies with Section 2.11 and (z) the issuance, delivery and sale of such Additional Notes takes place only as permitted by the organizational documents, (C) subject to the overall limitation thereon in clause (ii)(F)(1) of Section 5.02(g), issuances or sales of Ownership Interests of foreign Issuer Subsidiaries to nationals in the jurisdiction of incorporation or organization of such Issuer Subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Board to avoid adverse tax consequences or to facilitate the registration or leasing of Aircraft, (D) the pledge of the Pledged Shares, Pledged Membership Interests and Pledged Beneficial Interests pursuant to the Security Documents, (E) the issuance, sale, delivery, transfer or pledge of any Ownership Interests of an Issuer Subsidiary in order to effect the sale of all Aircraft owned by such Issuer Subsidiary in compliance with Section 5.02(g) hereof, (F) the issuance of Additional Notes to the Holders to the extent such Holder provides funds to the Issuer with which to effect a Redemption or discharge the Notes upon their Acceleration, (G) the issuance, sale, delivery, transfer or pledge of the Class A Shares or the Class B Shares and (H) in connection with any sale, conveyance, transfer or other disposition permitted under Section 5.02(j).

(m) Bankruptcy and Insolvency; Corporate Governance. The Issuer (i) shall promptly provide the Trustee, the Policy Provider, the Initial Liquidity Facility Provider and the Rating Agencies with written notice of the institution of any proceeding by or against the Issuer or any Issuer Subsidiary, as the case may be, seeking to adjudicate any of them bankrupt or insolvent, or seeking liquidation, Irish law examinership, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization, Irish law examinership or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, Irish law examiner or other similar official for either all or for any substantial part of its property; (ii) shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify its constitutional documents, or those of any Issuer Subsidiary in a manner that would adversely affect the rights, privileges or preferences of any Holder of the Notes or the Policy Provider, as determined by the Board, and (iii) shall not, without an affirmative unanimous written resolution of the Board, take any action to waive, repeal, amend, vary, supplement or otherwise modify the provisions of its constitutional documents or those of any Issuer Subsidiary and shall not permit any Issuer Subsidiary to take any such action without an affirmative unanimous written resolution of the board of directors of such Issuer Subsidiary. The Issuer shall have at least two Independent Directors.

(n) Payment of Principal, Redemption Premium, if any, and Interest. The Issuer shall duly and punctually pay or provide for payment of the principal, premium, if any, interest on the Notes in accordance with the terms of this Indenture and the Notes.

(o) Limitation on Employees. The Issuer shall not, and shall not permit any Issuer Subsidiary to, employ or maintain any employees other than as required by any provisions of local law; provided that trustees and directors shall not be deemed to be employees for purposes of this Section 5.02(o).

(p) Compliance and Agreement. The Issuer shall comply, and shall cause each Issuer Subsidiary to comply, with the provisions of the Related Documents. The Issuer shall ensure that title to each Aircraft shall be held in a special purpose bankruptcy remote entity (including a trust) (but not the Issuer) whose constitutional documents contain restrictions similar to the restrictions (including, but not limited to, the provisions regarding limited purpose, maintaining separateness from other entities and bankruptcy remoteness) contained in the constitutional documents of the Issuer Subsidiaries existing on the Initial Closing Date; provided, that, title to each Aircraft shall be held in a single entity unless the Issuer has commercial reasons to have title to more than one Aircraft held in a single entity but in no event shall title to more than three aircraft be held in any one such entity. The constitutional documents of the Issuer Subsidiaries shall contain provisions requiring the Issuer Subsidiaries to comply with the provisions of the Related Documents and any amendment to such provision shall be subject to the prior written consent of the Policy Provider.

(q) Maintenance of Separate Existence. Except to the extent provided in this Indenture or the other Related Documents, the Issuer shall, and shall cause each Issuer

Subsidiary to, maintain certain policies and procedures relating to its existence as a separate corporation, company or other legal entity as follows:

(i) the Issuer acknowledges its receipt of a copy of that certain opinion letter issued by Conyers Dill & Pearman, dated as of the Initial Closing Date addressed to, among others, the Policy Provider, the Initial Liquidity Facility Provider and the Rating Agencies and addressing the issue of substantive consolidation as it may relate to the Issuer, on the one hand, and the Servicer or the Manager, on the other hand. The Issuer hereby agrees to maintain, and to cause each Issuer Subsidiary to maintain, in place all policies and procedures, and take and continue to take all actions, relating to the Issuer or such Issuer Subsidiaries, as applicable; provided, however, that the Issuer or any such Issuer Subsidiary may cease to maintain any policy or procedure if and to the extent that the Issuer or such Issuer Subsidiary delivers to the Trustee, the Initial Liquidity Facility Provider and the Policy Provider an Opinion of Counsel reasonably acceptable to the Initial Liquidity Facility Provider and the Policy Provider providing that such policy or procedure is no longer necessary, due to a change in law or otherwise, for the rendering of such earlier opinion relating to the issue of substantive consolidation and a Rating Agency Confirmation is obtained with respect to ceasing to maintain such policy or procedure.

(ii) the Issuer shall, and shall cause each Issuer Subsidiary to:

(A) maintain its own books and records and bank accounts separate from those of the Servicer, the Manager and any other Person except as otherwise contemplated by the constitutional documents of the Issuer Group Members or the Related Documents;

(B) maintain its assets in such a manner that it is not difficult to segregate, identify or ascertain such assets;

(C) except with respect to any Issuer Group Member that is a grantor trust, have a board of directors separate from that of the Servicer, the Manager and any other Person; provided that the individuals serving as directors of each board of directors may be the same individuals on each board of directors;

(D) except with respect to any Issuer Group Member that is a grantor trust, cause its board of directors to meet at least quarterly and keep minutes of such meetings and actions and observe all other corporate and other legal formalities;

(E) hold itself out to creditors and the public as a legal entity separate and distinct from the Servicer, the Manager and any other Person;

(F) prepare separate financial statements and separate tax returns, and if separate returns for the Issuer and the Manager are required under applicable tax law, or if part of a consolidated group, then it will be shown as a separate member of such group, and pay any taxes required to be paid under applicable tax law;

(G) allocate and charge fairly and reasonably any common overhead shared with Affiliates;

(H) conduct business in its own name, use separate invoices, stationery and checks and strictly comply with all organizational formalities to maintain its separate existence;

(I) not commingle its assets or funds with those of any other Person (including the Servicer or the Manager);

(J) not hold out its credit or assets as being available to satisfy the obligations of others;

(K) not assume, guarantee or pay the debts or obligations of any other Person or otherwise pledge its assets for the benefit of any other Person;

(L) correct any known misunderstanding regarding its separate identity;

(M) other than as expressly contemplated by this Indenture, pay its own liabilities only out of its own funds;

(N) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(O) not acquire the securities of the Servicer or the Manager; and

(P) cause its Board and any officers, managers, agents and other representatives of the Issuer or such Issuer Subsidiary, as applicable, to act at all times with respect to the Issuer or such Issuer subsidiary, as the case may be, consistently and in furtherance of the foregoing and in compliance with Applicable Law.

(iii) Subject to requirements of applicable Bermuda law, the Company shall do all things necessary to maintain itself in existence as an “exempted company” under the laws of Bermuda.

(r) Skymark Aircraft. Unless the Skymark Aircraft remains registered on the aircraft register of Japan, the Issuer shall cause the relevant Issuer Subsidiary to exercise the purchase option with respect to such Aircraft at the expiration of the Lease of such Aircraft.

(s) Independent Director. The Issuer shall cause each of its Subsidiaries (except any trust of which the Issuer or a Subsidiary is the holder of the beneficial interest) to have at least one Independent Director.

Section 5.03 Operating Covenants. The Issuer covenants with the parties as follows:

(a) Concentration Limits. Without prior written notification to each of the Rating Agencies, receipt of a Rating Agency Confirmation from Moody’s alone and the prior written consent of the Policy Provider, the Issuer shall not permit any Issuer Subsidiary to lease or re-lease any Aircraft if entering into such proposed Lease would cause the Portfolio to exceed any of the Concentration Limits set forth in Exhibit B hereto (excluding from such limits renewals or extensions of a Lease to an existing Lessee under a Lease entered into in compliance with the Concentration Limits and as such limits may be adjusted by the Issuer from time to time, subject to a Rating Agency Confirmation from Moody’s alone and the prior written consent of the Policy Provider, the “Concentration Limits”); provided that the Issuer or any Issuer Subsidiary shall be entitled to renew or extend any Lease to the existing Lessee thereunder irrespective of the effect of such renewal or extension on the Concentration Limits (and if the Concentration Limits absent such exception would be exceeded as a result of any such renewal or extension, the Issuer shall give written notification thereof to the Rating Agencies and the Policy Provider); and provided that, unless otherwise elected by the Manager, the Concentration Limits shall be determined without giving effect to any Aircraft contributed to the Issuer Group. The Issuer shall not permit any Issuer Group Member to (i) lease (including any renewal or extension of any existing Lease) any Aircraft to any Lessee habitually based or domiciled in any of the jurisdictions set forth as “Prohibited” in the last section of the Concentration Limits as set forth on Exhibit B hereto as amended from time to time upon the receipt of a Rating Agency Confirmation and the prior written consent of the Policy Provider (each such jurisdiction, a “Prohibited Country”), (ii) enter into any Lease (including any renewal or extension of any existing Lease) that expressly permits the Lessee to sublease an Aircraft to a sublessee habitually based or domiciled in a Prohibited Country, or (iii) consent to a sublease of an Aircraft to a sublessee habitually based or domiciled in a Prohibited Country.

(b) Compliance with Law, Maintenance of Permits. The Issuer shall (i) comply, and cause each Issuer Subsidiary to comply, in all material respects with all Applicable Laws (including environmental laws, rules, regulations and orders of Bermuda), (ii) obtain, and cause each Issuer Subsidiary to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft owned by it, including, without limitation, a current certificate of airworthiness for each such Aircraft (issued by the Applicable Aviation Authority and in the appropriate category for the nature of the operations of such Aircraft), except that (A) no certificate of airworthiness shall be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, or (y) following the withdrawal or suspension by such Applicable Aviation Authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Issuer shall comply, and cause each Issuer Subsidiary to comply, with all directions of such Applicable Aviation Authority in connection with such withdrawal or suspension), (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Applicable Laws, (iii) not cause or knowingly permit, directly or indirectly, through any Issuer

Subsidiary, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any Applicable Law and (iv) not knowingly permit, directly or indirectly, through any Issuer Subsidiary, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee’s use and operation of any Aircraft under any operating Lease except as provided, mutatis mutandis, in clauses (ii)(A) and (ii)(B) above.

Notwithstanding the foregoing, no breach of this Section 5.03(b) shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person which has possession of the Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Issuer or an Issuer Subsidiary of this Section 5.03(b)) (each, a “Third Party Event”); provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such actions as a leading international aircraft operating lessor would customarily take in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

(c) Maintenance of Assets. The Issuer shall (i) with respect to each Aircraft and Engine that is subject to a Lease, cause, directly or indirectly, through any Issuer Subsidiary, such Aircraft and Engine to be maintained in a state of repair and condition substantially consistent with the customary commercial practice of any leading international aircraft operating lessor with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant Lessee (including operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each Issuer Subsidiary to maintain, such Aircraft in a state of repair and condition substantially consistent with the customary commercial practice of any leading international aircraft operating lessor with respect to aircraft not under lease. Notwithstanding the foregoing, no breach of this Section 5.03(c) shall be deemed to have occurred by virtue of any Third Party Event; provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or such Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such customary actions as any leading international aircraft operating lessor would take in respect of such Third Party Event, including as deemed appropriate, seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

(d) Notification of Trustee, Policy Provider, Initial Liquidity Facility Provider and Cash Manager. The Issuer shall notify the Trustee, the Policy Provider, the Cash Manager and the Initial Liquidity Facility Provider in writing as soon as the Issuer or any Issuer Subsidiary becomes aware of any loss, theft, confiscation, requisition, damage or destruction to any Initial Aircraft, Additional Aircraft or Engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed the greater of $2,000,000 and the damage notification threshold contained in the applicable Lease.

(e) Leases. (i)  The Issuer shall adopt and shall cause the Servicer to utilize the pro forma lease in the form provided to the Issuer on the Initial Closing Date as such pro forma lease agreement or agreements may be revised for purposes of the Issuer Group specifically or generally from time to time by the Servicer (the “Servicer’s Pro Forma Lease” in a manner consistent with the Servicer’s “Standard of Care” and the Servicer’s “Conflicts Standard” (as each term is defined in the Servicing Agreement”), for use by the Servicer on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of Future Leases with Persons who are not Issuer Group Members; provided, however, that with respect to any Future Lease entered into in connection with (x) the renewal or extension of an Initial Lease, (y) the leasing of an Aircraft to a Person that is or was a Lessee under an Initial Lease or (z) the leasing of an Aircraft to a Person that is or was the lessee under an operating lease of an aircraft that is being managed or serviced by the Servicer (such Future Lease, a “Renewal Lease”), a form of lease substantially similar to such Initial Lease or operating lease (a “Precedent Lease”), as the case may be, may be used by the Servicer in lieu of the Servicer’s Pro Forma Lease on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of such Future Lease with Persons who are not Issuer Group Members; and provided further, however, that if the Board determines, in an annual review of the Servicer’s Pro Forma Lease on or before each anniversary of the relevant Closing Date, that any revision to the Servicer’s Pro Forma Lease made from time to time since the preceding review by the Board (or, with respect to the first anniversary of the Initial Closing Date, since the Initial Closing Date) is substantially inconsistent with the core lease provisions of the Issuer set forth in Exhibit F to this Indenture (as such provisions may be amended from time to time, the “Core Lease Provisions”) in a manner and to such a degree as to have a material adverse effect on the Holders, taking into consideration, inter alia, such revision and any risk that the Aircraft might not be able to be leased on terms substantially consistent with the provisions of the Servicer’s Pro Forma Lease without such revisions, then the Board shall direct the Servicer not to include such revision in the Servicer’s Pro Forma Lease to be used thereafter as the starting point in the negotiation of any Future Lease with respect to the Aircraft. If the Board determines that any such revision to the Servicer’s Pro Forma Lease will not have a material adverse effect on the Holders, then the Board shall (i) amend the applicable Core Lease Provisions to incorporate such revision and (ii) notify the Rating Agencies and the Policy Provider of any Future Lease entered into the terms of which are materially less favorable from the point of view of the lessor than any of the Leases then in effect, including without limitation, such changes to the Core Lease Provisions; provided that the Core Lease Provisions may not be amended without the prior written consent of the Policy Provider. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease the rental payments under which are denominated in a currency other than U.S. dollars without a Rating Agency Confirmation, provided that the Issuer may enter any Future Lease the Rental Payments under which are denominated in euros if (a) the sum of the Assumed Base Values as of the Payment Date immediately preceding any date of determination of each Aircraft subject to leases the Rental Payments under which are denominated in euros does not exceed 5% of the sum of the Assumed Base Values as of such Payment Date of all Aircraft and (b) the currency exposure is hedged in accordance with the Issuer’s hedging policy.

(f) Opinions. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease with any Person that is not an Issuer Group Member or change the jurisdiction of registration of any Aircraft that is subject to a Lease to a jurisdiction other than Ireland, the United States or Bermuda, unless, upon entering into such Future Lease or changing the jurisdiction of registration of such Aircraft (or within a commercially reasonable period thereafter), the Servicer obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease, matters relating to the Cape Town Convention and such other matters customary for such transactions to the extent that receiving such legal opinions is substantially consistent under the circumstances with the customary practice of any leading international aircraft operating lessor.

(g) Insurance. The Issuer shall maintain or cause, directly or indirectly through the Issuer Subsidiaries, to be maintained with reputable and responsible insurers or, provided that the applicable reinsurance policy contains a cut-through clause requiring the reinsurers to pay the insured directly (other than in any instances where local law requirements mandate otherwise or when it is not the customary practice of any leading international operating lessor to do so), with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) airline hull insurance for each Aircraft in an amount at least equal to the Note Target Price for such Aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) and (ii) airline liability insurance for each Aircraft and occurrence in an amount at least equal to the relevant amount set forth on Exhibit C hereto for each model of aircraft and as amended from time to time only pursuant to the prior written consent of the Policy Provider and (iii) airline repossession insurance (“Repossession Insurance”) for each Aircraft subject to a Lease with a Lessee domiciled in a jurisdiction set forth under the “Repossession Guidelines” set forth in Exhibit B hereto, which may be amended from time to time only with a Rating Agency Confirmation and the prior written consent of the Policy Provider, in an amount at least equal to the Note Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) for such Aircraft; provided that with respect to any such insurance for any Aircraft subject to a Lease, such insurance may be subject to such deductible and self-insurance arrangements as are substantially consistent with the customary practices of any leading aircraft operating lessor. The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any Aircraft not subject to a Lease shall be substantially consistent with the customary practices of any leading international aircraft operating lessor regarding similar aircraft.

The Issuer shall maintain or cause, directly or indirectly through the Issuer Subsidiaries, to be maintained war risk hull and liability insurance in respect of each Aircraft in a manner which is substantially consistent with the customary practices of any leading international operating lessor.

In determining the amount of insurance required to be maintained by this Section 5.03(g), the Issuer may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to Repossession Insurance, any governmental authority or agency of any jurisdiction for which Repossession Insurance must be obtained), the sovereign foreign currency debt rating of which is rated at least A-, or the equivalent, by at least one of the Rating Agencies (provided that such credit rating requirement shall not apply in the case of any war risk insurance), against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by the Issuer (or which the Issuer has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 5.03(g) (taking into account self-insurance permitted by this Section 5.03(g)). Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by this Section 5.03(g). The Issuer shall not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates from time to time; provided that if, in any case, the Issuer determines that it shall not maintain insurance because it believes the applicable rates are not commercially reasonable, the Issuer shall provide written notification to the Rating Agencies and shall obtain the prior written consent of the Policy Provider before such decision is implemented and, if the Policy Provider does not consent, such insurance shall be procured.

(h) Indemnity. The Issuer shall, and shall cause each Issuer Subsidiary to, include in each Lease between the Issuer or such Issuer Subsidiary and a Person who is not an Issuer Group Member an indemnity from such Person in respect of any losses or liabilities arising from the use or operation of the Aircraft during the term of such Lease, subject to such exceptions, limitations and qualifications as are substantially consistent with the customary practice of any leading international aircraft operating lessor.

(i) Appraisal of Aircraft. Unless the Class G-1 Notes have been theretofore refinanced, the Issuer shall, within 90 days after the Expected Final Payment Date of the Class G-1 Notes, deliver to the Trustee, the Policy Provider and the Rating Agencies three appraisals of the Base Value of each of the Aircraft from each of the Appraisers or, if any of the Appraisers is unable to provide an appraisal, from the remaining Appraisers and such other independent appraiser that is a member of the International Society of Transport Aircraft Trading or any similar organization selected by the Issuer, each such appraisal to be dated within 30 days prior to its delivery to the Trustee, the Policy Provider and the Rating Agencies.

(j) Consents. Unless otherwise expressly permitted herein, the Issuer shall not grant its consent to a consent requested of the Issuer under Section 7.04(a)(v) or (vii) of the Servicing Agreement without first obtaining the Policy Provider’s prior written consent thereto.

Section 5.04 Compliance Through Agents. The Issuer shall be entitled to delegate the performance of any of its covenants hereunder to one or more Service Providers pursuant to one or more Related Documents entered into in accordance with the terms of this Indenture so long as each such Related Document is subject to the Lien of the Security Trust Agreement. Nothing in this Section 5.04 is intended to, or shall, relieve the Issuer from any liability or consequences hereunder arising from the failure of the Issuer or any such Service Provider to perform any such covenant strictly in accordance with the terms of this Indenture.

ARTICLE VI

THE TRUSTEE

Section 6.01 Acceptance of Trusts and Duties. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the TIA and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Related Documents. The fees and out-of-pocket expenses of the Trustee shall be Expenses of the Issuer.

Section 6.02 Absence of Duties. Except in accordance with written instructions or requests furnished hereunder, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Lessee.

Section 6.03 Representations or Warranties. The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants (i) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (ii) this Indenture is the legal, valid and binding obligation of Deutsche Bank Trust Company Americas, enforceable against Deutsche Bank Trust Company Americas in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

Section 6.04 Reliance; Agents; Advice of Counsel. The Trustee may conclusively rely and shall be fully protected and incur no liability to anyone in acting or refraining from acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee shall have no obligation to confirm the veracity of the content of any such item provided to it (absent manifest error). The Trustee may accept a copy of a resolution of, in the case of the Issuer, the Board and, in the case of any other party to any Related Document, the governing body of such Person, certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Trustee shall furnish to the Cash Manager upon written request such information and copies of such documents as the Trustee may have and as are necessary for the Cash Manager to perform its duties under Articles II and III hereof. The Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Issuer with respect thereto.

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Controlling Party, in accordance with Section 4.12 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

The Trustee may consult with counsel as to any matter relating to this Indenture and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be Incurred therein or thereby (the basis of such costs, expense or liability, if in respect of any third party liability, shall be supported by an Opinion of Counsel).

The Trustee shall not be required to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Cash Manager under this Indenture or any of the Related Documents.

The Trustee shall not be liable for any Costs or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Permitted Account Investments or for any investment losses resulting from Permitted Account Investments or for the failure of the Issuer or Cash Manager to provide timely written direction.

When the Trustee Incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(e) or 4.01(f) hereof, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event, including receiving written notice of such event from the Issuer, the Policy Provider, the Cash Manager or any Holder.

The Trustee shall have no duty to monitor the performance of the Issuer, the Cash Manager or any other party to the Related Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The Trustee shall have no liability in connection with the appointment of the Cash Manager or compliance by the Issuer and the Cash Manager or any lessee under a Lease with statutory or regulatory requirements related to any Aircraft or any Lease. The Trustee shall have no obligation, or liability in respect thereto, to verify or recalculate any of the determinations made by the Cash Manager pursuant to the Related Documents. The Trustee shall not make or be deemed to have made any representations or warranties with respect to any Aircraft or any Lease or the validity or sufficiency of any assignment or other disposition of any Aircraft or any Lease.

Section 6.05 No Compensation from Holders. The Trustee agrees that it shall have no right against the Holders, the Policy Provider or, except as provided in Article III hereof, the property of the Issuer, for any fee as compensation for its services hereunder.

Section 6.06 Notice of Defaults. As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to the Issuer, any Paying Agent, the Policy Provider, the Initial Liquidity Facility Provider and the Holders holding Notes of the related subclass, notice of such Default or Event of Default actually known to a Responsible Officer of the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default on the payment of the interest on or principal or Redemption Price of any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders of the related class; provided further that the Trustee shall in any event notify the Policy Provider and the Initial Liquidity Facility Provider of any such Default or Event of Default.

Section 6.07 May Hold Securities. The Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the TIA, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.08 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee which shall be eligible to act as a trustee under Section 310(a) of the TIA and shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this

Section 6.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.01.

Section 6.09 Disqualification of Trustee. If this Indenture is qualified under the TIA, the Trustee shall be subject to the provisions of Section 310(b) of the TIA during the period of time provided for therein. If this Indenture has been qualified under the TIA and the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the TIA.

Section 6.10 Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA as if this Indenture were required to be qualified under the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent applicable and to the extent indicated therein.

Section 6.11 Reports by the Issuer. (a) The Issuer shall furnish to the Trustee, within 120 days after the end of each fiscal year ending [December 31], a brief certificate from the principal executive officer, principal accounting officer or principal financial officer of the Cash Manager as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture (it being understood that for purposes of this Section 6.11, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture).

(b) The Issuer shall furnish to the Trustee and the Policy Provider within 30 days after the end of each calendar quarter a certification as to the matters set forth in Exhibit H hereto.

Section 6.12 Holder Lists. The Issuer will furnish or cause to be furnished to the Trustee with respect to the Notes of each class:

(a) semi-annually, not later than 15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such semi-annual date, as the case may be, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 6.13 Preservation of Information; Communications to Holders. (a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.12 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.12 upon receipt of a new list so furnished.

(b) If three or more Holders of Notes of any subclass (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note of such subclass for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such subclass or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 6.13(a).

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Note of such subclass or to all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.13(a) hereof, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses in connection with such mailing.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 6.13(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 6.13(b).

ARTICLE VII

SUCCESSOR TRUSTEES

Section 7.01 Resignation and Removal of Trustee. The Trustee may resign as to all or any of the subclasses of the Notes at any time without cause by giving at least 45 days’ prior written notice to the Issuer, the Policy Provider, the Initial Liquidity Facility Provider, the Cash Manager, the Manager and the Holders, such resignation to be effective only upon the acceptance of the appointment by a successor Trustee. Holders of a majority of the Outstanding Principal Balance of any subclass of the Notes (or, with respect to the Class G-1 Notes, the Policy Provider, so long as it is the Controlling Party) may at any time remove the Trustee as to such subclass without cause by an instrument in writing delivered to the Issuer, the Manager, the Cash Manager, the Servicer, the Security Trustee and the Trustee being removed, such removal to be effective only upon the acceptance of the appointment by a successor

Trustee. In addition, the Issuer may remove the Trustee as to any of the subclasses of the Notes if: (a) if this Indenture has been qualified under the TIA, such Trustee fails to comply with Section 310 of the TIA after written request therefor by the Issuer or a Holder of the related subclass who has been a bona fide Holder for at least six months, (b) such Trustee fails to comply with Section 7.02(c), (c) such Trustee is adjudged a bankrupt or an insolvent, (d) a receiver or public officer takes charge of such Trustee or its property or (e) such Trustee becomes incapable of acting, such removal to be effective only upon the acceptance of the appointment by a successor Trustee. References to the Trustee in this Indenture include any successor Trustee as to all or any of the subclasses of the Notes appointed in accordance with this Article VII.

Section 7.02 Appointment of Successor. (a)  In the case of the resignation or removal of the Trustee as to any subclass of the Notes under Section 7.01, the Issuer shall promptly appoint a successor Trustee as to such subclass; provided that a majority of the Outstanding Principal Balance of such subclass of the Notes may appoint, within one year after such resignation or removal, a successor Trustee as to such subclass which may be other than the successor Trustee appointed by the Issuer, and such successor Trustee appointed by the Issuer shall be superseded by the successor Trustee so appointed by the Holders. If a successor Trustee as to any subclass of the Notes shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee gives notice of resignation as to such subclass, the retiring Trustee, the Issuer, the Cash Manager, the Policy Provider, the Initial Liquidity Facility Provider or a majority of the Outstanding Principal Balance of such subclass of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee as to such subclass. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

(b) Any successor Trustee as to any subclass of the Notes, however appointed, shall execute and deliver to the Issuer, the Cash Manager, the Policy Provider and the predecessor Trustee as to such subclass an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee as to such subclass herein; provided that, upon the written request of such successor Trustee, such predecessor Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held by such predecessor Trustee hereunder solely for the benefit of such subclass of the Notes.

(c) If a successor Trustee is appointed with respect to one or more (but not all) subclasses of the Notes, the Issuer, the predecessor Trustee and each successor Trustee with respect to each subclass of Notes shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the subclasses of Notes as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Notes hereunder by more than one Trustee.

(d) Each Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee hereunder; provided that the Rating Agencies shall receive notice of any replacement Trustee.

(e) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the business of the Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Trustee under this Indenture without further act.

ARTICLE VIII

INDEMNITY

Section 8.01 Indemnity. The Issuer shall indemnify the Trustee (and its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense Incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture, the Notes and the other Related Documents, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties and hold it harmless against, any loss, liability or reasonable expense Incurred without negligence or bad faith on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officers’ Certificate required to be furnished hereunder. The Trustee shall notify the Issuer, the Rating Agencies, the Policy Provider and the Initial Liquidity Facility Provider promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnity against any loss or liability Incurred by the Trustee through gross negligence or bad faith. The provisions of this Section 8.01 and Section 8.02 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 8.02 Holders’ Indemnity. The Trustee shall be entitled to be indemnified (except with respect to losses, damages or obligations arising from the Trustee’s negligence or bad faith) by the Holders of any subclass of the Notes before proceeding to exercise any right or power under this Indenture or the Cash Management Agreement at the request or direction of such Holders (the basis of any loss, damage or obligation, if in respect of any third party liability, shall be supported by an Opinion of Counsel).

ARTICLE IX

MODIFICATION

Section 9.01 Modification with Consent of Holders, the Policy Provider and the Initial Liquidity Facility Provider. With the consent of Holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such Holders (voting as a single class) and the Policy Provider and the Initial Liquidity Facility Provider, the Issuer, when authorized by a Board Resolution and after the receipt of a Rating Agency Confirmation, may amend or modify this Indenture or the Notes; provided that, any amendment may modify Sections 5.02(g) and (i) and 5.03 of this Indenture without the consent of the Initial Liquidity Facility Provider unless such amendment is with respect to a provision which includes the Initial Liquidity Facility Provider’s right of consent or approval thereunder; provided further that, without the consent of each Hedge Provider, the Policy Provider, each provider of an Eligible Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.12, modify the provisions of this Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal, or Redemption Price, Policy Redemption Premium or Policy Premium, if any, payable in respect of any subclass of Notes, or reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of this Section 9.01 or, except as otherwise provided in Section 3.10, alter the manner or priority of payment of such subclass of Notes (each, a “Basic Terms Modification”).

It shall not be necessary for the consent of the Holders and each provider of an Eligible Credit Facility under this Section 9.01 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof; provided, however that it shall be necessary for the Policy Provider and the Initial Liquidity Facility Provider to approve the particular form of any proposed amendment or waiver. Any such modification approved by the required Holders of any class or subclass of Notes will be binding on the Holders of the relevant class or subclass of Notes and each party to this Indenture.

The Issuer shall give each Rating Agency, the Policy Provider, the Initial Liquidity Facility Provider, each other provider of an Eligible Credit Facility and any paying agent, prior notice of any amendment under this Section 9.01, and, after an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders, the Policy Provider, the Initial Liquidity Facility Provider, each other provider of an Eligible Credit Facility and the Rating Agencies a notice briefly describing such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.01 becomes effective, it shall bind every Holder whether or not notation thereof is made on any Note held by such Holder.

Section 9.02 Modification Without Consent of Holders, Providers of Eligible Credit Facilities and the Policy Provider. Subject to Section 9.01, the Trustee may agree with the Issuer, without the consent of any Holder or any provider of an Eligible Credit Facility (but in the case of clauses (b), (c) and (d) below, with the consent of the Policy Provider and further, in the case of clauses (b) and (c) below, with the consent of the Initial Liquidity Facility Provider), (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of this Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Cash Manager, (c) to add or replace any Eligible Credit Facility, (d) to any amendment (other than a Basic Terms Modification) of an immaterial nature necessary to facilitate the issuance of Refinancing Notes and/or Additional Notes and related acquisition of Additional Aircraft (all in a manner consistent with the express provisions of this Indenture) or (e) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the TIA. The Rating Agencies and any paying agent shall be given prior notice of any such modification, and such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.

Upon any such modification, the Issuer shall deliver to the Holders, the Trustee, the Policy Provider and the Initial Liquidity Facility Provider a certificate of the Issuer certifying that such modification will not adversely affect the Holders, the Policy Provider or the Initial Liquidity Facility Provider.

In addition, the Issuer may, without providing the certificate mentioned in the preceding paragraph, and without the consent of the Trustee, any Holder or any provider of an Eligible Credit Facility, the Policy Provider or the Initial Liquidity Facility Provider or any other party, list the Notes on the Irish Stock Exchange and trade the Notes on the Irish Stock Exchange.

Section 9.03 Subordination and Priority of Payments. The subordination provisions contained in Section 3.09, Section 3.10 and Article X may not be amended or modified without the consent of the Policy Provider (so long as a Policy Provider Non-Consent Event has not occurred and is not continuing), the Servicer, each provider of an Eligible Credit Facility, each Holder of the subclass of Notes affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.09 relating to the priority of the Expenses, Senior Hedge Payments and payments under all Eligible Credit Facilities be amended or modified.

Section 9.04 Execution of Amendments by Trustee. In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution of such amendment have been met. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties, immunities or indemnities under this Indenture or otherwise.

ARTICLE X

SUBORDINATION

Section 10.01 Subordination of the Securities and Other Subordinated Obligations. (a)  (i) The Issuer, each Holder (by its acceptance of its Note) and each other Secured Party (by its acceptance of the benefits of the Security Trust Agreement) agree that the Securities and the other Obligations shall be subject to the provisions of this Article X and, in the case of the Secured Obligations, to the provisions of Article VII of the Security Trust Agreement and (ii) each Junior Claimant (and each Junior Representative of any thereof) agrees for the benefit of each Senior Claimant (and the Controlling Party and the Trustee acting therefor) that each Junior Claim shall be subordinated fully in right of payment to each Senior Claim as provided in Section 3.09, Section 3.10 (if applicable), this Article X and Article VII of the Security Trust Agreement.

(b) For the purposes of this Agreement, no Senior Claims shall be deemed to have been paid in full until and unless the Senior Claimant (or the Trustee therefor) of such Senior Claims shall have received payment in full in cash of such Senior Claims.

(c) All payments or distributions upon or with respect to any Obligations that are received by any Junior Claimant (or any Junior Representative thereof) contrary to the provisions of this Indenture or in excess of the amounts to which such Junior Claimant is entitled under Section 3.09 shall be received for the benefit of the Senior Claimant, shall be segregated from other funds and property held by such Junior Claimant (or any Junior Representative thereof) and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims in accordance with the terms hereof.

(d) Notwithstanding anything contained herein to the contrary, payments (i) deposited in any Cash Collateral Account or drawn under any Eligible Credit Facility (as provided in Section 3.13 or Section 3.14), (ii) drawn under the Policy, (iii) of Contribution Amounts or (iv) deposited in the Defeasance/Redemption Account (or, in the case of a Refinancing, the Refinancing Account) in respect of a Redemption under Section 3.11 or in respect of the defeasance of Notes pursuant to Article XI shall not be subordinated to the prior payment of any Senior Claimants in respect of any Senior Claims or subject to any other restrictions set forth in this Article X and Article VII of the Security Trust Agreement, and none of the Holders shall be obligated to pay over any payments from any such property to the Security Trustee or any other creditor of any of the Grantors (as defined in the Security Trust Agreement).

(e) The Senior Representative is hereby authorized to demand specific performance of the provisions of this Article X at any time when any Junior Claimant (or any Junior Representative thereof) shall have failed to comply with any of such provisions applicable to them. The Junior Claimants (and each Junior Representative thereof) hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 10.02 Rights of Subrogation. The Junior Claimants (and each Junior Representative thereof) agree that no payment or distributions to any Senior Claimant (or the Trustee therefor) pursuant to the provisions of this Indenture shall entitle any Junior Claimant (or any Junior Representative thereof) to exercise any rights of subrogation in respect thereof until all Obligations constituting Senior Claims with respect to such Person shall have been paid in full.

Section 10.03 Further Assurances of Junior Representatives. Each of the Junior Representatives shall, at the expense of the Issuer, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the Controlling Party (or the Policy Provider if the Policy Provider is not the Controlling Party; provided that if the Junior Representatives receive conflicting requests, the request of the Controlling Party shall apply only) may reasonably request, in order to effectuate the provisions of this Article X.

Section 10.04 Enforcement. Each Junior Claimant (and the Junior Representative therefor) agrees that the provisions of this Article X shall be enforceable against it under all circumstances, including without limitation in any proceeding referred to in Sections 4.01(e) and 4.01(f).

Section 10.05 Continued Effectiveness. The provisions of this Article X shall continue to be effective or shall be revived or reinstated, as the case may be, if at any time any payment of any of the Senior Claims is rescinded or must otherwise be returned by any Senior Claimant upon the insolvency, bankruptcy or reorganization of any Issuer Group Member, or otherwise, all as though such payment had not been made.

Section 10.06 Senior Claims and Junior Claims Unimpaired. Nothing in this Article X shall impair, as between the Issuer and any Senior Claimant or any Junior Claimant, the obligations of the Issuer to such Person, including without limitation the Senior Claims and the Junior Claims; provided that it is understood that the enforcement of rights and remedies shall be subject to the terms of this Indenture and the Security Trust Agreement.

ARTICLE XI

DISCHARGE OF INDENTURE; DEFEASANCE

Section 11.01 Discharge of Liability on the Notes; Defeasance. (a) When (i) the Issuer delivers to the Trustee all Outstanding Notes (other than Notes that have been lost, stolen or destroyed and that have been replaced pursuant to Section 2.08 hereof) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Section 3.11(c) hereof and the Issuer irrevocably deposits in the Defeasance/Redemption Account funds sufficient to pay at maturity or upon redemption all Outstanding Notes, including interest thereon to maturity or the

Redemption Date (other than Notes replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 11.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

(b) Subject to Sections 11.01(c) and 11.02 hereof, the Issuer at any time may terminate (i) all its obligations under the Notes and this Indenture (“Legal Defeasance” option) or (ii) its obligations under Sections 4.01 (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(c), 4.01(e) (only with respect to the Issuer), 4.01(f) (only with respect to the Issuer)), 5.02 and 5.03 (“Covenant Defeasance” option). The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

If the Issuer exercises its Legal Defeasance option, payment of any Notes subject to such Legal Defeasance may not be accelerated because of an Event of Default. If the Issuer exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(c), 4.01(e) (other than with respect to the Issuer), 4.01(f) (other than with respect to the Issuer)) and 5.02(n) hereof.

Upon satisfaction of the conditions set forth herein and upon written request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 and 5.02(n), Article VI, and Sections 8.01, 11.04, 11.05 and 11.06 hereof shall survive until all the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 8.01, 11.04 and 11.05 shall survive.

Section 11.02 Conditions to Defeasance. The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a) the Issuer irrevocably deposits in trust in the Defeasance/Redemption Account any one or any combination of (i) money, (ii) obligations of, and supported by the full faith and credit of, the U.S. Government (“U.S. Government Obligations”) or (iii) obligations of corporate issuers (“Corporate Obligations”) (provided that any such Corporate Obligations are rated AA+, or the equivalent, or higher, by the Rating Agencies at such time and shall not have a maturity of longer than three years from the date of defeasance) for the payment of all principal or Redemption Price and interest (A) on the Notes or any class or subclass of Notes being defeased, in the case of Legal Defeasance, or (B) on all of the Notes in the case of Covenant Defeasance, in either case, to maturity or redemption, as the case may be;

(b) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations or the Corporate Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due (i) on each class or subclass of Notes being defeased, in the case of Legal Defeasance, or (ii) on all of the Notes in the case of Covenant Defeasance, in either case, to maturity or redemption, as the case may be;

(c) 91 days pass after the deposit described in clause (a) above is made and during the 91-day period no Event of Default specified in Section 4.01(e) or (f) with respect to the Issuer occurs which is continuing at the end of the period;

(d) the deposit described in clause (a) above does not constitute a default under any other agreement binding on the Issuer;

(e) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit described in clause (a) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(f) in the case of the Legal Defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(g) in the case of the Covenant Defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(h) if the related Notes are then listed on any securities exchange, the Issuer delivers to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Notes to be delisted;

(i) a Rating Agency Confirmation and the prior written consent of each of the Policy Provider and the Initial Liquidity Facility Provider is obtained relating to the defeasance contemplated by this Section 11.02;

(j) in the case of a Legal Defeasance only, the Policy shall be terminated and surrendered to the Policy Provider for cancellation;

(k) all amounts due and owing to the Policy Provider and the Initial Liquidity Facility Provider have been paid (or provided for under Section 11.02(a)); and

(l) the Issuer delivers to the Trustee an Opinion of Counsel and an Officer’s Certificate that all conditions precedent to such defeasance have been satisfied.

Section 11.03 Application of Trust Money. The Trustee shall hold in trust in the Defeasance/Redemption Account money, U.S. Government Obligations or Corporate Obligations deposited with it pursuant to this Article XI. Upon payment of its fees and expenses, it shall apply the deposited money and the money from U.S. Government Obligations or Corporate Obligations in accordance with this Indenture to the payment of principal, premium, if any, and interest on the class or subclass of Notes.

Section 11.04 Repayment to Issuer. The Trustee shall promptly turn over to the Issuer upon written request any excess money or securities held by it at any time after application of the appropriate defeasance option.

Subject to any applicable abandoned property law, the Trustee shall pay to the Issuer upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

Section 11.05 Indemnity for Government Obligations and Corporate Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Corporate Obligations, or the principal and interest received on such U.S. Government Obligations or Corporate Obligations.

Section 11.06 Reinstatement. If the Trustee is unable to apply any money or U.S. Government Obligations or Corporate Obligations in accordance with this Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or otherwise, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee is permitted to apply all such money, U.S. Government Obligations or Corporate Obligations in accordance with this Article XI; provided, however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Obligations or Corporate Obligations held by the Trustee.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Right of Trustee to Perform. If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture or any of the other Related Documents or otherwise, the Trustee shall have power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations and to take any steps which the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer; provided that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee’s other rights under this Indenture or any of the other Related Documents.

Section 12.02 Waiver. Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law. The Trustee shall notify the Paying Agent promptly of any waiver by any party of any provision of this Indenture pursuant to this Section 12.02.

Section 12.03 Severability. In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

Section 12.04 Restrictions on Exercise of Certain Rights; Limited Recourse. (a) Each of the parties hereto (other than the Trustee) hereby agrees with the Trustee that, except as otherwise provided in Section 4.04 hereof, it shall not sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Issuer or any Issuer Subsidiary. Each of the parties hereto (other than the Trustee) hereby agrees with the Trustee that it shall not take any steps for the purpose of procuring the appointment of an administrative receiver, Irish law examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition, Irish law examinership or any like proceedings under the laws of Bermuda or any other jurisdiction in respect of either the Issuer or any Issuer Subsidiary or in respect of any of their respective liabilities.

(b) Each of the parties hereto hereby agrees that all amounts payable by the Issuer or any Issuer Subsidiary in respect of the obligations hereunder shall be recoverable only from and to the extent of:

(i) amounts on deposit in the Accounts;

(ii) any other assets of the Issuer and the Issuer Subsidiaries and any proceeds thereof;

(iii) in the case of any payments by way of indemnity to be made by the Issuer pursuant to any Related Document, to any liability insurance proceeds payable in respect of such indemnity obligation on the part of the Issuer; provided that any such liability insurance proceeds shall be held in trust for the Person entitled to the relevant indemnity by the recipient thereof; and

(iv) any other Collateral pledged under the Security Trust Agreement,

and in consequence the Trustee agrees (A) that it shall look solely to the foregoing property for payment of all amounts payable by the Issuer or any Issuer Subsidiary in respect of the obligations hereunder and that none of the Issuer nor any Issuer Subsidiary shall be otherwise personally liable therefor and (B) that it shall not petition for the bankruptcy, Irish law examinership, insolvency, winding up, liquidation, reorganization, amalgamation or dissolution of the Issuer or any Issuer Subsidiary (or any of their assets or undertakings); provided that if any such proceeding is commenced by any other Person, the Trustee shall be entitled to join, claim or prove in such proceeding; provided, however, that the foregoing provisions of this Section 12.04(b) shall not:

(1) limit or restrict in any way the accrual of interest on any unpaid amount (although the limitations as to the personal liability of the Issuer and each Issuer Subsidiary shall apply to such interest on such unpaid amount); or

(2) limit or restrict in any way the personal liability of the Issuer or any Issuer Subsidiary for the discharge or its nonmonetary obligations in relation to its covenants, undertakings, representations and warranties (or any monetary obligations arising from any breach thereof) under any Related Document.

Section 12.05 Notices. All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

if to the Issuer, to:

Genesis Funding Limited
c/o A&L Goodbody
25/28 North Wall Quay
Dublin 1
Ireland
Attention: The Company Secretary
Fax: [__________]

if to DBTCA, the Trustee, the Operating Bank, the Security Trustee, the Reference Agent, the Registrar or the Paying Agent, to:

Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
MS NYC60-2606
New York, New York 10005-2858
Attention: Lou Bodi
Fax: (212) 797-8606

if to the Policy Provider, to:

Financial Guaranty Insurance Company
125 Park Avenue
New York, NY 10019
Attention: Surveillance, Commercial Structured Finance
Fax: (212) 312-3220

if to the Initial Liquidity Facility Provider, to:

PK AirFinance US, Inc.
400 Madison Avenue, Suite 9C
New York, NY 10017
Attention: First Vice President
Fax: 212-397-9393

if to any Holder of a Definitive Note, to such Holder at its address set forth in the Register as of the applicable Record Date;

for so long as the Notes are listed on the Irish Stock Exchange, if to the Listing Agent to:

25/28 North Wall Quay
International Financial Services Centre
Dublin 1, Ireland
Attention: Aideen Lee
Fax: +353 1 649 2 649

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

Section 12.06 Assignments; Third Party Beneficiary. This Indenture shall be a continuing obligation of the Issuer and shall (a) be binding upon the Issuer and its successors and assigns and (b) inure to the benefit of and be enforceable by the Trustee, and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under this Indenture, or other than as provided in Section 5.04 delegate any of its duties hereunder. Each Hedge Provider and each provider of an Eligible Credit Facility shall be a third party beneficiary of Sections 3.09, 9.01 and 9.03, as applicable. The Servicer and each of the Sellers shall each be a third party beneficiary of each provision of this Indenture that affects any of its rights or obligations under this Indenture or any Related Document, including the provisions hereof providing for Priority Expense payment and Lien priority for amounts payable to the Servicer or any of the Sellers under the Servicing Agreement or the Asset Purchase Agreement or any other Related Document.

Section 12.07 Currency Conversion. (a)  If any amount is received or recovered by the Cash Manager or the Trustee in respect of this Indenture or any part thereof (whether as a result of the enforcement of the security created under the Security Trust Agreement or pursuant to this Indenture or any judgment or order of any court or in the liquidation or dissolution of the Issuer or by way of damages for any breach of any obligation to make any payment under or in respect of the Issuer’s obligations hereunder or any part thereof or otherwise) in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Trustee or the Cash Manager shall, to the fullest extent permitted by Applicable Law, only constitute a discharge to the Issuer to the extent of the amount of the Agreed Currency which the Cash Manager or the Trustee was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Cash Manager or Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Issuer, the Issuer shall pay to the Cash Manager such amount as the Cash Manager shall determine to be necessary to indemnify the Trustee and the Cash Manager against any loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or Incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of the Issuer distinct from its obligation to discharge the amount which was originally payable by the Issuer and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Cash Manager or the Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Issuer or any judgment or order and no proof or evidence of any actual loss shall be required.

(b) For the purpose of or pending the discharge of any of the moneys and liabilities hereby secured the Cash Manager may, or cause the Operating Bank to, convert any moneys received, recovered or realized by the Cash Manager under this Indenture (including the proceeds of any previous conversion under this Section 12.07) or any funds currently maintained in any account hereunder from their existing currency of denomination into the currency of denomination (if different) of such moneys and liabilities and any conversion from one currency to another for the purposes of any of the foregoing shall be made at the Trustee’s then prevailing spot selling rate at its office by which such conversion is made. If not otherwise required to be applied in the Received Currency, the Cash Manager, acting on behalf of the Security Trustee, shall promptly convert any moneys in such Received Currency other than U.S. dollars into U.S. dollars. Each previous reference in this Section 12.07 to a currency extends to funds of that currency and funds of one currency may be converted into different funds of the same currency. The cost and expense of any such conversion shall be added to and reflected in the rate obtained for conversion and in no event shall the Cash Manager or any of its affiliates be liable in respect of the exchange rate obtained for any such conversion or any related cost or expense.

Section 12.08 Application to Court. The Trustee may at any time after the service of a Default Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Trustee shall deem fit and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Holders or the Policy Provider and shall be indemnified by the Issuer against all costs, charges and expenses Incurred by it in relation to any such application or proceedings.

Section 12.09 Governing Law. THIS INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 12.10 Jurisdiction. (a)  Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York State courts located in The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto (except for the Cash Manager, Operating Bank, Trustee and Policy Provider) agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in the city of New York to [__________], and each of the parties hereby appoints [__________] its designee, appointee and agent to receive, accept and acknowledge for and on its behalf such service of legal process, with the exception of the Trustee, who hereby consents to receive any such service of process directly at the address set forth in Section 12.05 herein.

(b) The submission to the jurisdiction of the courts referred to in Section 12.10(a) shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against the Issuer in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c) Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

Section 12.11 Counterparts. This Indenture may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 12.12 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 12.13 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Regulations”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with. Accordingly, each of the parties agrees to provide to Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Regulations.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

GENESIS FUNDING LIMITED, as the Issuer

By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Operating Bank and Trustee

By
Name:
Title:

By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Cash Manager

By
Name:
Title:

By
Name:
Title:

FINANCIAL GUARANTY INSURANCE COMPANY, as the Policy Provider

By
Name:
Title:

PK AIRFINANCE US, INC., as the Initial Liquidity Facility Provider

By
Name:
Title:

2

SCHEDULE 1

INITIAL AIRCRAFT

MSN	Type of Aircraft	Aircraft Owner	Date of Manufacture

SCHEDULE 2

ISSUER SUBSIDIARIES

Entity	Jurisdiction of Incorporation

SCHEDULE 3

INITIAL LEASES

SCHEDULE 4

POOL FACTORS

SCHEDULE 5

EXTENDED POOL FACTORS

SCHEDULE 6

MINIMUM TARGET PRINCIPAL BALANCE

SCHEDULE 7

AMORTIZATION PERCENTAGES